Exhibit 99.8

Estimates

Fiscal Year Ending March 31, 2013

British Columbia Cataloguing in Publication Data

British Columbia.

Estimates, fiscal year ending March 31. — 1983 —

Annual.

Continues: British Columbia. Ministry of

Finance.

Estimates of revenue and expenditure. ISSN

0707-3046

Vols. for 1983 — have suppl.

Imprint varies: Ministry of Finance, 1983-1987;

Ministry of Finance and Corporate Relations,

1988-

ISSN 0712-45975=Estimates — Province of

British Columbia

1. British Columbia — Appropriations and

expenditures — Periodicals.2.Budget — British

Columbia —

Periodicals. I. British Columbia.Ministry of

Finance. II. British Columbia. Ministry of

Finance and Corporate Relations. III. Title.

HJ13.B742                                                                                                                                                                354.7110072’225

Rev.Mar. 1987

Available to the General Public from:
CROWN PUBLICATIONS INC.
521 Fort Street
Victoria, B.C.
V8W 1E7

INTRODUCTION TO THE ESTIMATES

The main Estimates for each fiscal year are presented to the Legislative Assembly by the Minister of Finance. The contents of the main Estimates are outlined in section 5 of the Budget Transparency and Accountability Act (BTAA); the timing of their presentation is outlined in section 6 of the BTAA.

The main Estimates serve two purposes:

For the broader government reporting entity, which includes the consolidated revenue fund (CRF) as well as Crown corporations and service delivery agencies that are controlled by the government, the main Estimates provide an overview of government’s fiscal plan for 2012/13. This includes forecasts of staff utilization and the projected financial results of the larger service delivery agencies. The Estimates also include restated main Estimates and updated forecast information for the 2011/12 fiscal year for comparative purposes.

For core government — viz. the CRF — the Estimates form the basis for annual appropriations approved by the Legislative Assembly for both operating and financing transactions upon the enactment of a Supply Act. The General Fund is the main operating account within the CRF and includes a number of Special Accounts where the statutory authority for specific expenditures is derived from statutes other than a Supply Act.

All expenditures from the CRF must be authorized by an appropriation, either through a Supply Act or through a specific provision in another statute. The Votes in the Estimates are the details of that year’s appropriations for each ministry, special office and other purpose. The Vote descriptions provide the framework for legislative control of government spending, since funds can only be expended for purposes stated in the Estimates. Special types of appropriation for capital expenditures, loans and advances, and dedicated revenue (financing transactions) are voted on a total amount basis, although the Estimates do provide allocations by ministry for disclosure purposes.

Legislative authority for voted appropriations is provided by the Supply Act, which includes a summary of the Estimates appropriations as schedules to the Act. Expenses from Special Accounts are disclosed in the Estimates; however, they are not included in Supply Act totals as these accounts have separate statutory spending authority. Expenses cannot exceed individual Vote totals without additional legislative authority.

The allocation of voted and special account appropriation to standard objects of expense (STOB) is disclosed in the Supplement to the Estimates. While section 23(4) of the Financial Administration Act authorizes the spending of an appropriation on any activity or STOB, this more detailed presentation provides additional information and establishes a framework for administrative control by Treasury Board. The Supplement to the Estimates can be found on the Government of British Columbia’s budget web site at http://www.bcbudget.gov.bc.ca/.

The 2012/13 Estimates are comprised of three separate sections:

1.               Summary Information — This section presents an outline of the accounting policies on which the Estimates have been prepared and significant presentation changes in the Estimates from the previous year. This section also provides information on the projected results of the broader government reporting entity, including a statement of financial position; a statement of operations; a reconciliation of the projected surplus (deficit) to the forecast change in debt; details on the components of forecast revenue and expense; and a summary of estimated CRF expense.

2.               Estimates of Special Offices, Ministries and Other Appropriations — This section presents the details of the appropriations from the CRF arranged by special office, ministry or other grouping (such as Other Appropriations). The details in the Estimates include breakdowns by sub-votes and group account classification.

Each special office, ministry or other grouping is presented on a similar basis.

1.     Summary — summarizes total voted and statutory (Special Account) expense, capital and other financing transactions.

2.               Core Business Summary — for ministries, discloses operating expenses, capital expenditures and other financing transactions by core business on both a gross (before deducting estimated external recoveries) and net (after deducting estimated external recoveries) basis. A core business includes programs and/or functions grouped together based on common roles and/or purposes. For special offices and other groupings, these items are disclosed by vote.

3.               Vote Descriptions — for ministries, includes a description of the purpose for each vote and operating expenses for both voted and statutory appropriations broken down by core business. For special offices and other groupings, these items are disclosed by vote.

4.               Special Accounts — discloses revenue, expense, capital, other financing transactions, and projected spending authority available for all special accounts.

5.               Financing Transactions — discloses financing transactions that are the responsibility of the special office or ministry; including loans, investments and other requirements by core business and revenue collected for, and transferred to, other entities by core business.

3.     Schedules — This section consists of supporting schedules that include the following: a reconciliation of the 2011/12 main Estimates to the restated 2011/12 main Estimates; a summary of operating and financial requirements and opening and closing balances for all Special Accounts; summaries of financing transactions for capital expenditures; for loans, investments and other requirements, and for revenue collected for and transferred to other entities; a summary of ministerial accountability for voted operating expenses; a Consolidated Revenue Fund (CRF) income statement; detailed reconciliations of revenue by source and expense by function; a summary of service delivery agency revenues and expenses; a summary of CRF and service delivery agency capital expenditures; an estimate of the staff utilization for the taxpayer-supported government reporting entity.

v

EXPLANATORY NOTES

The Relationship between Net Expense and Spending Authority

Consolidated Revenue Fund (CRF) expense budgets are established on the basis of the gross amount of funds required for a particular purpose, with anticipated recoveries being deducted to arrive at the net expense. It is the net expense that is included in an annual Supply Act and voted on in the Legislative Assembly.

Section 23(3) of the Financial Administration Act (FAA) provides that where a vote in the Estimates approved by the Legislature shows an item as a credit or recovery, the vote is deemed to appropriate spending authority for the net expense plus the estimated amount of the credit or recovery, whether or not this latter amount is actually realized. An under-realization of recoveries without a corresponding decrease in spending would have the same effect on the CRF operating result as an equivalent shortfall in anticipated government revenue.

Section 23(3)(c) of the FAA also provides that excess recoveries (amounts earned over and above those estimated) may be used for additional expenses. Prior approval of Treasury Board is not required, unless otherwise directed. This incremental spending would have no impact on CRF operating result since the incremental recoveries would offset the incremental spending with no change to net expense.

There are a number of checks and balances to the use of recoveries to understate net expense. The Balanced Budget and Ministerial Accountability Act requires ministers to meet their net expense targets as outlined in Schedule F. As well, section 27(1)(a) of the FAA authorizes Treasury Board to restrict spending under any appropriation — statutory or voted.

Recoveries in the Estimates

Recoveries are disclosed in each special office, ministry or other appropriation section of the Estimates in two places: the Core Business Summary and the Group Account Classification.

There are two forms of recoveries:

Internal Recoveries — represent transfers within the CRF and generally includes inter-ministry chargebacks for costs budgeted centrally in government for the provision of certain goods and services that are recovered from areas elsewhere in government that consume and/or use those goods and services. Employee benefits, workplace technology services, legal services, accommodation and real estate services, alternate service delivery services, postal services, Queen’s Printer services and Provincial Treasury banking charges are examples of internal recoveries.

External Recoveries — represent recoveries from entities outside of the CRF, including costs and amounts recovered from government corporations, education and health sector organizations, other levels of government, non-government organizations, individuals, and businesses. External recoveries also include sinking fund interest earnings, an offset for commissions paid for the collection of government revenues and accounts, and increases in provisions for, or the write-off of, uncollectible revenue-related accounts. An example of a major external recovery is interest costs relating to funds borrowed by government and re-loaned to public bodies.

The expense disclosure in the Core Business Summary only adds External Recoveries to Net Expense to arrive at Gross Expense (i.e. the Financial Administration Act section 23(3) spending authority), as the spending related to Internal Recoveries may be restricted by Treasury Board — in effect, limiting their inherent spending authority. Details on internal and external recoveries by Vote are provided in the Supplement to the Estimates.

Capitalized Costs

The government capitalizes a number of disbursements in its financial statements in accordance with generally accepted accounting principles (GAAP). The annual amounts of these disbursements are shown in each special office or ministry section of the Estimates and are summarized in schedules to the Estimates. These disbursements are not included in their operating budgets; rather, each schedule is voted as one amount in the Supply Act.

Capital Expenditures — Schedules C and K

These disbursements reflect the acquisition cost of tangible capital assets. While the initial disbursement is not part of operating expenses, the amortization of the cost of tangible capital assets held by the CRF is included in special office and ministry operating budgets. Schedule C summarizes core government capital acquisitions that are voted on in the Legislature; Schedule K summarizes the total estimated cost of capital acquisitions for all taxpayer-supported organizations.

Loans, Investments and Other Requirements — Schedule D

The government disburses funds from the CRF for a variety of purposes related to ministry operations including student loans, land development, timber inventory acquisition, land tax deferment program costs, international fuel tax agreement payments, and returns of deposits. Receipts represent recoveries of these amounts plus loan repayments, deposits accepted by government, and interest on deposits.

Revenue Collected For, and Transferred To, Other Entities — Schedule E

The government has dedicated certain revenue sources to specific programs or entities. The government collects the revenue on behalf of the program or entities, and remits it to them. While these receipts are not considered government revenue, the payments into and out of the CRF must be authorized by the Legislature.

vi

SUMMARY INFORMATION

Estimates Accounting Policies

Estimates Significant Presentation Changes

Estimated Statement of Financial Position

Estimated Statement of Operations

Estimated Reconciliation of Surplus or Deficit to Change in Debt

Estimated Revenue by Source

Estimated Expense by Function

Estimated Expense by Organization

Estimated Consolidated Revenue Fund Expense

ESTIMATES ACCOUNTING POLICIES

Estimates Accounting Policies

1.          Basis of Accounting — The Estimated Statement of Financial Position and the Estimated Statement of Operations in the 2012/13 Estimates are prepared in accordance with generally accepted accounting principles (GAAP) for senior governments as required by the Budget Transparency and Accountability Act (BTAA) and as recommended by the independent Public Sector Accounting Board (PSAB) of the Canadian Institute of Chartered Accountants, with the exception of regulatory accounting, where Treasury Board has adopted the US Financial Accounting Standards Board guidance in accordance with the provisions in the BTAA. Details on the significant accounting policies that form government’s basis of accounting can be found in Note 1 of the 2010/11 Public Accounts on the Ministry of Finance website at: http://www.fin.gov.bc.ca/OCG/pa/10_11/PublicAccounts.pdf.

2.          Reporting Entity — The government reporting entity includes organizations that meet the criteria of control (by the province) as established under GAAP. This includes the Consolidated Revenue Fund, service delivery agencies, government partnerships, and commercial Crown corporations. Service delivery agencies include taxpayer-supported Crown corporations, the SUCH sector (school districts, post-secondary institutions, regional health authorities and hospital societies) and children and family development regional agencies/authorities.

3.          Consolidation — The 2012/13 Estimates fully consolidate the Consolidated Revenue Fund with the individual assets, liabilities, revenues and expenses of service delivery agencies on a line-by-line basis. Government’s interests in government partnerships are reported on a proportional consolidation basis. Self-supported Crown corporation results are consolidated using the modified equity basis, which reports net assets as an investment and net income/loss as revenue.

Beginning in 2011/12, all service delivery agencies began adoption of PSAB accounting policies so that their financial statement presentation is consistent with how the central government prepares its own consolidated revenue fund financial statements. This conversion will be completed with the SUCH sector adopting PSAB in 2012/13. While this impacts individual service delivery agencies, there is no impact on the Estimates, as the practice in prior years was to adjust the service delivery agency financial statements during consolidation to conform to government’s accounting policies.

ESTIMATES SIGNIFICANT PRESENTATION CHANGES

Significant Presentation Changes in the 2012/13 Estimates

For comparative purposes the 2011/12 Estimates and Forecast have been restated to be consistent with the 2012/13 Estimates presentation, including the impact of accounting policy changes, as follows:

1.        Consolidated Revenue Fund (CRF) — Schedule A presents a detailed reconciliation of the restatement of CRF operating expenses and capital expenditures. These restatements reflect the government reorganizations in 2011/12, incorporate a number of inter-ministry transfers and/or changes, and adjust total expense for presentation and accounting policy changes.

Presentation of the Ministry of Advanced Education Vote

The Minister of Advanced Education is responsible for the delivery of education services to immigrants under agreement with the federal government. The ministry recovers its costs from the federal government for this program. Previously, while most of this funding was shown as an external recovery to the Ministry of Advanced Education Vote, a portion was reported in the CRF as revenue. The funding has now been consolidated into the ministry Vote recovery. As a result, both CRF revenue and the ministry net Vote have been reduced by $17 million. This change affects only CRF revenue and expense; in the summary financial statements all external recoveries are included in total revenue, and expenses are shown at gross amounts.

Tax Transfers Accounting Policy Change

In the fall of 2011/12, the Public Sector Accounting Board (PSAB) issued guidance on tax revenue, including the treatment of refundable transfers made through the taxation system (refundable transfers are transfers available to all income tax filers, regardless of whether they paid any income tax, as opposed to tax credits that are only available for relief of income taxes paid or owing). Previously, refundable tax transfers were netted from revenue; the PSAB guidance defines these transfers as financial benefits paid through the tax system for a purpose other than the relief of taxes and directs that these transfers be shown as an expense. While there is statutory appropriation for tax transfers, for transparency an estimate of the annual expense is included in the Tax Transfers Vote in Other Appropriations. This change increased both CRF and summary revenue and expense for 2011/12 by $932 million; however, there is no impact to either the CRF or summary net results for the year.

2.          Summary Financial Statements — In addition to the impact of the tax transfers accounting policy change, the projected summary financial statements for 2011/12 that were presented in the 2011/12 Estimates were revised to reflect the following:

Commissions for the Collection of Tax Revenue

The Public Sector Accounting Board (PSAB) guidance on tax revenue included direction that commissions paid to agents for the collection of taxes also should be expensed instead of being netted from revenue. While the guidance was silent with respect to commissions paid for the collection of non-tax revenue, for transparency and consistency government has decided to expense all commissions paid for the collection of revenue, regardless of its source. As a result, the projections of both total revenue and total expense for 2011/12 have increased by $19 million, with no impact to the summary net results. This change affects only the summary financial statements; in the CRF, commissions are still netted from revenue by means of the Commissions on Collection of Public Funds Vote in Other Appropriations for expense management purposes. During consolidation of the summary financial statements, summary revenue is increased to remove the impact of netting commissions, and they are added as an expense.

ESTIMATES, 12/13

ESTIMATED STATEMENT OF FINANCIAL POSITION (1)

($000)

Estimates (2)	Forecast (2)		Estimates
2011/12	2011/12		2012/13
		Financial Assets(3)
2,717,000	1,126,000	Cash and temporary investments	1,435,000
3,238,000	3,526,000	Receivables and inventories for resale	3,913,000
5,847,000	5,752,000	Loans and other investments	5,982,000
1,293,000	1,288,000	Sinking funds	1,567,000
7,307,000	7,114,000	Equity in self-supported Crown corporations	7,554,000
15,597,000	15,493,000	Financed assets of self-supported Crown corporations (4)	18,018,000
35,999,000	34,299,000		38,469,000

		Liabilities
7,196,000	7,595,000	Accounts payable and accrued liabilities	7,682,000
10,218,000	10,624,000	Deferred Revenue	10,312,000
17,414,000	18,219,000		17,994,000
		Debt (5):
53,087,000	50,935,000	Total provincial debt	57,403,000
1,293,000	1,288,000	Add: Debt offset by sinking funds	1,567,000
(752,000)	(700,000)	Less: Guarantees and non-guaranteed debt	(694,000)
53,628,000	51,523,000	Financial statement debt before forecast allowance	58,276,000
350,000	50,000	Forecast allowance	200,000
53,978,000	51,573,000	Total debt	58,476,000
71,392,000	69,792,000	Total Liabilities	76,470,000
(35,393,000)	(35,493,000)	Net Liabilities	(38,001,000)

		Non-Financial Assets(3)
37,287,000	36,360,000	Investment in capital assets (net) (6)	37,946,000
975,000	1,149,000	Other assets	1,155,000
38,262,000	37,509,000		39,101,000
2,869,000	2,016,000	Accumulated Surplus (Deficit)	1,100,000

(1) Figures have been rounded to the nearest million.

(2) The 2011/12 Estimates and Forecast amounts have been restated to conform with the 2012/13 Estimates presentation. See Significant Presentation Changes for details.

(3) Includes assets not available to meet the government’s general obligations due to external restrictions on use or limitation in the rights of government to those assets in the event of disposal or discontinuation of the program or service to which those assets relate.

(4) Includes loans to Crown corporations for the purchase of capital assets.

(5) Under generally accepted accounting principles, total debt includes debt offset by sinking funds, but does not include loan guarantees and non-guaranteed debt of commercial operations under provincial government control. These amounts are disclosed separately for information purposes.

(6) Investment in capital assets is reported net of amortization.

ESTIMATES, 12/13

ESTIMATED STATEMENT OF OPERATIONS (1)

($000)

Estimates (2)	Forecast (2)		Estimates
2011/12	2011/12		2012/13

42,288,000	41,945,000	Total Revenue	43,101,000
42,863,000	44,392,000	Total Expenses	43,869,000
(575,000)	(2,447,000)	Surplus (Deficit) before forecast allowance	(768,000)
(350,000)	(50,000)	Forecast allowance	(200,000
(925,000)	(2,497,000)	Surplus (Deficit)	(968,000)

3,595,000	4,396,000 (3)	Accumulated surplus (deficit), beginning of year, excluding comprehensive income	1,899,000
2,670,000	1,899,000	Accumulated surplus (deficit) before comprehensive income	931,000
199,000	117,000	Accumulated comprehensive income of self-supported Crown corporations	169,000
2,869,000	2,016,000	Accumulated surplus (deficit), end of year	1,100,000

ESTIMATED RECONCILIATION OF SURPLUS OR DEFICIT TO CHANGE IN DEBT(1)

($000)

Estimates (2)	Forecast (2)		Estimates
2011/12	2011/12		2012/13
925,000	2,497,000	(Surplus) Deficit (4)	968,000
(200,000)	(300,000)	Exclude adjustment to forecast allowance	(100,000)
(2,089,000)	(2,027,000)	Adjustment for non-cash items (5)	(2,171,000)
519,000	480,000	Self-supported Crown corporation retained earnings for the year (6)	388,000
418,000	230,000	(Increase) decrease in deferred revenue	312,000
(551,000)	(2,620,000)	Working capital changes (net)	565,000
(978,000)	(1,740,000)	Operating Requirement (Reduction)	(38,000)
316,000	449,000	Loan, investment and other requirements (Schedule D)	230,000
4,105,000	3,997,000	Capital Investment Requirement - taxpayer supported organizations (Schedule K)	3,757,000
(118,000)	(122,000)	Increase (decrease) in debt sinking fund balances	279,000
4,303,000	4,324,000	Investing Requirement	4,266,000
2,519,000	2,546,000	Increase (decrease) in financed assets of self-supported Crown corporations	2,525,000
2,519,000	2,546,000	Financing Requirement	2,525,000

200,000	300,000	Adjustment to forecast allowance	100,000

6,044,000	5,430,000	Net increase (decrease) in total debt	6,853,000
47,934,000	46,143,000	Total debt, beginning of year	51,623,000
53,978,000	51,573,000	Total debt, end of year	58,476,000

(1) Figures have been rounded to the nearest million.

(2) The 2011/12 Estimates and Forecast amounts have been restated to conform with the 2012/13 Estimates presentation. See Significant Presentation Changes for details.

(3) The actual balance as at the end of 2010/11 as reported in the 2010/11 Public Accounts.

(4) For purposes of the debt reconciliation a surplus is shown as a negative amount as it reduces government debt.

(5) These adjustments include amortization of capital assets, valuation adjustments and comprehensive income of commercial Crown corporations.

(6) Represents self-supported Crown corporation income which is included in the surplus but has not been transferred to the Consolidated Revenue Fund.

ESTIMATES, 12/13

ESTIMATED REVENUE BY SOURCE (1)

($000)

Estimates (2)	Forecast (2)		Estimates
2011/12	2011/12		2012/13
		Taxation Revenue
6,361,000	6,370,000	Personal income	6,630,000
1,938,000	2,015,000	Corporate income	2,266,000
5,947,000	5,952,000	Sales (3)	6,101,000
964,000	939,000	Fuel	937,000
950,000	960,000	Carbon	1,172,000
676,000	652,000	Tobacco	652,000
1,898,000	1,925,000	Property	2,013,000
810,000	935,000	Property transfer	893,000
413,000	407,000	Other (4)	424,000
19,957,000	20,155,000	Total Taxation Revenue	21,088,000
		Natural Resource Revenue
447,000	367,000	Natural gas royalties	398,000
929,000	919,000	Crown land tenures	882,000
769,000	706,000	Other energy and minerals	693,000
526,000	457,000	Forests	533,000
430,000	423,000	Other natural resource	480,000
3,101,000	2,872,000	Total Natural Resource Revenue	2,986,000

		Other Revenue
1,945,000	1,915,000	Medical Services Plan premiums	2,047,000
2,766,000	2,803,000	Other fees and licences	2,876,000
1,037,000	977,000	Investment earnings	1,083,000
2,961,000	2,845,000	Miscellaneous (5)	3,047,000
8,709,000	8,540,000	Total Other Revenue	9,053,000
		Contributions from the Federal Government
5,398,000	5,373,000	Health and social transfers	5,682,000
2,182,000	2,292,000	Other cost-shared agreements (6)	1,575,000
7,580,000	7,665,000	Total Contributions from the Federal Government	7,257,000
		Self-supported Crown Corporations
611,000	595,000	British Columbia Hydro and Power Authority	566,000
925,000	899,000	British Columbia Liquor Distribution Branch	906,000
1,096,000	1,068,000	British Columbia Lottery Corporation	1,115,000
290,000	140,000	Insurance Corporation of British Columbia	146,000
19,000	11,000	Other	(16,000)
2,941,000	2,713,000	Net Earnings of Self-Supported Crown Corporations	2,717,000
42,288,000	41,945,000	Total Revenue	43,101,000

(1) Figures have been rounded to the nearest million.

(2) The 2011/12 Estimates and Updated Forecast amounts have been restated to conform with the 2012/13 Estimates presentation. See Significant Presentation Changes for details.

(3) Includes harmonized sales tax, social service tax, tax on designated property, and HST/PST housing transition tax.

(4) Includes corporation capital, insurance premium and hotel room taxes.

(5) Includes asset dispositions, reimbursements for health care and other services provided to external agencies, and other recoveries.

(6) Includes contributions for health, education, housing and social service programs, for transportation projects, and for coastal ferry services.

ESTIMATES, 12/13

ESTIMATED EXPENSE BY FUNCTION(1)

($000)

Estimates (2)	Forecast (2)		Estimates (3)
2011/12	2011/12		2012/13

		Health
4,026,000	4,085,000	Medical Services Plan	4,162,000
1,140,000	1,165,000	Pharmacare	1,210,000
11,593,000	11,326,000	Regional services	11,840,000
719,000	738,000	Other health	758,000
17,478,000	17,314,000	Total Health	17,970,000
		Education
5,911,000	5,940,000	Elementary and secondary	5,973,000
4,825,000	5,039,000	Post-secondary	5,204,000
558,000	559,000	Other education	584,000
11,294,000	11,538,000	Total Education	11,761,000
		Social Services
1,491,000	1,476,000	Social assistance	1,545,000
1,112,000	1,068,000	Childcare services	1,060,000
509,000	509,000	Low income refundable tax credit transfers	523,000
770,000	762,000	Community living and other social services	800,000
3,882,000	3,815,000	Total Social Services	3,928,000
1,327,000	1,391,000	Protection of persons and property	1,380,000
1,617,000	1,597,000	Transportation	1,655,000
1,703,000	1,722,000	Natural resources and economic development	1,792,000
1,220,000	1,236,000	Other	1,360,000
603,000	603,000	Contingencies	300,000
1,186,000	2,769,000	General government	1,207,000
2,553,000	2,407,000	Debt servicing	2,516,000
42,863,000	44,392,000	Total Expense	43,869,000

(1) Figures have been rounded to the nearest million.

(2) The 2011/12 Estimates and Updated Forecast amounts have been restated to conform with the 2012/13 Estimates presentation. See Significant Presentation Changes for details.

(3) See Schedule I for further details on estimated expense by function.

ESTIMATES, 12/13

ESTIMATED EXPENSE BY ORGANIZATION

($000)

Estimates (1)	Forecast (1)		Estimates
2011/12	2011/12		2012/13

68,862	68,862	Legislation	69,271
45,819	45,819	Officers of the Legislature	46,471
9,008	9,008	Office of the Premier	9,008
80,030	80,030	Ministry of Aboriginal Relations and Reconciliation	80,141
1,963,369	1,963,369	Ministry of Advanced Education	1,971,938
65,771	65,771	Ministry of Agriculture	65,788
1,330,691	1,330,691	Ministry of Children and Family Development	1,333,291
253,907	253,907	Ministry of Community, Sport and Cultural Development	310,907
5,241,877	5,241,877	Ministry of Education	5,314,848
437,210	437,210	Ministry of Energy and Mines	439,569
129,947	129,947	Ministry of Environment	128,925
175,521	175,521	Ministry of Finance	172,574
589,602	589,602	Ministry of Forests, Lands and Natural Resource Operations	602,034
15,732,924	15,621,924	Ministry of Health	16,180,117
237,668	237,668	Ministry of Jobs, Tourism and Innovation	234,608
1,044,705	1,105,705	Ministry of Justice	1,110,249
542,824	542,824	Ministry of Labour, Citizens’ Services and Open Government	548,586
2,338,463	2,338,463	Ministry of Social Development	2,456,780
806,922	806,922	Ministry of Transportation and Infrastructure	806,921
1,349,301	1,264,900	Management of Public Funds and Debt	1,287,491
3,088,537	2,872,235	Other Appropriations	2,461,483
35,532,958	35,182,255	Subtotal	35,631,000
—	1,599,000	Liability for reimbursement of HST transition funding	—
—	(23,255)	Reversal of prior year over accrual	—
35,532,958	36,758,000	Consolidated Revenue Fund	35,631,000
2,687,042	2,777,000	Expenses recovered from external entities (2)	2,756,000
(21,369,000)	(21,267,000)	Grants to service delivery agencies and other internal transfers (3)	(21,127,000)
16,851,000	18,268,000	Ministries and special offices program expense	17,260,000
		Service delivery agency expense (4)
5,513,000	5,532,000	School districts	5,569,000
4,943,000	5,006,000	Post-secondary institutions	5,145,000
11,989,000	12,092,000	Health authorities and hospital societies	12,431,000
3,567,000	3,494,000	Other service delivery agencies	3,464,000
26,012,000	26,124,000	Service delivery agency expense	26,609,000
42,863,000	44,392,000	Total expense	43,869,000

(1)	The 2011/12 Estimates and Forecast amounts have been restated to conform with the 2012/13 Estimates presentation. See Significant Presentation Changes for details.
(2)

Consolidated Revenue Fund expenses are reported net of cost recoveries received from external entities in order to arrive a net Vote requirements. On consolidation, the cost recoveries are added to expense for purposes of reporting total spending by government.

(3)	Grants and other payments between the Consolidated Revenue Fund and the service delivery agencies are eliminated to avoid double counting.
(4)	See Schedule J for details on estimated revenues and expenses for service delivery agencies.

ESTIMATES, 12/13

ESTIMATED CONSOLIDATED REVENUE FUND EXPENSE

($000)

Estimates (1)	Vote		Estimates
2011/12	No (2)		2012/13

		Legislation
68,862	1	Legislation	69,271
68,862		Total Voted Expense	69,271
68,862		Total Expense	69,271

		Officers of the Legislature
15,752	2	Auditor General	15,752
480	3	Conflict of Interest Commissioner	480
8,134	4	Elections BC	8,134
4,906	5	Information and Privacy Commissioner	5,396
1,062	6	Merit Commissioner	1,024
5,372	7	Ombudsperson	5,372
2,796	8	Police Complaint Commissioner	2,996
7,317	9	Representative for Children and Youth	7,317
45,819		Total Voted Expense	46,471
45,819		Total Expense	46,471

		Office of the Premier
9,008	10	Office of the Premier	9,008
9,008		Total Voted Expense	9,008
9,008		Total Expense	9,008

		Ministry of Aboriginal Relations and Reconciliation
35,010	11	Ministry Operations	34,753
40,021	12	Treaty and Other Agreements Funding	40,007
75,031		Total Voted Expense	74,760

3,649	(S)	First Citizens Fund	3,230
1,350	(S)	First Nations Clean Energy Business Fund special account	2,151
4,999		Total Special Accounts (Statutory)	5,381
80,030		Total Expense	80,141

		Ministry of Advanced Education
1,963,369	13	Ministry Operations	1,971,938
1,963,369		Total Voted Expense	1,971,938
1,963,369		Total Expense	1,971,938

(1)	For comparison purposes, amounts shown for 2011/12 expenses have been restated to be consistent with the presentation of the 2012/13 Estimates. Schedule A presents a detailed reconciliation.
(2)

An (S) under the Vote No column denotes a Special Account. A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act. Schedule B presents a summary of all Special Accounts.

ESTIMATES, 12/13

ESTIMATED CONSOLIDATED REVENUE FUND EXPENSE (Continued)

($000)

Estimates (1)	Vote		Estimates
2011/12	No (2)		2012/13

		Ministry of Agriculture
52,297	14	Ministry Operations	52,314
1,974	15	Agricultural Land Commission	1,974
54,271		Total Voted Expense	54,288

18,500	(S)	Production Insurance Account	18,500
(7,000)		Less: Transfer from Ministry Operations Vote	(7,000)
11,500		Total Special Accounts (Statutory)	11,500
65,771		Total Expense	65,788

		Ministry of Children and Family Development
1,330,691	16	Ministry Operations	1,333,291
1,330,691		Total Voted Expense	1,333,291
1,330,691		Total Expense	1,333,291

		Ministry of Community, Sport and Cultural Development
243,265	17	Ministry Operations	300,265
243,265		Total Voted Expense	300,265

2,500	(S)	BC Arts and Culture Endowment special account	2,500
1,700	(S)	Physical Fitness and Amateur Sports Fund	1,700
6,442	(S)	University Endowment Lands Administration Account	6,442
10,642		Total Special Accounts (Statutory)	10,642
253,907		Total Expense	310,907

		Ministry of Education
5,241,877	18	Ministry Operations	5,308,638
5,241,877		Total Voted Expense	5,308,638

—	(S)	Children’s Education Fund special account	—
—	(S)	Teachers Act Special Account	6,210
—		Total Special Accounts (Statutory)	6,210
5,241,877		Total Expense	5,314,848

(1)	For comparison purposes, amounts shown for 2011/12 expenses have been restated to be consistent with the presentation of the 2012/13 Estimates. Schedule A presents a detailed reconciliation.
(2)

An (S) under the Vote No column denotes a Special Account. A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act. Schedule B presents a summary of all Special Accounts.

ESTIMATES, 12/13

ESTIMATED CONSOLIDATED REVENUE FUND EXPENSE (Continued)

($000)

Estimates (1)	Vote		Estimates
2011/12	No (2)		2012/13

		Ministry of Energy and Mines
48,457	19	Ministry Operations	50,234
345,444	20	Housing	346,242
18,362	21	Liquor and Gaming Administration	18,146
412,263		Total Voted Expense	414,622

10,000	(S)	Housing Endowment Fund special account	10,000
14,947	(S)	Innovative Clean Energy Fund special account	14,947
24,947		Total Special Accounts (Statutory)	24,947
437,210		Total Expense	439,569

		Ministry of Environment
100,388	22	Ministry Operations	99,366
8,754	23	Environmental Assessment Office	8,754
109,142		Total Voted Expense	108,120

500	(S)	Park Enhancement Fund special account	500
20,305	(S)	Sustainable Environment Fund	20,305
20,805		Total Special Accounts (Statutory)	20,805
129,947		Total Expense	128,925

		Ministry of Finance
120,156	24	Ministry Operations	117,209
51,163	25	Public Service Agency	51,163
1	26	Benefits	1
171,320		Total Voted Expense	168,373

4,191	(S)	Insurance and Risk Management Account	4,191
10	(S)	Provincial Home Acquisition Wind Up special account	10
4,201		Total Special Accounts (Statutory)	4,201
175,521		Total Expense	172,574

		Ministry of Forests, Lands and Natural Resource Operations
363,149	27	Ministry Operations	380,079
62,901	28	Direct Fire	62,901
426,050		Total Voted Expense	442,980

163,532	(S)	BC Timber Sales Account	159,034
20	(S)	Crown Land special account	20
—	(S)	Forest Stand Management Fund	—
163,552		Total Special Accounts (Statutory)	159,054
589,602		Total Expens	602,034

(1)	For comparison purposes, amounts shown for 2011/12 expenses have been restated to be consistent with the presentation of the 2012/13 Estimates. Schedule A presents a detailed reconciliation.
(2)

An (S) under the Vote No column denotes a Special Account. A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act. Schedule B presents a summary of all Special Accounts.

ESTIMATES, 12/13

ESTIMATED CONSOLIDATED REVENUE FUND EXPENSE (Continued)

($000)

Estimates (1)	Vote		Estimates
2011/12	No (2)		2012/13

		Ministry of Health
15,585,674	29	Ministry Operations	16,032,867
15,585,674		Total Voted Expense	16,032,867

147,250	(S)	Health Special Account	147,250
147,250		Total Special Accounts (Statutory)	147,250
15,732,924		Total Expense	16,180,117

		Ministry of Jobs, Tourism and Innovation
237,168	30	Ministry Operations	234,108
237,168		Total Voted Expense	234,108

500	(S)	Northern Development Fund	500
500		Total Special Accounts (Statutory)	500
237,668		Total Expense	234,608

		Ministry of Justice
353,239	31	Attorney General Operations	368,337
570,677	32	Solicitor General Operations	611,807
67,025	33	Judiciary	67,041
24,500	34	Crown Proceeding Act	24,500
—	35	Independent Investigations Office	9,300
1	36	British Columbia Utilities Commission	1
14,478	37	Emergency Program Act	14,478
1,029,920		Total Voted Expense	1,095,464

—	(S)	Civil Forfeiture Account	—
1,281	(S)	Corrections Work Program Account	1,281
—	(S)	Forfeited Crime Proceeds Fund	—
8,860	(S)	Public Guardian and Trustee Operating Account	8,893
(8,860)		Less: Transfer from Ministry Operations Vote	(8,893)
13,504	(S)	Victim Surcharge Special Account	13,504
14,785		Total Special Accounts (Statutory)	14,785
1,044,705		Total Expense	1,110,249

		Ministry of Labour, Citizens’ Services and Open Government
66,812	38	Ministry Operations	66,974
434,144	39	Shared Services BC	439,744
26,155	40	Government Communications and Public Engagement	26,155
15,713	41	Labour Programs	15,713
542,824		Total Voted Expense	548,586
542,824		Total Expense	548,586

(1)	For comparison purposes, amounts shown for 2011/12 expenses have been restated to be consistent with the presentation of the 2012/13 Estimates. Schedule A presents a detailed reconciliation.
(2)

An (S) under the Vote No column denotes a Special Account. A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act. Schedule B presents a summary of all Special Accounts.

ESTIMATES, 12/13

ESTIMATED CONSOLIDATED REVENUE FUND EXPENSE (Continued)

($000)

Estimates (1)	Vote		Estimates
2011/12	No (2)		2012/13

		Ministry of Social Development
2,338,463	42	Ministry Operations	2,456,780
2,338,463		Total Voted Expense	2,456,780
2,338,463		Total Expense	2,456,780

		Ministry of Transportation and Infrastructure
806,922	43	Ministry Operations	806,921
806,922		Total Voted Expense	806,921
806,922		Total Expense	806,921

		Management of Public Funds and Debt
1,349,301	44	Management of Public Funds and Debt	1,287,491
1,349,301		Total Voted Expense	1,287,491
1,349,301		Total Expense	1,287,491

		Other Appropriations
602,942	45	Contingencies (All Ministries) and New Programs	300,000
1,543,311	46	Capital Funding	1,061,586
1	47	Commissions on Collection of Public Funds	1
1	48	Allowances for Doubtful Revenue Accounts	1
936,392	49	Tax Transfers	1,091,405
—	50	Auditor General for Local Government	2,600
2,075	51	Environmental Appeal Board and Forest Appeals Commission	2,075
3,815	52	Forest Practices Board	3,815
3,088,537		Total Voted Expense	2,461,483

3,088,537		Total Expense	2,461,483

		All Appropriations

35,129,777		Total Voted Expense	35,225,725
403,181		Total Special Accounts (Statutory)	405,275
35,532,958		Total Expense	35,631,000

(1)	For comparison purposes, amounts shown for 2011/12 expenses have been restated to be consistent with the presentation of the 2012/13 Estimates. Schedule A presents a detailed reconciliation.
(2)

An (S) under the Vote No column denotes a Special Account. A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act. Schedule B presents a summary of all Special Accounts.

ESTIMATES OF SPECIAL OFFICES,

MINISTRIES AND OTHER APPROPRIATIONS

Legislation

Officers of the Legislature

Office of the Premier

Ministry of Aboriginal Relations and Reconciliation

Ministry of Advanced Education

Ministry of Agriculture

Ministry of Children and Family Development

Ministry of Community, Sport and Cultural Development

Ministry of Education

Ministry of Energy and Mines

Ministry of Environment

Ministry of Finance

Ministry of Forests, Lands and Natural Resource Operations

Ministry of Health

Ministry of Jobs, Tourism and Innovation

Ministry of Justice

Ministry of Labour, Citizens’ Services and Open Government

Ministry of Social Development

Ministry of Transportation and Infrastructure

Management of Public Funds and Debt

Other Appropriations

LEGISLATION

SUMMARY

($000)

	Estimates	Estimates
	2011/12(1)	2012/13
VOTED APPROPRIATION
Vote 1 — Legislation	68,862	69,271
OPERATING EXPENSES	68,862	69,271
CAPITAL EXPENDITURES (2)	6,274	4,220
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)   For comparative purposes, figures shown for the 2011/12 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2012/13 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

(2)   Details of capital expenditures are presented in Schedule C.

(3)   Details of loans, investments and other requirements are presented in Schedule D.

(4)   Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

LEGISLATION

SUMMARY - OPERATING EXPENSES BY SUB-VOTE

($000)

Estimates	Estimates
2011/12	2012/13

VOTE 1 — LEGISLATION

This vote provides for the operation of the Legislative Assembly and its committees, including basic compensation, special allowances and other allowances for Members of the Legislative Assembly, officials and staff, and for support services and other related costs. Operating costs of the Parliamentary Dining Room are partially recovered from ministries.

OPERATING EXPENSES
Members’ Services	35,993	36,392
Caucus Support Services	6,993	6,940
Office of the Speaker	421	421
Clerk of the House	1,098	1,149
Clerk of the Committees	625	615
Legislative Operations	12,281	12,678
Sergeant-at-Arms	4,716	4,695
Hansard	4,087	4,154
Legislative Library	2,648	2,227
	68,862	69,271

CAPITAL EXPENDITURES
Clerk of the House	20	—
Legislative Operations	5,443	4,220
Sergeant-at-Arms	140	—
Hansard	671	—
	6,274	4,220

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	37,979	39,763
Operating Costs	13,211	12,005
Other Expenses	18,122	18,027
Internal Recoveries	(450)	(524)
TOTAL OPERATING EXPENSES	68,862	69,271

OFFICERS OF THE LEGISLATURE

SUMMARY

($000)

	Estimates	Estimates
	2011/12(1)	2012/13
VOTED APPROPRIATIONS
Vote 2 — Auditor General	15,752	15,752
Vote 3 — Conflict of Interest Commissioner	480	480
Vote 4 — Elections BC	8,134	8,134
Vote 5 — Information and Privacy Commissioner	4,906	5,396
Vote 6 — Merit Commissioner	1,062	1,024
Vote 7 — Ombudsperson	5,372	5,372
Vote 8 — Police Complaint Commissioner	2,796	2,996
Vote 9 — Representative for Children and Youth	7,317	7,317

OPERATING EXPENSES	45,819	46,471
CAPITAL EXPENDITURES (2)	1,929	1,315
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)   For comparative purposes, figures shown for the 2011/12 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2012/13 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

(2)   Details of capital expenditures are presented in Schedule C.

(3)   Details of loans, investments and other requirements are presented in Schedule D.

(4)   Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

OFFICERS OF THE LEGISLATURE

SUMMARY

($000)

	2011/12	2012/13 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Auditor General	15,752	15,752	—	15,752
Conflict of Interest Commissioner	480	480	—	480
Elections BC	8,134	8,134	—	8,134
Information and Privacy Commissioner	4,906	5,398	(2)	5,396
Merit Commissioner	1,062	1,024	—	1,024
Ombudsperson	5,372	5,487	(115)	5,372
Police Complaint Commissioner	2,796	2,996	—	2,996
Representative for Children and Youth	7,317	7,317	—	7,317

TOTAL OPERATING EXPENSES	45,819	46,588	(117)	46,471

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Auditor General	250	280	—	280
Elections BC	1,439	735	—	735
Information and Privacy Commissioner	45	45	—	45
Merit Commissioner	15	15	—	15
Ombudsperson	75	75	—	75
Police Complaint Commissioner	25	25	—	25
Representative for Children and Youth	80	140	—	140
TOTAL CAPITAL EXPENDITURES	1,929	1,315	—	1,315

OFFICERS OF THE LEGISLATURE

SUMMARY

($000)

Estimates	Estimates
2011/12	2012/13

VOTE 2 — AUDITOR GENERAL

This vote provides for the operations of the Office of the Auditor General. The Auditor General, an officer of the Legislature under the authority of the Auditor General Act, exists to help members of the legislative assembly hold the government accountable. Through its audit opinions, the Auditor General gives legislators audit assessments about the fairness and reliability of the financial statements and public accounts of the government. The Auditor General also assesses the operations and performance of the government’s programs and services. The reports of the Auditor General are tabled with the Legislative Assembly and discussed, in a public forum, with the Public Accounts Committee of the legislature.

OPERATING EXPENSES
Auditor General	15,752	15,752

CAPITAL EXPENDITURES
Auditor General	250	280

VOTE 3 — CONFLICT OF INTEREST COMMISSIONER

This vote provides for the operations of the Office of the Conflict of Interest Commissioner. The Commissioner is an officer of the Legislature with a mandate under the Members’ Conflict of Interest Act to meet the requirements under the Act.

OPERATING EXPENSES
Conflict of Interest Commissioner	480	480

VOTE 4 — ELECTIONS BC

This vote provides for the ongoing operating costs of the Office of the Chief Electoral Officer and provides for the administration of provincial elections, plebiscites, voter registration and list maintenance, enumerations, referenda, electoral boundaries, election financing, registration of political parties and constituency associations, recall petitions, initiative petitions and initiative votes, and other aspects of the provincial electoral process. The Chief Electoral Officer is an officer of the Legislature and is responsible for the administration of the Election Act and the Recall and Initiative Act.

OPERATING EXPENSES
Elections BC	8,134	8,134

CAPITAL EXPENDITURES
Elections BC	1,439	735

OFFICERS OF THE LEGISLATURE

SUMMARY

($000)

Estimates	Estimates
2011/12	2012/13

VOTE 5 — INFORMATION AND PRIVACY COMMISSIONER

This vote provides for the salaries, benefits, and expenses of the Office of the Information and Privacy Commissioner (OIPC) and provides for other duties and functions given to the Commissioner by statute. The Commissioner is an officer of the Legislature under the Freedom of Information and Protection of Privacy Act (FIPPA) and under the Personal Information Protection Act (PIPA) , with a broad mandate to protect the rights given to the public under FIPPA and PIPA. This includes: conducting reviews of access to information requests, investigating complaints, monitoring general compliance with the Acts, promoting freedom of information and protection of privacy principles, and overseeing and enforcing the Lobbyist Registry program pursuant to the Lobbyist Registration Act. Costs related to any freedom of information and protection of privacy conferences sponsored or hosted by the OIPC are fully recovered from ministries, participants, and sponsoring organizations.

OPERATING EXPENSES
Information and Privacy Commissioner	4,906	5,396

CAPITAL EXPENDITURES
Information and Privacy Commissioner	45	45

VOTE 6 — MERIT COMMISSIONER

This vote provides for the salaries, benefits, and expenses for the operation of the Office of the Merit Commissioner. The Merit Commissioner is an officer of the Legislature with a mandate to monitor the principle of merit in appointments to the BC Public Service as defined in the Public Service Act.

OPERATING EXPENSES
Merit Commissioner	1,062	1,024

CAPITAL EXPENDITURES
Merit Commissioner	15	15

VOTE 7 — OMBUDSPERSON

This vote provides for the salaries, benefits, and expenses for the operation of the Office of the Ombudsperson. The Ombudsperson is an officer of the Legislature under the authority of the Ombudsperson Act. The Ombudsperson may investigate, either in response to a specific complaint or on the Ombudsperson’s own initiative, the actions and decisions of government bodies. The jurisdiction of the Ombudsperson extends to ministries of the province, Crown corporations, provincially appointed agencies, boards and commissions, school districts, colleges, universities, hospitals, governing bodies of professional and occupational associations, local governments, regional districts and other authorities listed in the schedule of the Ombudsperson Act. The Ombudsperson may undertake initiatives to increase public understanding of the role of the Ombudsperson, and to improve government’s and other public bodies’ commitment to respect the principles of administrative fairness and natural justice. This vote provides for Case Tracker database services to other officers of the Legislature or similar agencies inside/outside British Columbia on a fee-for-service basis. Internal recoveries are for costs incurred in the provision of services to other officers of the Legislature and for the distribution of materials, developed by the Office, to ministries or agencies of the government. External recoveries are for distribution of materials and for the cost of services provided for in this vote.

OPERATING EXPENSES
Ombudsperson	5,372	5,372

CAPITAL EXPENDITURES
Ombudsperson	75	75

OFFICERS OF THE LEGISLATURE

SUMMARY

($000)

Estimates	Estimates
2011/12	2012/13

VOTE 8 — POLICE COMPLAINT COMMISSIONER

This vote provides for the salaries, benefits, and expenses of the Police Complaint Commissioner and staff, and the costs incurred by the Office of the Police Complaint Commissioner in dealing with complaints against municipal police and members of policing units designated by the Lieutenant Governor in Council. The Police Complaint Commissioner is an officer of the Legislature under the authority of the Police Act.

OPERATING EXPENSES
Police Complaint Commissioner	2,796	2,996

CAPITAL EXPENDITURES
Police Complaint Commissioner	25	25

VOTE 9 — REPRESENTATIVE FOR CHILDREN AND YOUTH

This vote provides for the salaries, benefits, and expenses for the operation of the Office of the Representative for Children and Youth. The Representative is an officer of the Legislature appointed under the authority of the Representative for Children and Youth Act. The Representative reviews, investigates and reports on the critical injuries and deaths of children in care or children receiving reviewable services from public bodies; advocates on behalf of children and their families respecting designated services; and monitors, reviews and audits the provision of designated services.

OPERATING EXPENSES
Representative for Children and Youth	7,317	7,317

CAPITAL EXPENDITURES
Representative for Children and Youth	80	140

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	31,328	31,997
Operating Costs	15,084	15,246
Government Transfers	123	25
Other Expenses	18	7
Internal Recoveries	(617)	(687)
External Recoveries	(117)	(117)
TOTAL OPERATING EXPENSES	45,819	46,471

OFFICE OF THE PREMIER

The mission of the Office of the Premier is to provide leadership across government and Crown agencies to ensure timely decision-making and effective service delivery, supported by transparency and accountability of government practices.

SUMMARY

($000)

	Estimates	Estimates
	2011/12(1)	2012/13
VOTED APPROPRIATION
Vote 10 — Office of the Premier	9,008	9,008

OPERATING EXPENSES	9,008	9,008
CAPITAL EXPENDITURES (2)	1	1
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1) For comparative purposes, figures shown for the 2011/12 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2012/13 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

(2) Details of capital expenditures are presented in Schedule C.

(3) Details of loans, investments and other requirements are presented in Schedule D.

(4) Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

OFFICE OF THE PREMIER

CORE BUSINESS SUMMARY

($000)

	2011/12	2012/13 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Intergovernmental Relations Secretariat	2,456	3,156	(700)	2,456
Executive and Support Services	6,552	6,553	(1)	6,552

TOTAL OPERATING EXPENSES	9,008	9,709	(701)	9,008

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	1	1	—	1

TOTAL CAPITAL EXPENDITURES	1	1	—	1

OFFICE OF THE PREMIER

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2011/12	2012/13

VOTE 10 — OFFICE OF THE PREMIER

This vote provides for programs and operations described in the voted appropriations under the following two core businesses: Intergovernmental Relations Secretariat, and Executive and Support Services.

INTERGOVERNMENTAL RELATIONS SECRETARIAT

Voted Appropriation
Intergovernmental Relations Secretariat	2,456	2,456

Voted Appropriation Description: This sub-vote provides for management and administrative support for the Executive Council (Cabinet) in the development and coordination of advice, policy, negotiations, issues management, and public consultation relating to federal-provincial, interprovincial, and international relations initiatives. This includes support for the Premier and Cabinet participation in First Ministers’ Conferences, Premiers’ Conferences, Joint Cabinet Meetings with neighbouring jurisdictions, and ministerial conferences. This sub-vote manages the Canada-British Columbia Co-operation Agreement on Official Languages. This sub-vote also provides for costs of official ceremonies, programs for visiting dignitaries, government-hosted functions, and government honours and awards by authority of the Provincial Symbols and Honours Act. Costs may be recovered from ministries; federal, provincial, territorial, and municipal governments; and other entities for services described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Premier’s Office	3,231	3,231
Executive Operations	3,321	3,321
	6,552	6,552

Voted Appropriations Description: This sub-vote provides for the offices of the Premier, and includes salaries, benefits, allowances, and operating expenses for the Premier, the Parliamentary Secretary to the Premier, and staff; the management of cross-government issues and corporate planning; funding for cross-government and other initiatives that support the government’s mandate; support of the Executive Council, including government administration, and Executive Council Committees, as well as the salaries, benefits, allowances, and operating expenses for the deputy ministers’ office; salaries, benefits, and other expenses incurred in providing policy, planning and operational support to the Executive Council and its committees and for the planning and coordination of legislative priorities. Costs may be recovered from ministries, Crown agencies, and other organizations for services described within this sub-vote.

VOTE 10 — OFFICE OF THE PREMIER	9,008	9,008

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	7,884	7,884
Operating Costs	1,232	1,233
Government Transfers	476	476
Other Expenses	434	434
Internal Recoveries	(318)	(318)
External Recoveries	(700)	(701)
TOTAL OPERATING EXPENSES	9,008	9,008

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

The mission of the Ministry of Aboriginal Relations and Reconciliation is to lead provincial efforts on reconciliation and improvement of social and economic outcomes for Aboriginal peoples on behalf of all British Columbians through: negotiating reconciliation agreements and treaties, supporting the goals of the New Relationship, building relationships and raising awareness, supporting culture and language revitalization, economic initiatives, community development and capacity building.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2011/12(1)	2012/13
VOTED APPROPRIATIONS
Vote 11 — Ministry Operations	35,010	34,753
Vote 12 — Treaty and Other Agreements Funding	40,021	40,007

STATUTORY APPROPRIATIONS
First Citizens Fund Special Account	3,649	3,230
First Nations Clean Energy Business Fund Special Account	1,350	2,151

OPERATING EXPENSES	80,030	80,141
CAPITAL EXPENDITURES (2)	1	391
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	1,750	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1) For comparative purposes, figures shown for the 2011/12 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2012/13 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

(2) Details of capital expenditures are presented in Schedule C.

(3) Details of loans, investments and other requirements are presented in Schedule D.

(4) Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

CORE BUSINESS SUMMARY

($000)

	2011/12	2012/13 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Negotiations and Regional Operations	13,749	13,767	(59)	13,708
Community and Socio-Economic Development	3,867	3,832	(2)	3,830
Strategic Initiatives	13,495	13,718	(402)	13,316
Executive and Support Services	3,899	3,901	(2)	3,899
Treaty and Other Agreements Funding	40,021	40,456	(449)	40,007
First Citizens Fund Special Account	3,649	3,230	—	3,230
First Nations Clean Energy Business Fund Special Account	1,350	2,151	—	2,151
TOTAL OPERATING EXPENSES	80,030	81,055	(914)	80,141

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net
Core Business
Executive and Support Services	1	391	—	391

TOTAL CAPITAL EXPENDITURES	1	391	—	391

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Negotiations and Regional Operations	1,750	—	—	—
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	1,750	—	—	—

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2011/12	2012/13

VOTE 11 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following four core businesses: Negotiations and Regional Operations, Community and Socio-Economic Development, Strategic Initiatives, and Executive and Support Services.

NEGOTIATIONS AND REGIONAL OPERATIONS

Voted Appropriation
Negotiations and Regional Operations	13,749	13,708

Voted Appropriation Description: This sub-vote provides for the participation in the negotiation of treaties, incremental treaty agreements and other agreements with First Nations and the federal government, and negotiation and implementation of agreements with the federal government to cost-share treaties and other arrangements with First Nations. This sub-vote also provides for cross-government coordination of First Nations engagements including development of government-to-government resource management protocols; cross-government coordination of First Nations consultation and accommodation; and treaty implementation and treaty related measures. This sub-vote also provides for the operation of regional offices that provide customer assistance with supporting information such as guidelines on First Nations consultation. Costs may be recovered from ministries, other entities within government, and parties external to government for services described within this sub-vote.

COMMUNITY AND SOCIO-ECONOMIC DEVELOPMENT

Voted Appropriation
Community and Socio-Economic Development	3,867	3,830

Voted Appropriation Description: This sub-vote provides for initiatives to close the socio-economic gaps between Aboriginal peoples and other British Columbians, including the identification of opportunities, removal of barriers, the cross-ministry coordination of resources and services provided to Aboriginal peoples and support for data development and reporting out on progress. This sub-vote also provides for leadership in policy development, relationship building, cultural initiatives, community development, support to Aboriginal leadership and advisory bodies, and for administration of the First Citizens Fund and related transfers. Costs may be recovered from ministries, other entities within government, and parties external to government for services described within this sub-vote.

STRATEGIC INITIATIVES

Voted Appropriation
Strategic Initiatives	13,495	13,316

Voted Appropriation Description: This sub-vote provides for the support and enhancement of the government’s New Relationship with First Nations and Aboriginal peoples, through non-treaty negotiations considered strategically important to furthering the New Relationship, including revenue sharing and shared decision making, and by liaison with key First Nation groups such as the First Nations Leadership Council. This sub-vote also supports the development of treaty related policy in the areas of consultation, accommodation and reconciliation; produces the provincial lands, resources and governance mandates and policies that represent provincial interests at the treaty tables; and facilitates engagement and negotiation among First Nations, provincial ministries and key stakeholders with the aim of accommodating First Nation interests and promoting collaboration and coordination on Aboriginal issues across sectors and orders of government. The ministry’s planning efforts, including strategic, service and business plans and performance monitoring, measurement and reporting, are also funded by this sub-vote. Costs may be recovered from ministries, other entities within government, and parties external to government for services described within this sub-vote.

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2011/12	2012/13

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	582	582
Corporate Services	3,317	3,317
	3,899	3,899

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Aboriginal Relations and Reconciliation including salaries, benefits, allowances and operating expenses for the minister and the minister’s staff; and executive support including the deputy minister’s office and corporate administration. This sub-vote also provides for executive direction to the ministry; finance, administrative, strategic human resource and information management services and systems; and information and privacy. Costs may be recovered from ministries, other entities within government, other levels of government, organizations and individuals for services described within this sub-vote.

VOTE 11 — MINISTRY OPERATIONS	35,010	34,753

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2011/12	2012/13

VOTE 12 — TREATY AND OTHER AGREEMENTS FUNDING

This vote provides for programs and operations described in the voted appropriation under the core business: Treaty and Other Agreements Funding.

TREATY AND OTHER AGREEMENTS FUNDING

Voted Appropriation
Treaty and Other Agreements Funding	40,021	40,007

Voted Appropriation Description: This sub-vote provides for transfers to First Nations and third parties as a result of the settlement of treaties, incremental treaty agreements, economic benefit agreements, forest consultation and revenue-sharing agreements, and other agreements with First Nations. This sub-vote also provides for transfers to First Nations of revenue received from petroleum, natural gas and minerals extraction in accordance with the federal/provincial agreement as specified under the Fort Nelson Indian Reserve Minerals Revenue Sharing Act and other agreements with First Nations. Costs may be recovered from natural resource revenues for services described within this sub-vote.

VOTE 12 — TREATY AND OTHER AGREEMENTS FUNDING	40,021	40,007

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2011/12	2012/13

STATUTORY — SPECIAL ACCOUNTS

These statutory appropriations provide for programs and operations under the following special accounts: First Citizens Fund and First Nations Clean Energy Business Fund.

FIRST CITIZENS FUND

Statutory Appropriation
First Citizens Fund	3,649	3,230

Statutory Appropriation Description: This statutory appropriation provides for the First Citizens Fund which is governed under the Special Accounts Appropriation and Control Act.

FIRST NATIONS CLEAN ENERGY BUSINESS FUND

Statutory Appropriation
First Nations Clean Energy Business Fund special account	1,350	2,151

Statutory Appropriation Description: This statutory appropriation provides for the First Nations Clean Energy Business Fund special account which is governed under the Clean Energy Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	19,455	19,455
Operating Costs	6,840	6,789
Government Transfers	51,842	51,884
Other Expenses	2,928	2,933
Internal Recoveries	(5)	(6)
External Recoveries	(1,030)	(914)
TOTAL OPERATING EXPENSES	80,030	80,141

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2011/12	2012/13

FIRST CITIZENS FUND

This account was originally created as a fund under the Revenue Surplus Appropriation Act in 1969, was continued under the Funds Control Act in 1979, and was changed to a special account under the Special Accounts Appropriation and Control Act in 1988. The account promotes the economic, educational and cultural well-being of Aboriginal people who are normally residents of British Columbia, by providing financial assistance through loan guarantees and government transfers. Interest attributable to the account balance is credited to the account as revenue. Expenses consist of government transfers in support of cultural, educational and economic opportunities including student bursaries; heritage, language and culture programs; Aboriginal friendship centre program delivery; and economic development programs. The account also provides funds for the administration costs of certain social and economic development programs. No financing transactions are provided for under this account.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR (2)	4,673	3,824
OPERATING TRANSACTIONS
Revenue	2,800	2,800
Expense	(3,649)	(3,230)
Net Revenue (Expense)	(849)	(430)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR (2)	3,824	3,394

NOTES

(1)   A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)   The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2011/12 is based on the 2010/11 Public Accounts.

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2011/12	2012/13

FIRST NATIONS CLEAN ENERGY BUSINESS FUND SPECIAL ACCOUNT

This account was created as a fund under the Clean Energy Act which came into force July 5, 2010. It provides for increased First Nations participation in clean energy power projects through sharing of revenue government receives from those projects or through facilitating the participation of First Nations in the clean energy sector, including supporting First Nation equity positions in those projects. The account also provides for administration costs of the account.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR (2)	5,000	3,876
OPERATING TRANSACTIONS
Revenue	—	345
Expense	(1,350)	(2,151)
Net Revenue (Expense)	(1,350)	(1,806)

Difference Between 2011/12 Estimates and Projected Actual Net Revenue (Expense)	226

FINANCING TRANSACTIONS
Receipts
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR (2)	3,876	2,070

NOTES

(1)   A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)   The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2011/12 represents opening balance of the special account.

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2011/12	2012/13

NEGOTIATIONS AND REGIONAL OPERATIONS

SETTLEMENT COSTS OF TREATIES AND OTHER AGREEMENTS — Disbursements are made to purchase and hold land for treaty settlement purposes and to provide to First Nations in accordance with treaty agreements. Administration costs are funded through the ministry’s voted appropriations.

Receipts	—	—
Disbursements	1,750	—
Net Cash Source (Requirement)	(1,750)	—

MINISTRY OF ADVANCED EDUCATION

The mission of the Ministry of Advanced Education is to provide leadership to a dynamic, integrated and responsive post-secondary system to maximize benefits to all British Columbians.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2011/12(1)	2012/13
VOTED APPROPRIATION
Vote 13 — Ministry Operations	1,963,369	1,971,938

OPERATING EXPENSES	1,963,369	1,971,938
CAPITAL EXPENDITURES (2)	504	896
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)

For comparative purposes, figures shown for the 2011/12 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2012/13 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

(2)	Details of capital expenditures are presented in Schedule C.
(3)	Details of loans, investments and other requirements are presented in Schedule D.
(4)	Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF ADVANCED EDUCATION

CORE BUSINESS SUMMARY

($000)

	2011/12	2012/13 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Educational Institutions and Organizations	1,858,014	1,884,248	(17,119)	1,867,129
Student Support Programs	84,594	84,596	(2)	84,594
Executive and Support Services	20,761	20,733	(518)	20,215
TOTAL OPERATING EXPENSES	1,963,369	1,989,577	(17,639)	1,971,938

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	504	896	—	896
TOTAL CAPITAL EXPENDITURES	504	896	—	896

REVENUE COLLECTED FOR, AND TRANSFERRED TO,
OTHER ENTITIES	Net	Disbursements	Receipts	Net

Core Business
Educational Institutions and Organizations	—	10,000	(10,000)	—
TOTAL REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	—	10,000	(10,000)	—

MINISTRY OF ADVANCED EDUCATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2011/12	2012/13

VOTE 13 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following three core businesses: Educational Institutions and Organizations, Student Support Programs, and Executive and Support Services.

EDUCATIONAL INSTITUTIONS AND ORGANIZATIONS

Voted Appropriation
Educational Institutions and Organizations	1,858,014	1,867,129

Voted Appropriation Description: This sub-vote provides for funding to universities, colleges, institutes, educational agencies, and other organizations to support the post-secondary education system and for initiatives that enhance student performance and access. Costs may be recovered from ministries, educational organizations, and from the federal government under cost sharing agreements for services described within this sub-vote.

STUDENT SUPPORT PROGRAMS

Voted Appropriation
Student Support Programs	84,594	84,594

Voted Appropriation Description: This sub-vote provides for the administration, operations and delivery of student support programs. This sub-vote also provides financial, income and other assistance to and for students including scholarships, bursaries, loan forgiveness programs, transfers to students and transfers for initiatives that enhance student performance and access. Costs may be recovered from organizations and the federal government for payments administered on their behalf for services described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	596	596
Corporate Services	20,165	19,619
	20,761	20,215

Voted Appropriations Description: This sub-vote provides for ministry leadership and direction, establishment of policy and accountability, and provides program support for the post-secondary system. This sub-vote also provides for quality assessment for public and private post-secondary degree granting institutions. This sub-vote also provides for the office of the Minister of Advanced Education, and includes salaries, benefits, allowances, and operating expenses for the minister and for the minister’s staff; and for corporate services to the ministry. Transfers are provided for post-secondary development and implementation activities, research, and national and international education initiatives. Costs may be recovered from ministries, government organizations, and from participation in federal/provincial agreements and activities for services described within this sub-vote.

VOTE 13 — MINISTRY OPERATIONS	1,963,369	1,971,938

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	19,768	19,768
Operating Costs	7,751	7,205
Government Transfers	1,970,232	1,979,347
Other Expenses	258	259
Internal Recoveries	(17,002)	(17,002)
External Recoveries	(17,638)	(17,639)
TOTAL OPERATING EXPENSES	1,963,369	1,971,938

MINISTRY OF ADVANCED EDUCATION

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS

($000)

Estimates	Estimates
2011/12	2012/13

EDUCATIONAL INSTITUTIONS AND ORGANIZATIONS

POST-SECONDARY INSTITUTIONS — Disbursements are provided by the province to post-secondary institutions for capital projects under the federal Knowledge Infrastructure Program. Federal funding is received by the Ministry of Advanced Education on the post-secondary institutions’ behalf. Administration costs are funded through the ministry’s voted appropriations.

Receipts	72,644	10,000
Disbursements	72,644	10,000
Net Cash Source (Requirement)	—	—

MINISTRY OF AGRICULTURE

The mission of the Ministry of Agriculture is to cultivate a competitive and socially responsible agri-food sector.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2011/12(1)	2012/13
VOTED APPROPRIATIONS
Vote 14 — Ministry Operations	52,297	52,314
Vote 15 — Agricultural Land Commission	1,974	1,974

STATUTORY APPROPRIATION
Production Insurance Account Special Account	18,500	18,500
Less: Transfer from Ministry Operations Vote	(7,000)	(7,000)

OPERATING EXPENSES	65,771	65,788
CAPITAL EXPENDITURES (2)	215	290
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	(49)	(6)
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)          For comparative purposes, figures shown for the 2011/12 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2012/13 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

(2)          Details of capital expenditures are presented in Schedule C.

(3)          Details of loans, investments and other requirements are presented in Schedule D.

(4)          Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF AGRICULTURE

CORE BUSINESS SUMMARY

($000)

	2011/12	2012/13 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Agriculture Science and Policy	9,951	20,622	(10,654)	9,968
Strategic Industry Partnerships	34,629	44,881	(10,252)	34,629
BC Farm Industry Review Board	896	898	(2)	896
Executive and Support Services	6,821	6,824	(3)	6,821
Agricultural Land Commission	1,974	1,977	(3)	1,974
Production Insurance Account Special Account	11,500	11,501	(1)	11,500

TOTAL OPERATING EXPENSES	65,771	86,703	(20,915)	65,788

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	215	290	—	290

TOTAL CAPITAL EXPENDITURES	215	290	—	290

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Strategic Industry Partnerships	(49)	—	(6)	(6)
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	(49)	—	(6)	(6)

MINISTRY OF AGRICULTURE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2011/12	2012/13

VOTE 14 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following four core businesses: Agriculture Science and Policy, Strategic Industry Partnerships, BC Farm Industry Review Board, and Executive and Support Services.

AGRICULTURE SCIENCE AND POLICY

Voted Appropriations
Innovation and Governance	2,315	2,332
Policy and Industry Competitiveness	3,404	3,404
Plant and Animal Health	4,231	4,231
Growing Forward	1	1
	9,951	9,968

Voted Appropriations Description: This sub-vote provides for surveillance, diagnostic services and management systems including licensing and inspection to monitor and improve plant and animal health; and for the creation and delivery of industry initiatives, including research and innovation. This sub-vote also provides for planning, establishing and co-ordinating federal-provincial trade agreements and legislation related to a competitive and profitable agriculture sector; and for policy and regulatory development, market development and promotion, and economic and statistical analysis for the agri-food and seafood sectors including corporate and leadership support related to business transformation. Costs may be recovered from ministries, other entities within government, other levels of government, organizations and individuals for services described within this sub-vote.

STRATEGIC INDUSTRY PARTNERSHIPS

Voted Appropriations
Food Protection	1,220	1,220
Sustainable Agriculture Management	4,323	4,481
Business Risk Management	29,086	28,928
	34,629	34,629

Voted Appropriations Description: This sub-vote provides for provincial and federal-provincial agricultural risk management programs, insurance schemes and funding of programs and trusts; regional sector support in emergency management; business development; youth development; agro-forestry and range use development; and promoting public awareness and support for agriculture and food sectors. This sub-vote also funds initiatives related to strengthening farming programs, including partnerships with industry, local governments and others to manage land use planning, resolve management issues and identify opportunities. This sub-vote also provides for agri-environmental initiatives supporting program development, addressing environmental risks to and from the sector, and development of beneficial management practices; licensing and inspection of fish processing and the administration of those fisheries under the authority of the province; and activities relating to food safety, quality and traceability. Costs may be recovered from ministries, other entities within government, other levels of government, organizations and individuals for services described within this sub-vote.

BC FARM INDUSTRY REVIEW BOARD

Voted Appropriation
BC Farm Industry Review Board	896	896

Voted Appropriation Description: This sub-vote provides for the supervision of the operation of the marketing board and commissions formed under the Natural Products Marketing (BC) Act; the hearing of appeals on regulated marketing issues; and the hearing of complaints and conducting inquiries related to farm practices under the Farm Practices Protection (Right to Farm) Act. Costs may be recovered from ministries, other entities within government, other levels of government, organizations and individuals for services described within this sub-vote.

MINISTRY OF AGRICULTURE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2011/12	2012/13

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	503	503
Corporate Services	6,318	6,318
	6,821	6,821

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Agriculture including salaries, benefits, allowances and operating expenses for the minister and the minister’s staff; and executive support including the deputy minister’s office and corporate administration. This sub-vote also provides for executive direction to the ministry; finance, administrative, strategic human resource, and information management services and systems; information and privacy; revenue collection; and trust fund management for ministry operations, programs and clients. Transfers are provided for activities concerned with access, protection and management of the environment. Costs may be recovered from ministries, other entities within government, other levels of government, organizations and individuals for services described within this sub-vote.

VOTE 14 — MINISTRY OPERATIONS	52,297	52,314

MINISTRY OF AGRICULTURE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2011/12	2012/13

VOTE 15 — AGRICULTURAL LAND COMMISSION

This vote provides for programs and operations described in the voted appropriation under the core business: Agricultural Land Commission.

AGRICULTURAL LAND COMMISSION

Voted Appropriation
Agricultural Land Commission	1,974	1,974

Voted Appropriation Description: This sub-vote provides for the operation of the Agricultural Land Commission. Under the Agricultural Land Commission Act, the commission is responsible for preserving the scarce supply of agricultural land in the province through policies and programs that foster long-term sustainability and encourage farm businesses. The commission responds to the needs of farmers, landowners, applicants, local governments and others. A portion of the fees for the applications made under the Agricultural Land Commission Act is retained by local governments for services provided in the application process. Costs may be recovered from ministries, other entities within government, other levels of government, organizations and individuals for services described within this sub-vote.

VOTE 15 — AGRICULTURAL LAND COMMISSION	1,974	1,974

MINISTRY OF AGRICULTURE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2011/12	2012/13

STATUTORY — SPECIAL ACCOUNTS

This statutory appropriation provides for programs and operations of the special account: Production Insurance Account.

PRODUCTION INSURANCE ACCOUNT

Statutory Appropriation	18,500	18,500
Production Insurance Account	(7,000)	(7,000)
Less: Transfer from Ministry Operations Vote	11,500	11,500

Statutory Appropriation Description: This statutory appropriation provides for the Production Insurance Account which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	25,982	27,024
Operating Costs	9,636	10,976
Government Transfers	25,373	25,373
Other Expenses	22,594	23,339
Internal Recoveries	(47)	(9)
External Recoveries	(17,767)	(20,915)
TOTAL OPERATING EXPENSES	65,771	65,788

MINISTRY OF AGRICULTURE

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2011/12	2012/13

PRODUCTION INSURANCE ACCOUNT

This account was established as a special account effective April 1, 2005 by section 9.2 of the Special Accounts Appropriation and Control Act and replaces the Crop Insurance Fund created by a regulation under the Insurance for Crops Act. Production Insurance is an insurance scheme that stabilizes farm income by minimizing, at an individual level, the detrimental economic effects of losses due to uncontrollable natural perils. The purpose of this account is to receive premiums from the federal government, the province, producers, and indemnity and other payments through reinsurance. This account also earns interest on accumulated funds. Expenses include indemnification payments to producers, reinsurance premiums to third parties, and any third party costs of adjustments. Costs may be recovered from external organizations for reinsurance proceeds.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR (2)	12,389	17,089
OPERATING TRANSACTIONS
Revenue	16,200	16,200
Expense	(18,501)	(18,501)
Internal and External Recoveries	1	1
Transfer from Ministry Operations Vote	7,000	7,000
Net Revenue (Expense)	4,700	4,700
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR (2)	17,089	21,789

NOTES

(1)          A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)          The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2011/12 is based on the 2010/11 Public Accounts.

MINISTRY OF AGRICULTURE

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2011/12	2012/13

STRATEGIC INDUSTRY PARTNERSHIPS

AGRICULTURE CREDIT ACT — Receipts represent principal repayments on outstanding loans issued under the Agriculture Credit Act which was terminated on March 31, 1995. The Miscellaneous Statutes Amendments Act, 2003, provides the provisions for the loan repayments. Administration costs are funded through the ministry’s voted appropriations.

Receipts	49	6
Disbursements	—	—
Net Cash Source (Requirement)	49	6

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

The mission of the Ministry of Children and Family Development is to support healthy child development by its commitment to a collaborative professional practice delivered across a range of quality services which strives to maximize the potential of children and youth, and to achieve meaningful outcomes for children, youth and families.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2011/12(1)	2012/13
VOTED APPROPRIATION
Vote 16 — Ministry Operations	1,330,691	1,333,291

OPERATING EXPENSES	1,330,691	1,333,291
CAPITAL EXPENDITURES (2)	690	277
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	(31)	(31)
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)          For comparative purposes, figures shown for the 2011/12 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2012/13 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

(2)          Details of capital expenditures are presented in Schedule C.

(3)          Details of loans, investments and other requirements are presented in Schedule D.

(4)          Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

CORE BUSINESS SUMMARY

($000)

	2011/12	2012/13 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Early Childhood Development and Child Care Services	266,486	265,898	(1)	265,897
Services for Children and Youth with Special Needs	279,970	290,737	(2,141)	288,596
Child and Youth Mental Health Services	79,111	79,233	—	79,233
Child Safety, Family Support and Children in Care Services	498,706	545,745	(48,359)	497,386
Adoption Services	25,538	25,554	—	25,554
Youth Justice Services	48,390	69,409	(22,334)	47,075
Service Delivery Support	117,692	114,620	(1)	114,619
Executive and Support Services	14,798	15,611	(680)	14,931

TOTAL OPERATING EXPENSES	1,330,691	1,406,807	(73,516)	1,333,291

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	690	277	—	277

TOTAL CAPITAL EXPENDITURES	690	277	—	277

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	(31)	—	(31)	(31)
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	(31)	—	(31)	(31)

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2011/12	2012/13

VOTE 16 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following eight core businesses: Early Childhood Development and Child Care Services; Services for Children and Youth with Special Needs; Child and Youth Mental Health Services; Child Safety, Family Support and Children in Care Services; Adoption Services; Youth Justice Services; Service Delivery Support; and Executive and Support Services.

EARLY CHILDHOOD DEVELOPMENT AND CHILD CARE SERVICES

Voted Appropriation
Early Childhood Development and Child Care Services	266,486	265,897

Voted Appropriation Description: This sub-vote provides funding for early childhood development and child care programs and services primarily aimed at infants and young children and their families. This sub-vote also provides for subsidies to parents under the Child Care Subsidy Act and payments to organizations which provide or support child care services under the Child Care BC Act. Costs may be recovered from other levels of government, organizations, and individuals for services and for costs arising from third party settlements in relation to services described within this sub-vote.

SERVICES FOR CHILDREN AND YOUTH WITH SPECIAL NEEDS

Voted Appropriation
Services for Children and Youth with Special Needs	279,970	288,596

Voted Appropriation Description: This sub-vote provides funding for programs and services dedicated to children and youth with special needs and their families. These include: early intervention programs; supported child development; family support services; residential and guardianship services for children and youth with special needs in the care of the ministry as provided for under the Child, Family and Community Service Act; and specialized provincial services. Costs may be recovered from other levels of government, organizations, and individuals for services and for costs arising from third party settlements in relation to services described within this sub-vote.

CHILD AND YOUTH MENTAL HEALTH SERVICES

Voted Appropriation
Child and Youth Mental Health Services	79,111	79,233

Voted Appropriation Description: This sub-vote provides funding for specialized and community-based intervention, treatment, and support services to mentally ill children, youth and their families. This includes the operation of the Maples provincial adolescent mental health facility and services as provided for under the Mental Health Act. Costs may be recovered from ministries for services described within this sub-vote.

CHILD SAFETY, FAMILY SUPPORT AND CHILDREN IN CARE SERVICES

Voted Appropriation
Child Safety, Family Support and Children in Care Services	498,706	497,386

Voted Appropriation Description: This sub-vote provides funding for the welfare of children and youth through programs and services provided for under the Child, Family and Community Service Act and the Employment and Assistance Act. These include: family supports, collaborative planning and decision making services, child protection, children and youth in care, alternates to care, services for youth and young adults, and for the support of and capacity building by organizations serving Aboriginal children, youth and families. Costs may be recovered from other levels of government, organizations, and individuals for services and for costs arising from third party settlements in relation to services described within this sub-vote.

ADOPTION SERVICES

Voted Appropriation
Adoption Services	25,538	25,554

Voted Appropriation Description: This sub-vote provides funding for adoption services as provided for under the Adoption Act. This includes funding for recruitment of adoptive families, promotion of adoptions, planning for permanency and post adoption assistance.

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2011/12	2012/13

YOUTH JUSTICE SERVICES

Voted Appropriation
Youth Justice Services	48,390	47,075

Voted Appropriation Description: This sub-vote provides funding for youth justice services as provided for under the Youth Justice Act, the Mental Health Act, the Forensic Psychiatry Act, and the federal Youth Criminal Justice Act. These include: specialized community-based and provincial facility-based programs and services which promote crime prevention and rehabilitation, and support law-abiding behaviour among youth who have been charged or found guilty of a criminal offence; youth custody centres and youth forensic psychiatric services; and other supportive programs. Costs may be recovered from other levels of government, organizations, and individuals for services and for costs arising from third party settlements in relation to services described within this sub-vote.

SERVICE DELIVERY SUPPORT

Voted Appropriation
Service Delivery Support	117,692	114,619

Voted Appropriation Description: This sub-vote provides funding for strategic and operational services which support ministry practices. These include: regional management, community administration, policy development, integrated case management system, quality assurance, and other supporting services under the Adoption Act, the Child, Family and Community Service Act, the Employment and Assistance Act, the Mental Health Act, the Youth Justice Act, and the federal Youth Criminal Justice Act. Costs may be recovered from other levels of government, organizations, and individuals for services and for costs arising from third party settlements in relation to services described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	596	596
Corporate Services	14,202	14,335
	14,798	14,931

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Children and Family Development; overall direction, development and corporate support for all ministry services; and for the administration of the Human Resource Facility Act. Costs may be recovered from other levels of government, organizations, and individuals for services and for costs arising from third party settlements in relation to services described within this sub-vote.

VOTE 16 — MINISTRY OPERATIONS	1,330,691	1,333,291

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	316,001	313,787
Operating Costs	60,153	62,879
Government Transfers	1,027,865	1,029,525
Other Expenses	2,970	3,134
Internal Recoveries	(2,518)	(2,518)
External Recoveries	(73,780)	(73,516)
TOTAL OPERATING EXPENSES	1,330,691	1,333,291

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2011/12	2012/13

EXECUTIVE AND SUPPORT SERVICES

HUMAN SERVICES PROVIDERS FINANCING PROGRAM — Receipts represent repayment of loans provided in previous fiscal years for capital purposes to stimulate investment in efficiencies and innovation by British Columbia community social services providers, including funds under the Human Resource Facility Act. Administration costs are funded through the ministry’s voted appropriations.

Receipts	31	31
Disbursements	—	—
Net Cash Source (Requirement)	31	31

MINISTRY OF COMMUNITY, SPORT AND CULTURAL DEVELOPMENT

The mission of the Ministry of Community, Sport and Cultural Development is to make great places to live in British Columbia, by helping local governments and residents build vibrant, green and healthy communities that are well-governed, liveable, economically-resilient, socially-responsible, and full of opportunities for participation in sports and the arts.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2011/12(1)	2012/13
VOTED APPROPRIATION
Vote 17 — Ministry Operations	243,265	300,265

STATUTORY APPROPRIATIONS
BC Arts and Culture Endowment Special Account	2,500	2,500
Physical Fitness and Amateur Sports Fund Special Account	1,700	1,700
University Endowment Lands Administration Account Special Account	6,442	6,442

OPERATING EXPENSES	253,907	310,907
CAPITAL EXPENDITURES (2)	832	884
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)

For comparative purposes, figures shown for the 2011/12 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2012/13 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

(2)	Details of capital expenditures are presented in Schedule C.
(3)	Details of loans, investments and other requirements are presented in Schedule D.
(4)	Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF COMMUNITY, SPORT AND CULTURAL DEVELOPMENT

CORE BUSINESS SUMMARY

($000)

	2011/12	2012/13 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Local Government	201,389	292,550	(35,010)	257,540
Integrated Policy, Legislation and Operations	1,849	2,813	(2)	2,811
BC Film Commission	862	948	(1)	947
Arts, Culture and Sport	20,956	156,332	(135,435)	20,897
Transfers to Crown Corporations and Agencies	12,166	12,166	—	12,166
Executive and Support Services	6,043	5,905	(1)	5,904
BC Arts and Culture Endowment Special Account	2,500	2,500	—	2,500
Physical Fitness and Amateur Sports Fund Special Account	1,700	1,700	—	1,700
University Endowment Lands Administration Account Special Account	6,442	6,442	—	6,442

TOTAL OPERATING EXPENSES	253,907	481,356	(170,449)	310,907

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	832	884	—	884

TOTAL CAPITAL EXPENDITURES	832	884	—	884

MINISTRY OF COMMUNITY, SPORT AND CULTURAL DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2011/12	2012/13

VOTE 17 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following six core businesses: Local Government; Integrated Policy, Legislation and Operations; BC Film Commission; Arts, Culture and Sport; Transfers to Crown Corporations and Agencies; and Executive and Support Services.

LOCAL GOVERNMENT

Voted Appropriations
Local Government Services and Transfers	195,741	251,456
University Endowment Lands	5,142	5,576
Assessment Services	1	1
Assessment Policy and Support	505	507
	201,389	257,540

Voted Appropriations Description:  This sub-vote provides for the administration of the Community Charter, the Local Government Act, the Local Government Grants Act, financial and other support to local governments and other related organizations, and for the operation of the University Endowment Lands, the Property Assessment Review Panels and the Property Assessment Appeal Board, including the fees and expenses of appointees to the Panels and Board. Costs may be recovered from ministries, the British Columbia Assessment Authority, other organizations through agreements, appellants to the Board, special accounts, and local and federal governments for services described within this sub-vote.

INTEGRATED POLICY, LEGISLATION AND OPERATIONS

Voted Appropriation
Integrated Policy, Legislation and Operations	1,849	2,811

Voted Appropriation Description:  This sub-vote provides for corporate leadership and guidance to programs including the deputy minister’s office by integrating corporate operations, and overseeing the development of legislation, regulations and long-term policies and programs including intergovernmental relations, business innovation, strategic planning, systems planning, business reviews, correspondence, socio-economic/regulatory impact analysis, and public education. This sub-vote also provides for the management and delivery of programs linked to project teams leading priority cross-government initiatives and consulting with First Nations, local governments and other external stakeholders. Costs may be recovered from ministries, Crown agencies, other levels of government, organizations, and individuals external to government for projects and services described within this sub-vote.

BC FILM COMMISSION

Voted Appropriation
BC Film Commission	862	947

Voted Appropriation Description:  This sub-vote provides for support and funding for the promotion of British Columbia’s locations, production and post-production support for film-making, and film industry infrastructure for use by the world’s film, television and commercial industry. Costs may be recovered from external organizations for services described within this sub-vote.

MINISTRY OF COMMUNITY, SPORT AND CULTURAL DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2011/12	2012/13

ARTS, CULTURE AND SPORT

Voted Appropriations
Sport	10,905	10,830
Arts and Culture	10,050	10,066
Community Gaming Grants	1	1
	20,956	20,897

Voted Appropriations Description:  This sub-vote provides for the support of arts, cultural policy and programs, and for administration and delivery of government programs under the Arts Council Act; and administration of the Arts Legacy Fund sub-account and the BC150 Cultural Fund sub-account, held under the BC Arts and Culture Endowment special account. This sub-vote also provides for support and funding for sport, physical activity, assistance to improve sport and physical activity infrastructure, local hosting of events, administration of the Physical Fitness and Amateur Sports Fund and the distribution of gaming proceeds toward community gaming grants. Costs may be recovered from ministries, Crown agencies, other levels of government, the British Columbia Lottery Corporation, organizations, licensees and individuals external to government for collection management, repair and restoration for cultural and conservation purposes and for other services described within this sub-vote.

TRANSFERS TO CROWN CORPORATIONS AND AGENCIES

Voted Appropriation
Royal British Columbia Museum	12,166	12,166

Voted Appropriation Description:  This sub-vote provides for transfers to Crown Corporations and Agencies, including the Royal British Columbia Museum.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	564	580
Corporate Services	5,479	5,324
	6,043	5,904

Voted Appropriations Description:  This sub-vote provides for the office of the Minister of Community, Sport and Cultural Development, including salaries, benefits, allowances, and operating expenses of the minister’s staff and the Parliamentary Secretary for Rural Communities. This sub-vote also provides for executive direction of the Ministry of Community, Sport and Cultural Development and administrative services for the operating programs of the Ministry of Community, Sport and Cultural Development and the Ministry of Jobs, Tourism and Innovation, including financial administration and budget coordination, strategic and business planning and reporting, human resources, office management and accommodation and information systems. This sub-vote also provides for policy development and other initiatives sponsored by the minister. Costs may be recovered from ministries, Crown corporations and agencies for services described within this sub-vote.

VOTE 17 — MINISTRY OPERATIONS	243,265	300,265

MINISTRY OF COMMUNITY, SPORT AND CULTURAL DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2011/12	2012/13

STATUTORY — SPECIAL ACCOUNTS

These statutory appropriations provide for programs and operations of the following special accounts: BC Arts and Culture Endowment, Physical Fitness and Amateur Sports Fund, and University Endowment Lands Administration Account.

BC ARTS AND CULTURE ENDOWMENT

Statutory Appropriation
BC Arts and Culture Endowment special account	2,500	2,500

Statutory Appropriation Description: This statutory appropriation provides for the BC Arts and Culture Endowment special account which is governed under the Special Accounts Appropriation and Control Act.

PHYSICAL FITNESS AND AMATEUR SPORTS FUND

Statutory Appropriation
Physical Fitness and Amateur Sports Fund	1,700	1,700

Statutory Appropriation Description: This statutory appropriation provides for the Physical Fitness and Amateur Sports Fund which is governed under the Special Accounts Appropriation and Control Act.

UNIVERSITY ENDOWMENT LANDS ADMINISTRATION ACCOUNT

Statutory Appropriation
University Endowment Lands Administration Account	6,442	6,442

Statutory Appropriation Description: This statutory appropriation provides for the University Endowment Lands Administration Account which is governed under the University Endowment Land Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	18,125	19,053
Operating Costs	10,005	10,627
Government Transfers	399,246	451,660
Other Expenses	6,462	6,462
Internal Recoveries	(6,445)	(6,446)
External Recoveries	(173,486)	(170,449)
TOTAL OPERATING EXPENSES	253,907	310,907

MINISTRY OF COMMUNITY, SPORT AND CULTURAL DEVELOPMENT

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2011/12	2012/13

BC ARTS AND CULTURE ENDOWMENT SPECIAL ACCOUNT

This account was established as a special account effective April 1, 2008 under the Special Accounts Appropriation and Control Act. This account contains two sub-accounts, the BC150 Cultural Fund and the Arts Legacy Fund. The BC150 Cultural Fund sub-account operates as an endowment fund with a restricted balance of $150 million which is not permitted to be spent. This sub-account will provide support for arts and culture in British Columbia as recommended by the BC Arts Council. The Arts Legacy Fund sub-account also operates as an endowment fund with a restricted balance of $20 million which is not permitted to be spent. Expenses consist of government grants to organizations and artists to support the creation, development or presentation of works of art at events or venues the minister considers will provide significant exposure to those works of art. Interest or earnings paid on the sub-accounts will be credited to the sub-accounts as revenue.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR (2)	4,146	4,746
OPERATING TRANSACTIONS
Revenue	3,100	3,100
Expense	(2,500)	(2,500)
Net Revenue (Expense)	600	600

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR (2)	4,746	5,346

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2011/12 is based on the 2010/11 Public Accounts.

MINISTRY OF COMMUNITY, SPORT AND CULTURAL DEVELOPMENT

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2011/12	2012/13

PHYSICAL FITNESS AND AMATEUR SPORTS FUND

This account was originally created as a fund under the Revenue Surplus Act in 1969, continued under the Funds Control Act in 1979, and changed to a special account under the Special Accounts Appropriation and Control Act. The account promotes the physical fitness of residents of the province and their participation in amateur sport. Interest earned on the account balance is credited to the account as revenue. Expenses consist of government transfers to physical fitness and amateur sports projects, groups and organizations and awards to individuals. Administration costs are provided through the Ministry Operations Vote.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR (2)	1,765	1,765
OPERATING TRANSACTIONS
Revenue	1,700	1,700
Expense	(1,700)	(1,700)
Net Revenue (Expense)	—	—

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR (2)	1,765	1,765

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2011/12 is based on the 2010/11 Public Accounts.

MINISTRY OF COMMUNITY, SPORT AND CULTURAL DEVELOPMENT

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2011/12	2012/13

UNIVERSITY ENDOWMENT LANDS ADMINISTRATION ACCOUNT

This account was established as a Miscellaneous Statutory Account by authority of the University Endowment Lands Administration Act, and was continued under the University Endowment Lands Act, 1979. The account provides for services to residents of the University Endowment Lands. Revenue is derived from University Endowment Lands resident ratepayer contributions, including fees, licences and property taxes. Other revenue sources (net of direct costs) include land sales and rent from land tenures. Expenses include the ratepayer’s portion of costs transferred from the Ministry Operations Vote for services provided.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR (2)	31,706	31,706
OPERATING TRANSACTIONS
Revenue	6,442	6,442
Expense	(6,442)	(6,442)
Net Revenue (Expense)	—	—

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR (2)	31,706	31,706

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2011/12 is based on the 2010/11 Public Accounts.

MINISTRY OF EDUCATION

The mission of the Ministry of Education is to set legal, financial, curricular, and accountability frameworks so as to enable all learners to develop their individual potential and to acquire the knowledge, skills and attitudes needed to contribute to a healthy, democratic and pluralistic society and a prosperous, sustainable economy.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2011/12(1)	2012/13
VOTED APPROPRIATION
Vote 18 — Ministry Operations	5,241,877	5,308,638

STATUTORY APPROPRIATIONS
Children’s Education Fund Special Account	—	—
Teachers Act Special Account	—	6,210

OPERATING EXPENSES	5,241,877	5,314,848
CAPITAL EXPENDITURES (2)	2,002	978
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)

For comparative purposes, figures shown for the 2011/12 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2012/13 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

(2)	Details of capital expenditures are presented in Schedule C.
(3)	Details of loans, investments and other requirements are presented in Schedule D.
(4)	Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF EDUCATION

CORE BUSINESS SUMMARY

($000)

	2011/12	2012/13 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Education Programs	5,195,984	5,254,626	(22,654)	5,231,972
Learning Improvement Fund	—	30,000	—	30,000
Executive and Support Services	45,893	49,944	(3,278)	46,666
Children’s Education Fund Special Account	—	—	—	—
Teachers Act Special Account	—	6,210	—	6,210

TOTAL OPERATING EXPENSES	5,241,877	5,340,780	(25,932)	5,314,848

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	2,002	978	—	978

TOTAL CAPITAL EXPENDITURES	2,002	978	—	978

MINISTRY OF EDUCATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2011/12	2012/13

VOTE 18 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following three core businesses: Education Programs, Learning Improvement Fund, and Executive and Support Services.

EDUCATION PROGRAMS

Voted Appropriation
Education Programs	5,195,984	5,231,972

Voted Appropriation Description: This sub-vote provides for funding to support K-12 education, the public library system, early learning and literacy. Costs may be recovered from public and independent schools for the Common Student Information System, the federal government for expenditures primarily relating to the Official Languages in Education Protocol, and public sector agencies for services described within this sub-vote.

LEARNING IMPROVEMENT FUND

Voted Appropriation
Learning Improvement Fund	—	30,000

Voted Appropriation Description: This sub-vote provides funding to address class organization issues in public schools.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	565	565
Education and Corporate Services	45,328	46,101
	45,893	46,666

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Education and includes salaries, benefits, allowances and operating expenses of the minister and minister’s staff; and corporate services to the ministry and boards, agencies and commissions supported by the ministry. This sub-vote also provides for executive direction for the ministry and management and support for ministry programs and initiatives. Costs may be recovered from ministries, other governments, public sector agencies, private organizations, and the general public for services described within this sub-vote.

VOTE 18 — MINISTRY OPERATIONS	5,241,877	5,308,638

MINISTRY OF EDUCATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2011/12	2012/13

STATUTORY — SPECIAL ACCOUNTS

These statutory appropriations provide for programs and operations of the following special accounts: Children’s Education Fund and Teachers Act Special Account.

CHILDREN’S EDUCATION FUND

Statutory Appropriation
Children’s Education Fund special account	—	—

Statutory Appropriation Description: This statutory appropriation provides for the Children’s Education Fund special account which is governed under the Special Accounts Appropriations and Control Act.

TEACHERS ACT SPECIAL ACCOUNT

Statutory Appropriation
Teachers Act Special Account	—	6,210

Statutory Appropriation Description: This statutory appropriation provides for the Teachers Act Special Account which is governed under the Teachers Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	24,902	28,663
Operating Costs	33,409	38,837
Government Transfers	5,206,774	5,272,762
Other Expenses	1,072	1,162
Internal Recoveries	(644)	(644)
External Recoveries	(23,636)	(25,932)
TOTAL OPERATING EXPENSES	5,241,877	5,314,848

MINISTRY OF EDUCATION

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2011/12	2012/13

CHILDREN’S EDUCATION FUND SPECIAL ACCOUNT

This account was established as a special account effective April 1, 2007 under the Special Accounts Appropriation and Control Act. The Children’s Education Fund provides funding for a grant program for the benefit of eligible students born on or after January 1, 2007 enrolled in eligible British Columbia-based education programs. Revenues represent investment earnings on the fund balance.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	170,879	226,074
OPERATING TRANSACTIONS
Revenue	13,034	13,640
Expense	—	—
Net Revenue (Expense)	13,034	13,640

Difference Between 2011/12 Estimates and Projected Actual Net Revenue (Expense)	(4,863)

Transfer from (to) the General Fund	47,024	46,731

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	226,074	286,445

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2011/12 is based on the 2010/11 Public Accounts.

MINISTRY OF EDUCATION

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2011/12	2012/13

TEACHERS ACT SPECIAL ACCOUNT

This account was established as a special account effective January 9, 2012 under the Teachers Act. The Teachers Act Special Account provides funding for costs and expenses incurred in connection with the administration of the Teachers Act and any debts, obligations and liabilities transferred to the government under the dissolution of the British Columbia College of Teachers. Revenues include money transferred to government under section 87 of the Teachers Act, proceeds realized on disposition of rights, property and assets transferred to government under section 87 of the Teachers Act, and fees, remittances and costs paid to government under the Teachers Act, School Act and Independent School Act.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	—	2,336
OPERATING TRANSACTIONS
Revenue	—	6,210
Expense	—	(6,210)
Net Revenue (Expense)	—	—

Difference Between 2011/12 Estimates and Projected Actual Net Revenue (Expense)	2,336

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
Working Capital Adjustments and Other Spending Authority Committed (3)	—	100
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	2,336	2,436

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)	The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year.
(3)

The Working Capital Adjustments and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, and the recognition of deferred revenues.

MINISTRY OF ENERGY AND MINES

The mission of the Ministry of Energy and Mines is to facilitate a positive climate for the economic, environmental and socially responsible development of British Columbia’s energy, natural gas, mineral and petroleum resources for the benefit of British Columbians; for providing leadership in meeting the housing needs of all British Columbians, by establishing safety codes, supporting residential tenants, landlords and homeowners, and enabling a range of market and non-market housing choices; and for effective service delivery in all areas of business.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2011/12(1)	2012/13
VOTED APPROPRIATIONS
Vote 19 — Ministry Operations	48,457	50,234
Vote 20 — Housing	345,444	346,242
Vote 21 — Liquor and Gaming Administration	18,362	18,146

STATUTORY APPROPRIATIONS
Housing Endowment Fund Special Account	10,000	10,000
Innovative Clean Energy Fund Special Account	14,947	14,947

OPERATING EXPENSES	437,210	439,569
CAPITAL EXPENDITURES(2)	65,135	28,168
LOANS, INVESTMENTS AND OTHER REQUIREMENTS(3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES(4)	—	—

NOTES

(1) For comparative purposes, figures shown for the 2011/12 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2012/13 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

(2) Details of capital expenditures are presented in Schedule C.

(3) Details of loans, investments and other requirements are presented in Schedule D.

(4) Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF ENERGY AND MINES

CORE BUSINESS SUMMARY

($000)

	2011/12	2012/13 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Oil and Gas	12,042	13,821	(2)	13,819
Mines and Mineral Resources	10,013	10,017	(4)	10,013
Titles and Corporate Relations	3,861	3,865	(4)	3,861
Electricity and Alternative Energy	18,048	18,050	(2)	18,048
Executive and Support Services	4,493	4,497	(4)	4,493
Housing	345,444	346,244	(2)	346,242
Liquor Control and Licensing	1	9,303	(9,302)	1
Gaming Policy and Enforcement	18,361	124,217	(106,072)	18,145
Housing Endowment Fund Special Account	10,000	10,000	—	10,000
Innovative Clean Energy Fund Special Account	14,947	14,947	—	14,947
TOTAL OPERATING EXPENSES	437,210	554,961	(115,392)	439,569

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	65,135	28,168	—	28,168

TOTAL CAPITAL EXPENDITURES	65,135	28,168	—	28,168

REVENUE COLLECTED FOR, AND TRANSFERRED TO,
OTHER ENTITIES	Net	Disbursements	Receipts	Net

Core Business
Oil and Gas	—	31,157	(31,157)	—
Electricity and Alternative Energy	—	60,000	(60,000)	—
TOTAL REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	—	91,157	(91,157)	—

MINISTRY OF ENERGY AND MINES

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2011/12	2012/13

VOTE 19 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following five core businesses: Oil and Gas, Mines and Mineral Resources, Titles and Corporate Relations, Electricity and Alternate Energy, and Executive and Support Services.

OIL AND GAS

Voted Appropriation
Oil and Gas	12,042	13,819

Voted Appropriation Description: This sub-vote provides for the management of the province’s natural gas and petroleum resources, including the following: facilitating infrastructure development to improve access to oil and gas resources; undertaking economic, market, engineering, environmental, volume and pricing analysis to develop and implement policies and programs; identifying, stimulating and facilitating development and market opportunities; fostering skilled oil and gas labour and service sector resources; developing provincial statutes and regulations that apply to the oil and gas sector; representing the province’s interests before energy regulatory tribunals; developing and maintaining petroleum geology databases; consulting with First Nations and other stakeholders; and external relations and providing information to the public. This sub-vote also provides for salaries, benefits and operating expenses related to government’s management of oil and gas resources; expenses for developing policies and programs to identify, stimulate, market and facilitate British Columbia’s oil and gas development opportunities; and negotiating and implementing agreements with other governments, First Nations and non-governmental organizations regarding the fiscal, regulatory, scientific, health, safety, environmental, socio-economic and financial aspects of oil and gas development. Costs may be recovered from ministries, Crown agencies, parties external to the government, and organizations and individuals external to government for approved infrastructure program costs for services described within this sub-vote.

MINES AND MINERAL RESOURCES

Voted Appropriation
Mines and Mineral Resources	10,013	10,013

Voted Appropriation Description: This sub-vote provides for the management and responsible development of the province’s mineral and coal resources including: developing and delivering geoscience databases and surveys; regulating mineral and coal exploration and mine development to ensure safe and environmentally responsible development, production, reclamation and closure; developing and implementing policies and legislation to support mineral and coal exploration and development; providing secure mineral and coal tenure and registering, managing and maintaining these rights; delivering timely permitting decisions; advising provincial government agencies on mineral and coal resources and their potential; promoting British Columbia’s many mineral and coal opportunities; assisting mineral and coal exploration and mining companies; responding to queries from the public, First Nations, stakeholders, and local governments; and consulting the public, First Nations and local governments on major policy and legislative initiatives. Costs may be recovered from ministries, Crown agencies, other levels of government, agencies and organizations, individuals and from fees for supplies and services described within this sub-vote.

TITLES AND CORPORATE RELATIONS

Voted Appropriation
Titles and Corporate Relations	3,861	3,861

Voted Appropriation Description: This sub-vote provides for the administration of petroleum and natural gas and geothermal tenures, including consulting with communities, First Nations and other governments; providing information to the public; providing assistance and advice to the petroleum and natural gas and geothermal industries on issuance of petroleum and natural gas tenures, geothermal tenures and underground natural gas storage rights; and maintaining tenure registries and collecting fees associated with the subsurface tenures and ensuring compliance with provincial tenure legislation and regulations. This sub-vote also provides for programs related to the ministry’s corporate services which include: providing strategic planning and corporate policy advice related to petroleum and natural gas, mineral and geothermal tenures and ensuring reporting requirements are met; leading and coordinating cross-ministry and intergovernmental initiatives; collaborating on policy development for all phases of energy, petroleum and natural gas, mining and geothermal exploration and resource development; overseeing the development of legislation and regulations; and development of policies and programs in the areas of corporate leadership and guidance that transect the energy, petroleum and natural gas, mineral and geothermal resource sectors. This sub-vote also provides for corporate administration; and corporate business innovation including strategic planning, business review and planning, corporate policy development, program evaluation, economic and regulatory impact analysis and information and privacy. Costs may be recovered from ministries, Crown agencies and parties external to the government for supplies and services described within this sub-vote.

MINISTRY OF ENERGY AND MINES

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2011/12	2012/13

ELECTRICITY AND ALTERNATIVE ENERGY

Voted Appropriation
Electricity and Alternative Energy	18,048	18,048

Voted Appropriation Description: This sub-vote provides for development of legislation, policies and programs to support all forms of electrical power generation, transmission, and marketing; province-wide energy conservation and efficiency measures and programs; alternative energy development; and the advancement of leading edge energy technologies. This sub-vote also provides for regulation of renewable fuels and the carbon intensity of transportation fuels; provision of policy advice or direction to electrical utilities and the regulator, British Columbia Utilities Commission; fostering private sector investment in new electricity and alternative energy resources; and strategic policy development for clean renewable power producers. Costs may be recovered from ministries, Crown agencies and parties external to government for supplies and services described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	538	538
Corporate Services	3,955	3,955
	4,493	4,493

Voted Appropriations Description: This sub-vote provides for the offices of the Minister of Energy and Mines and Minister responsible for Housing, including salaries, benefits, allowances and operating expenses of the minister and the minister’s staff; executive support including the deputy minister’s office and provides for co-ordination of legislation and the management and delivery of programs that report information to the public on the state of energy and mines. This sub-vote also provides for executive direction to the ministry; finance, administrative, strategic human resources, and information management services and systems; revenue collection; trust fund management for ministry operations, programs and clients; and the salary and expenses of the Parliamentary Secretaries for Clean Technology and for Natural Gas. This sub-vote also provides for payments required under the Vancouver Island Natural Gas Pipeline Agreement. Costs may be recovered from ministries, other entities within government, other levels of government, organizations and individuals for services described within this sub-vote.

VOTE 19 — MINISTRY OPERATIONS	48,457	50,234

MINISTRY OF ENERGY AND MINES

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2011/12	2012/13

VOTE 20 — HOUSING

This vote provides for programs and operations described in the voted appropriations under the core business: Housing.

HOUSING

Voted Appropriations
Housing	335,892	336,690
Building and Safety Policy	1,550	1,550
Residential Tenancy	8,002	8,002
	345,444	346,242

Voted Appropriations Description: This sub-vote provides for housing policy development and program delivery; building and safety policy development and advice respecting the regulatory framework for the built environment; and residential tenancy branch operations including facilitating the resolution of landlord and tenant disputes. This sub-vote also provides for the administration of the British Columbia Building and Fire Codes, the Building Code Appeal Board under the Local Government Act, the Homeowner Protection Act, the Safety Standards Act, the Safety Authority Act, the Residential Tenancy Act, the Manufactured Home Park Tenancy Act, the Assistance to Shelter Act, the Shelter Aid for Elderly Renters Act, the Ministry of Lands Parks and Housing Act, and the development of the Strata Property Act. Transfers are provided to BC Housing Management Commission to develop, repair, operate, subsidize, and maintain safe, comprehensive, affordable housing and shelter options and to deliver services to those in need. Transfers are also made to ministries, organizations, agencies, and individuals for services described within this sub-vote. Costs may be recovered from other levels of government, agencies, organizations and individuals for services described within this sub-vote.

VOTE 20 — HOUSING	345,444	346,242

MINISTRY OF ENERGY AND MINES

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2011/12	2012/13

VOTE 21 — LIQUOR AND GAMING ADMINISTRATION

This vote provides for programs and operations in the voted appropriations under the following two core businesses: Liquor Control and Licensing, and Gaming Policy and Enforcement.

LIQUOR CONTROL AND LICENSING

Voted Appropriation
Liquor Control and Licensing	1	1

Voted Appropriation Description: This sub-vote provides for the overall policy development, administration, licensing and enforcement in support of the Liquor Control and Licensing Act and Regulations including administrative oversight of retail liquor outlets appointed under section 18(5) of the Liquor Distribution Act to establish and operate an on-going program to reduce the incidence of underage drinking. Costs may be recovered from licensing applications, renewal and change request fees, and from the Liquor Distribution Branch for services described within this sub-vote.

GAMING POLICY AND ENFORCEMENT

Voted Appropriations
Gaming Policy and Enforcement Operations	18,360	18,144
Distribution of Gaming Proceeds	1	1
	18,361	18,145

Voted Appropriations Description: This sub-vote provides for the administration of gaming (including horse racing and lotteries) in the province and includes development and administration of legislation, policy, standards, and regulations; licensing gaming events; oversight of horse racing events and teletheatres; registration; equipment and product certification; auditing all forms of gambling activities for compliance, investigation and enforcement activities concerning legal gaming venues and illegal gaming; the management of the province’s gaming initiatives; the province’s responsible gambling strategy and problem gambling program; and the distribution of gaming proceeds. Costs may be recovered from revenues paid into the Consolidated Revenue Fund by the British Columbia Lottery Corporation, from processing fees for gaming event licence applications, from the Canadian Pari-Mutuel Agency for horse race testing, from external entities for horse race betting, and from gaming registrants for direct costs incurred in the processing of registration applications for services described within this sub-vote.

VOTE 21 — LIQUOR AND GAMING ADMINISTRATION	18,362	18,146

MINISTRY OF ENERGY AND MINES

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2011/12	2012/13

STATUTORY — SPECIAL ACCOUNTS

These statutory appropriations provide for programs and operations of the following special accounts: Housing Endowment Fund and Innovative Clean Energy Fund.

HOUSING ENDOWMENT FUND

Statutory Appropriation
Housing Endowment Fund special account	10,000	10,000

Statutory Appropriation Description: This statutory appropriation provides for the Housing Endowment Fund special account which is governed under the Special Accounts Appropriation and Control Act.

INNOVATIVE CLEAN ENERGY FUND

Statutory Appropriation
Innovative Clean Energy Fund special account	14,947	14,947

Statutory Appropriation Description: This statutory appropriation provides for the Innovative Clean Energy Fund special account which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	48,473	48,770
Operating Costs	18,702	20,245
Government Transfers	483,195	483,753
Other Expenses	2,179	2,200
Internal Recoveries	(8)	(7)
External Recoveries	(115,331)	(115,392)
TOTAL OPERATING EXPENSES	437,210	439,569

MINISTRY OF ENERGY AND MINES

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2011/12	2012/13

HOUSING ENDOWMENT FUND SPECIAL ACCOUNT

This account was established as a special account effective April 1, 2007, under the Special Accounts Appropriation and Control Act. The account exists for purposes relating to innovation in affordable, social or supportive housing and in housing development and management. The account operates as an endowment fund with a restricted balance of $250 million that is not permitted to be spent. Net earnings of the account are credited to the account as revenue. Expenses of the account consist of grants in support of authorized housing initiatives.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR (2)	25,157	25,157
OPERATING TRANSACTIONS
Revenue	10,000	10,000
Expense	(10,000)	(10,000)
Net Revenue (Expense)	—	—

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	25,157	25,157

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2011/12 is based on the 2010/11 Public Accounts.

MINISTRY OF ENERGY AND MINES

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2011/12	2012/13

INNOVATIVE CLEAN ENERGY FUND SPECIAL ACCOUNT

This account was created by the Finance Statutes (Innovative Clean Energy Fund) Amendment Act in 2007, and is continued under the Special Accounts Appropriation and Control Act. The purpose of the account is to accelerate the commercialization of clean energy technologies through projects that address provincial energy and environmental priorities, and that have international market potential, or to demonstrate the viability of commercial technologies not currently being used in British Columbia. Revenues credited to the account came from a levy applied to all final purchases of specified ‘energy products’ in British Columbia under section 68.01 of the Social Services Tax Act prior to August 1, 2010. Program expenses are recovered from the Special Account. Expenses are limited to those permitted within the scope of the Act and include administration of the account.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	44,935	29,988
OPERATING TRANSACTIONS
Revenue	—	—
Expense	(14,947)	(14,947)
Net Revenue (Expense)	(14,947)	(14,947)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	29,988	15,041

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2011/12 is based on the 2010/11 Public Accounts.

MINISTRY OF ENERGY AND MINES

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS

($000)

Estimates	Estimates
2011/12	2012/13

OIL AND GAS

OIL AND GAS COMMISSION — Disbursements are provided by the province to the Oil and Gas Commission with respect to oil and gas industry fees and levies assessed and collected on behalf of the Commission under the Oil and Gas Activities Act and the Fee, Levy and Security Regulation. Administration costs are funded through the ministry’s voted appropriations.

Receipts	40,750	31,157
Disbursements	40,750	31,157
Net Cash Source (Requirement)	—	—

ELECTRICITY AND ALTERNATIVE ENERGY

NORTHWEST TRANSMISSION LINE — Disbursements are provided by the province to BC Hydro for the Northwest Transmission Line under a federal-provincial cost sharing agreement. Federal funding is received by the Ministry of Energy and Mines on BC Hydro’s behalf. Administration costs are funded through the ministry’s voted appropriations.

Receipts	61,000	60,000
Disbursements	61,000	60,000
Net Cash Source (Requirement)	—	—

MINISTRY OF ENVIRONMENT

The mission of the Ministry of Environment is to provide leadership in ensuring our natural legacy for future generations and supporting positive economic outcomes for British Columbia.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2011/12(1)	2012/13
VOTED APPROPRIATIONS
Vote 22 — Ministry Operations	100,388	99,366
Vote 23 — Environmental Assessment Office	8,754	8,754

STATUTORY APPROPRIATIONS
Park Enhancement Fund Special Account	500	500
Sustainable Environment Fund Special Account	20,305	20,305

OPERATING EXPENSES	129,947	128,925
CAPITAL EXPENDITURES(2)	12,339	17,815
LOANS, INVESTMENTS AND OTHER REQUIREMENTS(3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES(4)	—	—

NOTES

(1) For comparative purposes, figures shown for the 2011/12 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2012/13 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

(2) Details of capital expenditures are presented in Schedule C.

(3) Details of loans, investments and other requirements are presented in Schedule D.

(4) Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF ENVIRONMENT

CORE BUSINESS SUMMARY

($000)

	2011/12	2012/13 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Environmental Protection	6,954	7,154	(200)	6,954
Environmental Sustainability	19,429	22,257	(2,828)	19,429
Parks and Protected Areas	30,122	30,356	(234)	30,122
Conservation Officer Service	16,736	16,835	(121)	16,714
Climate Action	5,123	4,125	(2)	4,123
Executive and Support Services	22,024	22,026	(2)	22,024
Environmental Assessment Office	8,754	8,756	(2)	8,754
Park Enhancement Fund Special Account	500	500	—	500
Sustainable Environment Fund Special Account	20,305	20,305	—	20,305

TOTAL OPERATING EXPENSES	129,947	132,314	(3,389)	128,925

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	11,939	17,415	—	17,415
Park Enhancement Fund Special Account	400	400	—	400

TOTAL CAPITAL EXPENDITURES	12,339	17,815	—	17,815

MINISTRY OF ENVIRONMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2011/12	2012/13

VOTE 22 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following six core businesses: Environmental Protection, Environmental Sustainability, Parks and Protected Areas, Conservation Officer Service, Climate Action, and Executive and Support Services.

ENVIRONMENTAL PROTECTION

Voted Appropriation
Environmental Protection	6,954	6,954

Voted Appropriation Description: This sub-vote provides for clean, healthy and safe water, land and air for all living things through programs including: administering the Sustainable Environment Fund Act; setting emission and discharge standards; monitoring and reporting on ambient air and water quality; reducing and removing contaminating toxins and waste; managing pesticide use; responding to high-risk environmental emergencies; and administering industry product stewardship programs. Transfers are provided for activities concerned with protecting and managing the environment. Eligible costs are recovered from the Sustainable Environment Fund. Costs may be recovered from ministries, special accounts, other entities within government, other levels of government, and organizations and individuals for services described within this sub-vote.

ENVIRONMENTAL SUSTAINABILITY

Voted Appropriation
Environmental Sustainability	19,429	19,429

Voted Appropriation Description: This sub-vote provides for the development of legislation, policy, standards and governance framework for the management, conservation and utilization of the province’s surface and groundwater, watershed management, source and ground water protection, biodiversity, fish and wildlife species and their habitats, and species at risk, including the protection, inventory, enhancement, maintenance, and restoration of terrestrial and aquatic ecosystems; supporting or leading outreach programs to integrate water and natural resource management into industry, municipal and regional planning and development programs; and fostering public awareness and understanding of the state and wise use of water and natural resources. This sub-vote also provides for the acquisition, collection, recording, managing, interpretation, standards and co-ordination of air, water, snow, climate and natural resource related inventories and data within the ministry and from other ministries; provision of social science expertise and services in economic and survey methodology; development of knowledge management networks and environmental information management systems internal and external to the ministry; laboratory services to ministry related vote activities; library service to the natural resource sector; and effectiveness monitoring and reporting of activities and outcomes related to activities in this vote. Transfers are provided for access, protection and management of the environment and related environmental information gathering and management for services provided for in this sub-vote. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, licensees and individuals for activities related to maintaining water, ecosystem health, knowledge and information management, and for other services described within this sub-vote.

PARKS AND PROTECTED AREAS

Voted Appropriation
Parks and Protected Areas	30,122	30,122

Voted Appropriation Description: This sub-vote provides for the acquisition, planning, management, administration, conservation and utilization of special areas including provincial parks, protected areas and conservation lands through programs including: the planning, protection, inventory, maintenance, and restoration of terrestrial and aquatic ecosystems in Parks and Protected Areas; wildfire planning, prevention and awareness; initiating compliance and enforcement activities; provision of commercial and non-commercial recreational opportunities; development and maintenance of provincial park facilities supporting public use of the front country, back country and marine areas; promotion and management of recreation services; monitoring and reporting on park attendance, visitor satisfaction, land status and condition; provision of information, education and stewardship activities; promoting use and awareness of the protected areas system; and raising funding from external sources to support program delivery. Transfers are provided for stewardship, information and education, and management and administration of protected and conservation lands by third parties. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, licensees and individuals for services described within this sub-vote.

MINISTRY OF ENVIRONMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2011/12	2012/13

CONSERVATION OFFICER SERVICE

Voted Appropriation
Conservation Officer Service	16,736	16,714

Voted Appropriation Description: This sub-vote provides for activities related to upholding British Columbia laws and supporting the continuous improvement in compliance with requirements established by government to protect the environment, the province’s forest and range resource, and related human health and safety, including education and promotion, inspections, investigations and enforcement of standards for the protection of fish, wildlife, habitat and the environment; enforcing environmental standards for forest and range management for government and forest and range tenure holders; enforcing revenue policies; combating forest crimes; public safety issues related to regulated activities; the management of human/wildlife conflicts; and enforcing rules governing the use of forest service recreation sites and trails, and fire bans. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations and individuals for services described within this sub-vote.

CLIMATE ACTION

Voted Appropriation
Climate Action	5,123	4,123

Voted Appropriation Description: This sub-vote provides for support to the activities required to meet the province’s climate action targets under the Greenhouse Gas Reduction Targets Act and in British Columbia’s Climate Action Plan, and to adapting to the impacts of climate change. This includes leading engagement processes across ministries, other governments, a diverse range of stakeholders, and the general public. Activities include: research and policy development on climate action measures; education and communication on impacts of climate change; advising and supporting Executive Council and its committees on matters of climate action and clean energy; and developing a regional cap and trade system, standardized offsets program, Carbon Neutral Government, and all related legislation and regulations. This sub-vote also provides for policy, planning, coordination and operational support, consultations, outreach, partnerships, education and research. Eligible costs are recovered from the Sustainable Environment Fund. Costs may be recovered from ministries, special accounts, other entities within government, other levels of government, and organizations and individuals for services described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	478	478
Corporate Services	21,546	21,546
	22,024	22,024

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Environment including salaries, benefits, allowances and operating expenses of the minister and minister’s staff; executive support including the deputy minister’s office and corporate administration; corporate business innovation including strategic planning, systems planning, business review and planning, corporate policy development, co-ordination of legislation and intergovernmental relations, program evaluation, economic and regulatory impact analysis; and the management and delivery of programs that report information to the public on the state of environment and environmental trends. This sub-vote also provides for executive direction to the ministry; finance, administrative, strategic human resources, and information management services and systems; information and privacy; revenue collection; and trust fund management for ministry operations, programs and clients. Transfers are provided for activities concerned with access, protection and management of the environment. Costs may be recovered from ministries, other entities within government, other levels of government, organizations and individuals for services described within this sub-vote.

VOTE 22 — MINISTRY OPERATIONS	100,388	99,366

MINISTRY OF ENVIRONMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2011/12	2012/13

VOTE 23 — ENVIRONMENTAL ASSESSMENT OFFICE

This vote provides for programs and operations described in the voted appropriation under the core business: Environmental Assessment Office.

ENVIRONMENTAL ASSESSMENT OFFICE

Voted Appropriation
Environmental Assessment Office	8,754	8,754

Voted Appropriation Description: This sub-vote provides for an objective and publicly-accessible process under the Environmental Assessment Act. The process assesses environmental, economic, social, heritage and health effects of major project proposals in British Columbia, identifies means for preventing or reducing adverse effects, and oversees certified projects to ensure that potential adverse effects of projects are avoided or mitigated and purported benefits are achieved. The Environmental Assessment Office provides the facilitation, coordination and resources for project assessments which include consultation with members of the public, interest groups, First Nations and other levels of government, and compliance and effectiveness management in collaboration with other government agencies. Costs may be recovered from ministries, other entities within government, other levels of government, organizations and individuals for services described within this sub-vote.

VOTE 23 — ENVIRONMENTAL ASSESSMENT OFFICE	8,754	8,754

MINISTRY OF ENVIRONMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2011/12	2012/13

STATUTORY — SPECIAL ACCOUNTS

These statutory appropriations provide for programs and operations of the following special accounts: Park Enhancement Fund and Sustainable Environment Fund.

PARK ENHANCEMENT FUND

Statutory Appropriation
Park Enhancement Fund special account	500	500

Statutory Appropriation Description: This statutory appropriation provides for the Park Enhancement Fund special account which is governed under the Special Accounts Appropriation and Control Act.

SUSTAINABLE ENVIRONMENT FUND

Statutory Appropriation
Sustainable Environment Fund	20,305	20,305

Statutory Appropriation Description: This statutory appropriation provides for the Sustainable Environment Fund which is governed under the Sustainable Environment Fund Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	73,826	74,295
Operating Costs	42,799	42,641
Government Transfers	4,831	4,696
Other Expenses	32,061	31,058
Internal Recoveries	(20,473)	(20,376)
External Recoveries	(3,097)	(3,389)
TOTAL OPERATING EXPENSES	129,947	128,925

MINISTRY OF ENVIRONMENT

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2011/12	2012/13

PARK ENHANCEMENT FUND SPECIAL ACCOUNT

This account was created by the Special Accounts Appropriation and Control Act. It provides for enhanced management, facilities and services benefitting parks and protected areas including increased information, education and interpretation programs; higher levels of natural and cultural resource assessment, management, research and restoration; additional capital investments supporting the conservation and recreation goals of the ministry; improved volunteer program support; supplementary recreation program delivery; regional systems planning for conservation and recreation; and development and production of promotional, educational and partnership products. Transfers are provided to support the programs, services and activities provided for in this account. Revenues are received from ministries, other levels of government, organizations, licensees and individuals from stumpage from tree removal in parks and protected areas; from the sale or licensing of promotional and educational goods and services; from park reservation fees; as donations, bequests and contributions from agreements under the Act; and as earnings on account balances.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	1,853	1,543
OPERATING TRANSACTIONS
Revenue	590	590
Expense	(500)	(500)
Net Revenue (Expense)	90	90

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	(400)	(400)
Net Cash Source (Requirement)	(400)	(400)
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	1,543	1,233

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2011/12 is based on the 2010/11 Public Accounts.

MINISTRY OF ENVIRONMENT

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2011/12	2012/13

SUSTAINABLE ENVIRONMENT FUND

This account was created in 1990 by the Sustainable Environment Fund Act, and subsequent amendments. It provides for the protection of the air, land and water and for environmental renewal by preventing pollution, controlling pollutants and undertaking remediation activities through administration of the Environmental Management Act, Integrated Pest Management Act, and related regulations. Revenue is derived from environmental levies, fees, licences, and contributions from the federal government and other organizations and individuals. Expenses represent transfers to the Ministry of Environment for administration; the development of policies, legislation and regulations, standards and criteria for discharges and emissions; monitoring and understanding the receiving environment; education and encouragement of activities to prevent pollution; waste reduction; air and water quality; clean-up of contaminated sites; hazardous waste management; soil and water remediation projects; and transfers to local governments, other organizations and individuals to assist in waste management, clean-up of contaminated sites and to support various environmental protection initiatives.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	19,421	15,465
OPERATING TRANSACTIONS
Revenue	16,349	16,310
Expense	(20,305)	(20,305)
Net Revenue (Expense)	(3,956)	(3,995)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR (2)	15,465	11,470

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2011/12 is based on the 2010/11 Public Accounts.

MINISTRY OF FINANCE

The mission of the Ministry of Finance is to provide fiscal policies and regulatory frameworks that support a strong and vibrant provincial economy; lead fair, efficient and effective tax and royalty programs to support government services; and provide a centre of excellence for revenue management for government.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2011/12(1)	2012/13
VOTED APPROPRIATIONS
Vote 24 — Ministry Operations	120,156	117,209
Vote 25 — Public Service Agency	51,163	51,163
Vote 26 — Benefits	1	1

STATUTORY APPROPRIATIONS
Insurance and Risk Management Account Special Account	4,191	4,191
Provincial Home Acquisition Wind Up Special Account	10	10

OPERATING EXPENSES	175,521	172,574
CAPITAL EXPENDITURES (2)	2,511	9,655
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	232,094	197,675
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)     For comparative purposes, figures shown for the 2011/12 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2012/13 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

(2)     Details of capital expenditures are presented in Schedule C.

(3)     Details of loans, investments and other requirements are presented in Schedule D.

(4)     Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF FINANCE

CORE BUSINESS SUMMARY

($000)

	2011/12	2012/13 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net

Core Business
Treasury Board Staff	7,164	7,061	(7)	7,054
Office of the Comptroller General	8,338	9,442	(1,104)	8,338
Treasury	1	28,463	(28,462)	1
Revenue Division	70,181	154,433	(85,961)	68,472
Policy and Legislation	6,902	16,686	(11,802)	4,884
Public Sector Employers’ Council Secretariat	16,640	16,660	(20)	16,640
Executive and Support Services	10,930	11,822	(2)	11,820
Public Service Agency	51,163	52,233	(1,070)	51,163
Benefits	1	52,235	(52,234)	1
Insurance and Risk Management Account Special Account	4,191	6,542	(2,351)	4,191
Provincial Home Acquisition Wind Up Special Account	10	10	—	10

TOTAL OPERATING EXPENSES	175,521	355,587	(183,013)	172,574

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	2,511	9,655	—	9,655

TOTAL CAPITAL EXPENDITURES	2,511	9,655	—	9,655

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Revenue Division	232,134	363,366	(165,671)	197,695
Provincial Home Acquisition Wind Up Special Account	(40)	—	(20)	(20)
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	232,094	363,366	(165,691)	197,675

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	Net	Disbursements	Receipts	Net

Core Business
Revenue Division	—	1,087,800	(1,087,800)	—
TOTAL REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	—	1,087,800	(1,087,800)	—

MINISTRY OF FINANCE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2011/12	2012/13

VOTE 24 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following seven core businesses: Treasury Board Staff; Office of the Comptroller General; Treasury; Revenue Division; Policy and Legislation; Public Sector Employers’ Council Secretariat; and Executive and Support Services.

TREASURY BOARD STAFF

Voted Appropriation
Treasury Board Staff	7,164	7,054

Voted Appropriation Description: This sub-vote provides for the following: financial management advice to government on management of ministry and agency operating and capital spending, economic performance, revenue and debt, including development of economic, revenue and spending forecasts; development and management of the provincial government’s budget and three year fiscal plan, including production of the Budget and Fiscal Plan, the Estimates, Quarterly Reports and other related documents; advice and recommendations to Treasury Board on financial and capital management issues, including development of standards, policies and programs to support government initiatives; and review and approval of ministry and agency plans. This sub-vote also provides for advice on the oversight of Crown corporations and agencies, including analysis and coordination on governance, accountability, strategic priorities, performance planning, reporting, and inter-entity issues and policies. Costs may be recovered from ministries, special offices, Crown corporations and agencies, and parties external to government for services described within this sub-vote.

OFFICE OF THE COMPTROLLER GENERAL

Voted Appropriation
Office of the Comptroller General	8,338	8,338

Voted Appropriation Description: This sub-vote provides for a corporate governance and control framework over financial management, procurement, accounting, performance management, payment card industry requirements, and general and unclaimed property administration for the provincial government. Activities include legislation and policy development, capacity development and monitoring, reporting and continuous improvement. The sub-vote also provides for the provincial internal audit function, special investigations, management advisory services, activity based management, preparation of the Public Accounts, financial statements and management reports, post-payment compliance monitoring and reporting, payment diversion and the Corporate Services Secretariat. Costs may be recovered from ministries, special offices, organizations within the government reporting entity and external organizations for the services described within this sub-vote.

TREASURY

Voted Appropriation
Treasury	1	1

Voted Appropriation Description: This sub-vote provides for debt management and banking and cash management services to government, government bodies and other authorized organizations. Debt management services include: management of the government’s borrowing and fiscal agency loan programs; investment related to those programs; advisory and arranger services in relation to corporate and project finance initiatives; investor and rating agency relations; accounting, reporting, forecasting and analysis services relating to the debt of the government reporting entity and the organizations within it; and related financing and liability management services. Banking and cash management services include: negotiation and management of banking contracts and credit arrangements; development of government banking policy; cash management of the Consolidated Revenue Fund and related funds including investment of those funds; payment and revenue consolidation services; advisory services and support in relation to electronic banking and payments; and banking and cash management related services. Costs may be recovered from ministries (including the Management of Public Funds and Debt Vote), Crown agencies and parties external to government for services described within this sub-vote.

MINISTRY OF FINANCE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2011/12	2012/13

REVENUE DIVISION

Voted Appropriation
Revenue Division	70,181	68,472

Voted Appropriation Description: This sub-vote provides for the administration and enforcement of tax statutes, including the related revenue, royalties, interest, refunds, rebates, and benefit programs that are the responsibility of the Ministry of Finance. This sub-vote also provides for accounts receivable, collection and loan administration, including costs resulting from the ongoing administration of loans and grants issued under the Student Aid BC program, the ongoing administration of the reconstruction loan portfolio under the Homeowner Protection Act, and the collection of Medical Services Plan fees and premiums. Costs may be recovered from ministries, special offices, Crown corporations and agencies, other levels of government, public bodies and parties external to government, and from revenue administered by the ministry for services described within this sub-vote.

POLICY AND LEGISLATION

Voted Appropriations
Policy and Legislation	6,901	4,883
Financial Institutions Commission	1	1
	6,902	4,884

Voted Appropriations Description: This sub-vote provides the legislative frameworks for the corporate and personal property registries and the regulation of financial services, pension plans and real estate services. This sub-vote is also responsible for the coordination of non-budget legislation for the ministry. In addition, this sub-vote provides for advising the Minister of Finance and government on tax policy and intergovernmental fiscal relations for negotiations of financial, tax and fiscal arrangements with First Nations, the federal government and other levels of government and supports the implementation of government tax policy through legislation and regulation. This sub-vote also provides for operation and related administrative costs of the Financial Institutions Commission, the Credit Union Deposit Insurance Corporation and the Financial Services Tribunal. Costs may be recovered from ministries, special offices, Crown corporations and agencies, other levels of government, public bodies and parties external to government for services described within this sub-vote.

PUBLIC SECTOR EMPLOYERS’ COUNCIL SECRETARIAT

Voted Appropriation
Public Sector Employers’ Council Secretariat	16,640	16,640

Voted Appropriation Description: This sub-vote provides for the operation of the Public Sector Employers’ Council and the Council Secretariat, as established under the Public Sector Employers Act, and includes salaries and remuneration of the secretariat staff, government’s financial contributions to employers’ associations established under the Public Sector Employers Act and related expenses. The Council sets and coordinates strategic direction for issues in labour relations and advises government with respect to labour relations, pensions, and compensation-related issues in the public sector. Costs may be recovered from pension boards for services described within this sub-vote.

MINISTRY OF FINANCE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2011/12	2012/13

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	537	537
Corporate Services	10,393	11,283
	10,930	11,820

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Finance, the deputy minister’s office, Government House, executive, strategic and administrative support for the ministry, including financial, human resources, business planning, information and systems management, freedom of information and privacy services, and records services. Corporate services are provided to the Public Service Agency, Office of the Premier, and other entities. This sub-vote also provides for payment of authorized travel and other expenses and allowances for members of the Executive Council, Parliamentary Secretaries, members of the Legislative Assembly performing executive functions, personal attendants, and ministerial staff. Costs may be recovered from ministries, special offices, Crown corporations and agencies, other levels of government, public bodies and parties external to government for services described within this sub-vote.

VOTE 24 — MINISTRY OPERATIONS	120,156	117,209

MINISTRY OF FINANCE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2011/12	2012/13

VOTE 25 — PUBLIC SERVICE AGENCY

This vote provides for programs and operations described in the voted appropriations under the core business: Public Service Agency.

PUBLIC SERVICE AGENCY

Voted Appropriations
Business Performance	23,853	22,901
Service Operations	7,166	8,608
Talent Management	14,565	14,079
Employee Relations	3,995	4,013
Corporate Services	1,584	1,562
	51,163	51,163

Voted Appropriations Description: This sub-vote provides for the British Columbia Public Service Agency programs and operations, including a full range of day-to-day human resource consulting, compensation and classification, and related human resource services and programs to assist clients in meeting their business goals, and the delivery of a suite of learning services, recognition and engagement programs, and hiring. This sub-vote also provides for a full range of labour relations including negotiation and administration of collective agreements, severance, labour relations advice and dispute resolution. This sub-vote also provides for the executive direction of the British Columbia Public Service Agency, including management services for the Benefits vote, along with administrative support services, policy and program development, financial services, communications, corporate human resource application management, strategic planning, information systems, and performance management. Costs may be recovered from ministries, Crown agencies, boards and commissions, and other parties both internal and external to government for services provided under this sub-vote.

VOTE 25 — PUBLIC SERVICE AGENCY	51,163	51,163

MINISTRY OF FINANCE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2011/12	2012/13

VOTE 26 — BENEFITS

This vote provides for programs and operations described in the voted appropriations under the core business: Benefits.

BENEFITS

Voted Appropriations
Pension Contribution and Retirement Benefits	236,081	246,956
Employee Health Benefits	138,300	137,512
Other Benefits	5,250	4,750
Benefits Administration	6,848	7,428
Recoveries	(386,478)	(396,645)
	1	1

Voted Appropriations Description: This sub-vote provides for services in pension, retirement, employee health benefits, workforce adjustment services and severance costs, and related policy, program development, and administration for these business lines. This sub-vote also provides for the delivery of Disability Management and Workplace Health and Safety Programs, and management of the Provincial Employees Community Services Fund. Costs may be recovered from ministries, Crown agencies, boards and commissions, and other parties both internal and external to government for services described within this sub-vote.

VOTE 26 — BENEFITS	1	1

MINISTRY OF FINANCE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2011/12	2012/13

STATUTORY — SPECIAL ACCOUNTS

These statutory appropriations provide for programs and operations for the following special accounts: Insurance and Risk Management Account and Provincial Home Acquisition Wind Up.

INSURANCE AND RISK MANAGEMENT ACCOUNT

Statutory Appropriation
Insurance and Risk Management Account	4,191	4,191

Statutory Appropriation Description: This statutory appropriation provides for the Insurance and Risk Management Account which is governed under the Financial Administration Act.

PROVINCIAL HOME ACQUISITION WIND UP

Statutory Appropriation
Provincial Home Acquisition Wind Up special account	10	10

Statutory Appropriation Description: This statutory appropriation provides for the Provincial Home Acquisition Wind Up special account which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	560,745	570,996
Operating Costs	120,521	123,358
Government Transfers	31,386	23,834
Other Expenses	105,754	109,425
Internal Recoveries	(456,279)	(472,026)
External Recoveries	(186,606)	(183,013)
TOTAL OPERATING EXPENSES	175,521	172,574

MINISTRY OF FINANCE

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2011/12	2012/13

INSURANCE AND RISK MANAGEMENT ACCOUNT

This account was established by the Financial Administration Amendment Act in 1989, for the purpose of providing insurance and/or risk management services to participants consisting of government bodies, ministries, public authorities, persons, and classes of persons or public authorities designated by regulation. This account is administered by the Ministry of Finance and also provides for the operation of the Risk Management Branch and Government Security Office which provides risk management; risk financing, including claims and litigation management; and security, advisory and consulting services to the provincial public sector. Revenue and recoveries represent amounts paid into the account in respect of agreements or arrangements with participants, amounts required to be paid into it under regulations, amounts appropriated for the account by a Supply Act and earnings of the account. Expenses represent the amounts payable from the account in respect of agreements or arrangements with participants and amounts payable from the account in accordance with regulations including the cost of providing insurance and risk management services and of operating the account.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR (2)	356,013	374,003
OPERATING TRANSACTIONS
Revenue	21,790	21,790
Expense	(51,390)	(53,622)
Internal and External Recoveries	47,199	49,431
Net Revenue (Expense)	17,599	17,599

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
Working Capital Adjustments and Other Spending Authority Committed(3)	391	391
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR (2)	374,003	391,993

NOTES

(1)     A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)     The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2011/12 is based on the 2010/11 Public Accounts.

(3)     The Working Capital Adjustments and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, and the recognition of deferred revenues.

MINISTRY OF FINANCE

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2011/12	2012/13

PROVINCIAL HOME ACQUISITION WIND UP SPECIAL ACCOUNT

This account was established under the Special Accounts Appropriation and Control Act effective April 1, 2004, for the purpose of providing for expenditures for the winding up of the loan and financial assistance programs under the Home Conversion and Leasehold Loan Act, the Home Mortgage Assistance Act, the Home Purchase Assistance Act, the Homeowner Interest Assistance Act and the Provincial Home Acquisition Act. The latter Acts were repealed effective March 31, 2004. Revenue consists of interest on outstanding mortgage principal. Expenses include statutory rebates and other miscellaneous program costs. Receipts represent repayment of outstanding mortgage loan principal. Disbursements represent repurchased mortgage accounts and guarantee claims paid under the mortgage assistance programs.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR (2)	15,416	15,452
OPERATING TRANSACTIONS
Revenue	6	6
Expense	(10)	(10)
Net Revenue (Expense)	(4)	(4)

FINANCING TRANSACTIONS
Receipts	40	20
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	40	20
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR (2)	15,452	15,468

NOTES

(1)     A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)     The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2011/12 is based on the 2010/11 Public Accounts.

MINISTRY OF FINANCE

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2011/12	2012/13

REVENUE DIVISION

INTERNATIONAL FUEL TAX AGREEMENT (MOTOR FUEL TAX ACT) — Disbursements are provided by the province to other International Fuel Tax Agreement jurisdictions in respect of the receipts collected on their behalf. Administration costs are funded through the ministry’s voted appropriations.

Receipts	10,700	12,171
Disbursements	3,150	2,866
Net Cash Source (Requirement)	7,550	9,305

LAND TAX DEFERMENT ACT — Disbursements are made to municipalities by the province to pay for property taxes deferred under this Act by those property owners who qualify for the regular Tax Deferment Program (over 55 years of age and other qualified property owners) or who qualify for either the Financial Hardship Tax Deferment Program or the Family with Children Property Tax Deferral Option Program. The property owner or the estate is required to repay to the province all deferred taxes together with interest and an administration fee, on the termination of the agreement. Property owners qualifying under the Financial Hardship Tax Deferment Program are not required to pay an administration fee. Receipts represent repayments of outstanding principal (taxes deferred exclusive of interest). Interest and fee revenues are credited to the Consolidated Revenue Fund. Administration costs are funded through the ministry’s voted appropriations.

Receipts	35,000	47,000
Disbursements	140,000	113,000
Net Cash Source (Requirement)	(105,000)	(66,000)

RECONSTRUCTION LOAN PORTFOLIO — Disbursements are made to individuals, including strata property owners, who qualify for loans under the reconstruction loan program as set out in the Homeowner Protection Act. Receipts represent principle repayments on outstanding loans. Administration costs are funded through the ministry’s voted appropriations.

Receipts	19,316	16,500
Disbursements	—	500
Net Cash Source (Requirement)	19,316	16,000

STUDENTAID BC LOAN PROGRAM — Disbursements represent expenditures associated with loans under the StudentAid BC Program. Receipts represent principal repayments on outstanding loans. Administration costs are funded through the ministry’s voted appropriations.

Receipts	81,000	90,000
Disbursements	235,000	247,000
Net Cash Source (Requirement)	(154,000)	(157,000)

MINISTRY OF FINANCE

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS

($000)

Estimates	Estimates
2011/12	2012/13

REVENUE DIVISION

BC TRANSIT — Disbursements are provided by the province to British Columbia Transit (BCT) in respect of the British Columbia Transit Act fuel tax (receipts) collected on BCT’s behalf. Administration costs are funded through the ministry’s voted appropriations.

Receipts	11,400	11,400
Disbursements	11,400	11,400
Net Cash Source (Requirement)	—	—

BC TRANSPORTATION FINANCING AUTHORITY — Disbursements are provided by the province to the BC Transportation Financing Authority (BCTFA) in respect of the fuel tax (receipts) and the social service tax (receipts) on short-term rentals of passenger vehicles collected on BCTFA’s behalf under the Transportation Act. Administration costs are funded through the ministry’s voted appropriations.

Receipts	447,000	435,000
Disbursements	447,000	435,000
Net Cash Source (Requirement)	—	—

COWICHAN TRIBES — Disbursements are provided by the province to the Cowichan Tribes in respect of tobacco tax (receipts) collected on their behalf under the Cowichan Tribes Agreement. Administration costs are funded through the ministry’s voted appropriations.

Receipts	2,300	2,300
Disbursements	2,300	2,300
Net Cash Source (Requirement)	—	—

MUNICIPALITIES OR ELIGIBLE ENTITIES — Disbursements are provided by the province to municipalities, regional districts, or eligible entities in respect of municipal and regional district tax (receipts) collected on their behalf under the Hotel Room Tax Act. Interest and fee revenue is deposited to the Consolidated Revenue Fund. Administration costs are funded through the ministry’s voted appropriations.

Receipts	29,600	31,000
Disbursements	29,600	31,000
Net Cash Source (Requirement)	—	—

RURAL AREAS — Disbursements are provided by the province to local governments and entities in rural areas in respect of local property taxes and levies (receipts) collected on their behalf under the Taxation (Rural Area) Act. Interest and fee revenue is deposited to the Consolidated Revenue Fund. Administration costs are funded through the ministry’s voted appropriations.

Receipts	286,200	300,000
Disbursements	286,200	300,000
Net Cash Source (Requirement)	—	—

SOUTH COAST BRITISH COLUMBIA TRANSPORTATION AUTHORITY — Disbursements are provided by the province to the South Coast British Columbia Transportation Authority (SCBCTA) in respect of the fuel tax (receipts) collected on SCBCTA’s behalf under the South Coast British Columbia Transportation Authority Act. Administration costs are funded through the ministry’s voted appropriations.

Receipts	322,600	308,100
Disbursements	322,600	308,100
Net Cash Source (Requirement)	—	—

MINISTRY OF FORESTS, LANDS AND NATURAL RESOURCE

OPERATIONS

The mission of the Ministry of Forests, Lands and Natural Resource Operations is to support the sustainable development of forest, mineral, and land resources and the competitiveness of industries that use them, and to make effective land and resource decisions that produce economic prosperity and environmental sustainability.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2011/12(1)	2012/13
VOTED APPROPRIATIONS
Vote 27 — Ministry Operations	363,149	380,079
Vote 28 — Direct Fire	62,901	62,901

STATUTORY APPROPRIATIONS
BC Timber Sales Account Special Account	163,532	159,034
Crown Land Special Account	20	20
Forest Stand Management Fund Special Account	—	—

OPERATING EXPENSES	589,602	602,034
CAPITAL EXPENDITURES (2)	45,665	55,223
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	58,531	68,308
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1) For comparative purposes, figures shown for the 2011/12 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2012/13 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

(2) Details of capital expenditures are presented in Schedule C.

(3) Details of loans, investments and other requirements are presented in Schedule D.

(4) Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF FORESTS, LANDS AND NATURAL RESOURCE OPERATIONS

CORE BUSINESS SUMMARY

($000)

	2011/12	2012/13 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net

Core Business
Integrated Resource Operations	51,914	60,471	(1,482)	58,989
Resource Stewardship	92,210	158,773	(56,562)	102,211
Tenures, Competitiveness and Innovation	13,709	16,638	(3,001)	13,637
Timber Operations and Pricing	23,889	23,891	(2)	23,889
Regional Operations	116,192	118,895	(2,803)	116,092
Executive and Support Services	65,235	77,444	(12,183)	65,261
Direct Fire	62,901	77,522	(14,621)	62,901
BC Timber Sales Account Special Account	163,532	159,035	(1)	159,034
Crown Land Special Account	20	76,526	(76,506)	20
Forest Stand Management Fund Special Account	—	5,458	(5,458)	—

TOTAL OPERATING EXPENSES	589,602	774,653	(172,619)	602,034

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	21,465	27,723	—	27,723
BC Timber Sales Account Special Account	24,200	27,500	—	27,500

TOTAL CAPITAL EXPENDITURES	45,665	55,223	—	55,223

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Integrated Resource Operations	600	600	—	600
Tenures, Competitiveness and Innovation	4,250	5,878	—	5,878
BC Timber Sales Account Special Account	53,751	61,900	—	61,900
Crown Land Special Account	(70)	—	(70)	(70)
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	58,531	68,378	(70)	68,308

REVENUE COLLECTED FOR, AND TRANSFERRED TO,
OTHER ENTITIES	Net	Disbursements	Receipts	Net

Core Business
Regional Operations	—	6,000	(6,000)	—
TOTAL REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	—	6,000	(6,000)	—

MINISTRY OF FORESTS, LANDS AND NATURAL RESOURCE OPERATIONS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2011/12	2012/13

VOTE 27 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following six core businesses: Integrated Resource Operations; Resource Stewardship; Tenures, Competitiveness and Innovation; Timber Operations and Pricing; Regional Operations; and Executive and Support Services.

INTEGRATED RESOURCE OPERATIONS

Voted Appropriation
Integrated Resource Operations	51,914	58,989

Voted Appropriation Description: This sub-vote provides for the development, implementation, analysis, compliance, administration, stewardship and management of integrated resource operations, including provincial geographic information and mapping; legal registry of all natural resource tenures; fire prevention control; resort development; recreation sites and trails; archaeological information and permitting; and heritage property management permitting. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations and individuals for services described within this sub-vote.

RESOURCE STEWARDSHIP

Voted Appropriations
Resource Stewardship	85,621	95,621
Fish and Wildlife	6,589	6,590
	92,210	102,211

Voted Appropriations Description: This sub-vote provides for resource stewardship activities, including: the development of legislation, policies and practices that support sustainable forest management; land based investments; timber supply planning and determination; tree improvement; silviculture, forest genetics and growth and yield related research; forest health, forest inventory, and monitoring the effectiveness of forest practices; and land and marine use planning. This sub-vote also provides for stewardship activities related to invasive plants and species, fish, wildlife and habitat; ocean policy; water use regulation, planning, licensing, and safety, including dams and dikes; and river forecasts and water rental remissions. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations and individuals for services described within this sub-vote.

TENURES, COMPETITIVENESS AND INNOVATION

Voted Appropriation
Tenures, Competitiveness and Innovation	13,709	13,637

Voted Appropriation Description: This sub-vote provides for activities including: tenure policy and administration; activities that promote forest industry competitiveness and innovation; forest and Crown land policy and legislation; major Crown land allocation including the management of development projects and remediation of contaminated sites; forest related carbon business development; compensation; and research and development related to wood products and processes. Costs may be recovered from fees received from log exports, ministries, other entities within government, other levels of government, agencies, organizations and individuals for services described within this sub-vote.

TIMBER OPERATIONS AND PRICING

Voted Appropriation
Timber Operations and Pricing	23,889	23,889

Voted Appropriation Description: This sub-vote provides for tenure and pricing activities, including: establishing policies and administering the province’s timber measurement, pricing and billing systems; safety policy; forest service road and bridge maintenance and infrastructure; resource road policy and legislation; and promoting First Nation participation in the forest economy. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations and individuals for services described within this sub-vote.

MINISTRY OF FORESTS, LANDS AND NATURAL RESOURCE OPERATIONS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2011/12	2012/13

REGIONAL OPERATIONS

Voted Appropriation
Regional Operations	116,192	116,092

Voted Appropriation Description: This sub-vote provides for research, treatment, protection, licensing, permitting, administration, monitoring, reporting, stewardship management, and other operational activities in relation to: forests, range, water, soil, and recreation; biodiversity; species at risk; hunting, angling, and trapping; watershed restoration; habitat management; regional dam and dike safety and regulation; regional drought and flood management; traceability and eco-certification; mining resources; regional geographic information and sales; and Crown land. This sub-vote also provides for forest service road and bridge engineering, timber pricing, forest tenure administration, First Nations consultation, and land use initiatives. This sub-vote also provides for the operation of regional offices that provide customer assistance with access to natural resource authorizations. Costs may be recovered from ministries, other levels of government, agencies, organizations and individuals for services described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	834	834
Corporate Services	64,401	64,427
	65,235	65,261

Voted Appropriations Description: This sub-vote provides for executive direction and related support services to the ministry, including: the office of the Minister of Forests, Lands and Natural Resource Operations, including salaries, benefits, allowances and operating expenses of the minister and the minister’s staff; the deputy minister’s office; corporate governance and service delivery activities for strategic human resources, asset and infrastructure, finance, executive and executive support, information technology strategy, and corporate and strategic policy, legislation and initiatives; and revenue collection. This sub-vote also provides for the salary and expenses of the Parliamentary Secretary for Natural Resource Operations Review. Corporate services are also provided to other ministries that support the natural resource sector. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations and individuals for services described within this sub-vote.

VOTE 27 — MINISTRY OPERATIONS	363,149	380,079

MINISTRY OF FORESTS, LANDS AND NATURAL RESOURCE OPERATIONS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2011/12	2012/13

VOTE 28 — DIRECT FIRE

This vote provides for programs and operations described in the voted appropriation under the core business: Direct Fire.

DIRECT FIRE

Voted Appropriation
Direct Fire	62,901	62,901

Voted Appropriation Description: This sub-vote provides for forest protection including fire prevention control throughout the province in accordance with applicable legislation, control and suppression of wildfires, and ex gratia payments related to these activities and rehabilitation costs. This sub-vote allows for statutory appropriation for fire control under the Wildfire Act. Costs may be recovered from ministries, agencies, other levels of government, provinces, countries, companies, organizations and individuals, and from annual rent fees for services described within this sub-vote.

VOTE 28 — DIRECT FIRE	62,901	62,901

MINISTRY OF FORESTS, LANDS AND NATURAL RESOURCE OPERATIONS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2011/12	2012/13

STATUTORY — SPECIAL ACCOUNTS

These statutory appropriations provide for programs and operations of the following special accounts: BC Timber Sales Account, Crown Land, and Forest Stand Management Fund.

BC TIMBER SALES ACCOUNT

Statutory Appropriation
BC Timber Sales Account	163,532	159,034

Statutory Appropriation Description: This statutory appropriation provides for the BC Timber Sales Account which is governed under the Forest Act.

CROWN LAND

Statutory Appropriation
Crown Land special account	20	20

Statutory Appropriation Description: This statutory appropriation provides for the Crown Land special account which is governed under the Ministry of Lands, Parks and Housing Act.

FOREST STAND MANAGEMENT FUND

Statutory Appropriation
Forest Stand Management Fund	—	—

Statutory Appropriation Description: This statutory appropriation provides for the Forest Stand Management Fund which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	297,440	297,386
Operating Costs	311,422	318,395
Government Transfers	92,925	89,786
Other Expenses	117,045	114,513
Internal Recoveries	(45,426)	(45,427)
External Recoveries	(183,804)	(172,619)
TOTAL OPERATING EXPENSES	589,602	602,034

MINISTRY OF FORESTS, LANDS AND NATURAL RESOURCE OPERATIONS

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2011/12	2012/13

BC TIMBER SALES ACCOUNT

This account was established in 1988 through an amendment to section 109 of the Forest Act. The purpose of the account is to identify all revenues for BC Timber Sales and to provide an ongoing source of funds to defray the costs of the program. Revenue is collected from the following sources: upset stumpage, bonus stumpage, annual fees and billings (annual rent, trespass charges, scaling fees and registration fees) incidental to the operation of the program, and sales of logs. Expenditures are for preparing forest development plans and logging plans; assessments required to formulate these plans for timber sales licences; costs of meeting requirements of applicable legislation; construction and maintenance of logging roads and bridges; costs of developing timber sales for auction; protection of forests; administration; costs of selling timber and logs; and other forest management requirements incidental to the program including safety initiatives. Costs of supplies and services may be recovered from other ministries, other levels of government, agencies, organizations and individuals. Revenue in excess of current expenditures and outstanding obligations is transferred to the General Fund. Disbursements reflect capitalized costs incurred for development of timber for sale in future years. These costs are recovered from future sales revenue.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR (2)	200,222	213,431
OPERATING TRANSACTIONS
Revenue	158,405	178,115
Expense	(163,535)	(159,037)
Internal and External Recoveries	3	3
Net Revenue (Expense)	(5,127)	19,081

Difference Between 2011/12 Estimates and Projected Actual Net Revenue (Expense)	1,610

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	(53,751)	(61,900)
Capital Expenditures	(24,200)	(27,500)
Net Cash Source (Requirement)	(77,951)	(89,400)
Difference Between 2011/12 Estimates and Projected Actual Net Cash Source (Requirement)	15,546	—
Working Capital Adjustments and Other Spending Authority Committed (3)	79,131	82,229
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR (2)	213,431	225,341

NOTES

(1) A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2) The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2011/12 is based on the 2010/11 Public Accounts.

(3) The Working Capital Adjustments and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, and the recognition of deferred revenues.

MINISTRY OF FORESTS, LANDS AND NATURAL RESOURCE OPERATIONS

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2011/12	2012/13

CROWN LAND SPECIAL ACCOUNT

This account was originally created as a fund by authority of section 7 of the Department of Housing Act in 1973, was replaced by the Crown Land Fund effective July 31, 1979 pursuant to the Ministry of Lands, Parks and Housing Act, and provisions were modified under the Special Accounts Appropriation and Control Act in 1982. Revenues include land sales, exchanges, tenures, royalties, interest, rental income, and fees. Costs of development include costs directly associated with the acquisition, and development of Crown land for sale or tenure. Expenses include costs for Crown land clean-up and servicing. This special account also provides Free Crown Grants and Nominal Rent Tenures of land at less than fair market value. In accordance with generally accepted accounting principles, upon disposition these grants and tenures are expensed at their fair market values. As Crown land is shown on the balance sheet as the nominal value of $1, the revaluation of Crown land to fair market value is shown as a recovery against the expenses. Financing transaction receipts represent repayment of outstanding loans and deposits made on pending sales.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR (2)	50,000	50,000
OPERATING TRANSACTIONS
CROWN LAND
Revenue	78,298	77,683
Less: Cost of Development	(1,497)	(1,344)
	76,801	76,339
Expense	(20)	(20)
Net Revenue (Expense)	76,781	76,319

FREE CROWN GRANTS AND NOMINAL RENT TENURES(3)
Expense:(4)
– Ministry of Advanced Education	(3,500)	(1,000)
– Ministry of Community, Sport and Cultural Development	(2,698)	(4,228)
– Ministry of Education	(21,600)	(1,000)
– Ministry of Energy and Mines	—	(2,432)
– Ministry of Environment	(1,000)	(1,454)
– Ministry of Forests, Lands and Natural Resource Operations	—	(2,629)
– Ministry of Health	—	(3,600)
– Ministry of Jobs, Tourism and Innovation	(1,000)	(1,000)
– Ministry of Justice	(1,110)	(1,000)
– Ministry of Social Development	(1,000)	(1,000)
– Ministry of Transportation and Infrastructure	(1,000)	(4,000)
– Renewal of Nominal Rent Tenures	(1,283)	(2,163)
– Contingency	(53,500)	(51,000)
Total Expense	(87,691)	(76,506)

Internal and External Recoveries	87,691	76,506
Net Revenue (Expense)	—	—

Transfer from (to) the General Fund	(76,851)	(76,389)

FINANCING TRANSACTIONS
Receipts	70	70
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	70	70
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	50,000	50,000

NOTES

(1)   A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)   The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2011/12 is based on the 2010/11 Public Accounts.

(3)   Expenses and recoveries reflect the net difference between the fair market value and book value of Crown Land granted free or leased for a nominal fee.

(4)   The amounts shown reflect the projected value of free Crown grants to be issued on behalf of the individual ministries shown, and the anticipated value of nominal rent tenures to be renewed in the 2012/13 fiscal year. A Contingency amount has been added to reflect potential unanticipated requests. As free Crown grants and nominal rent tenures are statutory expenditures the amounts are shown for information and planning purposes only.

MINISTRY OF FORESTS, LANDS AND NATURAL RESOURCE OPERATIONS

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2011/12	2012/13

FOREST STAND MANAGEMENT FUND

This account was originally established as a fund by the Forest Stand Management Fund Act in 1986, and was changed to a special account under the Special Accounts Appropriation and Control Act in 1988. Expenses provide for enhanced management of British Columbia’s forest and rangelands, silviculture work, and costs related to environmental remediation performed in accordance with applicable legislation, the costs of investigating contraventions of applicable legislation, fire suppression costs related to contraventions of applicable legislation where a penalty has been levied in respect of the contravention, reforestation, and road deactivation in areas subject to stumpage levies. Recoveries include funds collected in accordance with applicable legislation; penalties levied in accordance with application legislation; and stumpage levies.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR (2)	11,385	11,385
OPERATING TRANSACTIONS
Revenue	—	—
Expense	(5,458)	(5,458)
Internal and External Recoveries	5,458	5,458
Net Revenue (Expense)	—	—

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR (2)	11,385	11,385

NOTES

(1)   A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)   The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2011/12 is based on the 2010/11 Public Accounts.

MINISTRY OF FORESTS, LANDS AND NATURAL RESOURCE OPERATIONS

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2011/12	2012/13

INTEGRATED RESOURCE OPERATIONS

TOURISM DEVELOPMENT — Disbursements represent expenditures for preparing land development plans, survey costs, and costs of developing land for sale and tenure disposition to resort developers. Administration costs are funded through the ministry’s voted appropriations.

Receipts	—	—
Disbursements	600	600
Net Cash Source (Requirement)	(600)	(600)

TENURES, COMPETITIVENESS AND INNOVATION

CROWN LAND ADMINISTRATION — Disbursements represent expenditures for servicing, developing, tenuring and disposing of Crown land. Administration costs are funded through the ministry’s voted appropriations.

Receipts	—	—
Disbursements	4,250	5,878
Net Cash Source (Requirement)	(4,250)	(5,878)

MINISTRY OF FORESTS, LANDS AND NATURAL RESOURCE OPERATIONS

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS

($000)

Estimates	Estimates
2011/12	2012/13

REGIONAL OPERATIONS

HABITAT CONSERVATION TRUST — Disbursements are provided by the province to the Habitat Conservation Trust Fund (HCTF) in respect of surcharges on hunting and angling licenses collected on HCTF’s behalf under the Wildlife Act. Administration costs are funded through the ministry’s voted appropriations.

Receipts	6,000	6,000
Disbursements	6,000	6,000
Net Cash Source (Requirement)	—	—

MINISTRY OF HEALTH

The mission of the Ministry of Health is to guide and enhance the Province’s health services to ensure British Columbians are supported in their efforts to maintain and improve their health.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2011/12(1)	2012/13
VOTED APPROPRIATION
Vote 29 — Ministry Operations	15,585,674	16,032,867

STATUTORY APPROPRIATION
Health Special Account	147,250	147,250

OPERATING EXPENSES	15,732,924	16,180,117
CAPITAL EXPENDITURES (2)	31,207	16,614
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)   For comparative purposes, figures shown for the 2011/12 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2012/13 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

(2)   Details of capital expenditures are presented in Schedule C.

(3)   Details of loans, investments and other requirements are presented in Schedule D.

(4)   Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF HEALTH

CORE BUSINESS SUMMARY

($000)

	2011/12	2012/13 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Health Programs	15,572,533	16,252,411	(237,048)	16,015,363
Recoveries from Health Special Account	(147,250)	(147,250)	—	(147,250)
Executive and Support Services	160,391	166,659	(1,905)	164,754
Health Special Account	147,250	147,250	—	147,250

TOTAL OPERATING EXPENSES	15,732,924	16,419,070	(238,953)	16,180,117

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	31,207	16,614	—	16,614

TOTAL CAPITAL EXPENDITURES	31,207	16,614	—	16,614

MINISTRY OF HEALTH

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2011/12	2012/13

VOTE 29 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following three core businesses: Health Programs, Recoveries from Health Special Account, and Executive and Support Services.

HEALTH PROGRAMS

Voted Appropriations
Regional Services	10,561,534	10,858,769
Medical Services Plan	3,796,811	3,894,537
PharmaCare	1,139,722	1,185,330
Health Benefits Operations	34,410	35,123
HealthLink BC	33,322	34,741
Vital Statistics	6,734	6,863
	15,572,533	16,015,363

Voted Appropriations Description: This sub-vote provides funding for the administration, operation, and delivery of health programs. Regional Services provides funding for the management and delivery of health services, including mental health services to adults, public and preventive health services, acute care services, emergency medical services, provincial programs, home and community care services, and other health services. Medical Services Plan provides funding for eligible services provided by medical practitioners, health care practitioners, diagnostic facilities and human resource and planning initiatives with respect to physicians and other providers of health care. PharmaCare provides funding to individuals, agencies or other organizations for the full or partial cost of designated prescription drugs, dispensing fees, and other approved items and services that complement PharmaCare programs. Health Benefits Operations provides funding for the administration of the Medical Services Plan and PharmaCare programs, including enrolment. HealthLink BC provides multi-disciplinary comprehensive self-care and health services information to British Columbians and health care providers. Vital Statistics provides funding for the Agency responsible for the administration, registration, record maintenance, certification, statistical analysis and reporting of births, deaths and marriages occurring in the province. Costs may be recovered from ministries, health authorities, agencies, federal, provincial, territorial and municipal governments, organizations and individuals for services described within this sub-vote, and from royalties on the sale of Vital Statistics Agency-developed intellectual property.

RECOVERIES FROM HEALTH SPECIAL ACCOUNT

Voted Appropriation
Recoveries from Health Special Account	(147,250)	(147,250)

Voted Appropriation Description: This sub-vote provides for recoveries from the Health Special Account.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	860	865
Stewardship and Corporate Services	159,531	163,889
	160,391	164,754

Voted Appropriations Description: This sub-vote provides funding for the office of the Minister of Health and the Parliamentary Secretary for Seniors, and includes salaries, benefits, allowances and operating expenses of the minister, the minister’s staff, and the parliamentary secretary. This sub-vote also provides for stewardship and corporate services functions including direction to health authorities and other health providers, support to partners in delivering health care services, monitoring of health authority compliance and performance, central financial and operational management services of the ministry, general services to support program delivery, development of the policy and legislative framework for the health care system, development of long-term health care plans, monitoring and regulation of professional associations, and public health reports on population health through the Provincial Health Officer. Costs may be recovered from federal, provincial, territorial and municipal governments, organizations and individuals, and other entities for services described within this sub-vote.

VOTE 29 — MINISTRY OPERATIONS	15,585,674	16,032,867

MINISTRY OF HEALTH

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2011/12	2012/13

STATUTORY — SPECIAL ACCOUNTS

This statutory appropriation provides for programs and operations of the special account: Health Special Account.

HEALTH SPECIAL ACCOUNT

Statutory Appropriation
Health Special Account	147,250	147,250

Statutory Appropriation Description: This statutory appropriation provides for the Health Special Account which is governed under the Health Special Account Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	108,799	112,396
Operating Costs	113,600	116,419
Government Transfers	15,714,793	16,188,400
Other Expenses	151,695	149,446
Internal Recoveries	(147,531)	(147,591)
External Recoveries	(208,432)	(238,953)
TOTAL OPERATING EXPENSES	15,732,924	16,180,117

MINISTRY OF HEALTH

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2011/12	2012/13

HEALTH SPECIAL ACCOUNT

This account was established by the Health Special Account Act in 1992. Administered by the Ministry of Health, the account provides for the allocation of a portion of British Columbia Lottery Corporation revenues to fund the administration, operation, and delivery of health care, health research, health promotion and health education services. Expenses of the Special Account represent transfers to the Ministry Operations Vote.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR (2)	—	—
OPERATING TRANSACTIONS
Revenue	147,250	147,250
Expense	(147,250)	(147,250)
Net Revenue (Expense)	—	—

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR (2)	—	—

NOTES

(1)          A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)          The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2011/12 is based on the 2010/11 Public Accounts.

MINISTRY OF JOBS, TOURISM AND INNOVATION

The mission of the Ministry of Jobs, Tourism and Innovation is to maximize the sustainable growth and economic benefits of jobs, tourism and innovation across the province by investing in the skills and career development of our workers and immigrants; by leading and implementing integrated, co-ordinated global marketing programs and export market development strategies; and by delivering tourism and investment attraction programs and services, in partnership with other ministries, governments and private sector partners.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2011/12(1)	2012/13
VOTED APPROPRIATION
Vote 30 — Ministry Operations	237,168	234,108

STATUTORY APPROPRIATION
Northern Development Fund Special Account	500	500

OPERATING EXPENSES	237,668	234,608
CAPITAL EXPENDITURES (2)	3,456	3,103
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)          For comparative purposes, figures shown for the 2011/12 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2012/13 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

(2)          Details of capital expenditures are presented in Schedule C.

(3)          Details of loans, investments and other requirements are presented in Schedule D.

(4)          Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF JOBS, TOURISM AND INNOVATION

CORE BUSINESS SUMMARY

($000)

	2011/12	2012/13 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Labour Market and Immigration Initiatives	18,071	206,407	(188,336)	18,071
Trade and Investment Attraction	16,258	16,260	(2)	16,258
Tourism	48,870	53,477	(4,607)	48,870
Major Investments Office	—	2,668	(1)	2,667
Competitiveness and Innovation	10,902	8,064	(2)	8,062
Economic Development	6,793	6,997	(1)	6,996
Transfers to Crown Corporations and Agencies	130,886	127,536	—	127,536
Executive and Support Services	5,388	5,648	—	5,648
Northern Development Fund Special Account	500	500	—	500

TOTAL OPERATING EXPENSES	237,668	427,557	(192,949)	234,608

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	3,456	3,103	—	3,103

TOTAL CAPITAL EXPENDITURES	3,456	3,103	—	3,103

MINISTRY OF JOBS, TOURISM AND INNOVATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2011/12	2012/13

VOTE 30 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following eight core businesses: Labour Market and Immigration Initiatives; Trade and Investment Attraction; Tourism; Major Investments Office; Competitiveness and Innovation; Economic Development; Transfers to Crown Corporations and Agencies; and Executive and Support Services.

LABOUR MARKET AND IMMIGRATION INITIATIVES

Voted Appropriations
Immigration Initiatives	14,694	14,694
Labour Market Initiatives	2,751	2,751
Labour Market Agreement	1	1
Multiculturalism	625	625
	18,071	18,071

Voted Appropriations Description: This sub-vote provides for the policy, administration, operation and delivery of labour market and immigration programs and services including external service delivery, for initiatives related to settlement, immigration and labour market development. Programs and services include business immigration; development and delivery of training programs and labour market supports through the Canada-British Columbia Labour Market Agreement; the Provincial Nominee Program; Canada-British Columbia Building Foreign Qualifications Recognition Capacity Agreement; worker training programs; community services and partnerships; national and international job fairs; labour market information, forecast and communication tools; and Multiculturalism. This sub-vote also provides for negotiation and implementation of the Canada-British Immigration Agreement. Costs may be recovered from investment returns on security deposits, from ministries, Crown agencies and parties external to government including the Government of Canada through federal/provincial agreements, and from fees for services described within this sub-vote.

TRADE AND INVESTMENT ATTRACTION

Voted Appropriation
Trade and Investment Attraction	16,258	16,258

Voted Appropriation Description: This sub-vote provides for facilitating trade and investment in strategic sectors and industries in all regions of the province; promoting British Columbia internationally; showcasing British Columbia at national and international events; the operation of the province’s international network of trade and investment representatives and offices; hosting incoming delegations and investors from key markets and priority sectors; development and delivery of outbound trade and investment missions in conjunction with public and private sector partners; management of British Columbia’s participation in domestic and international trade agreements and initiatives, including the Softwood Lumber Agreement; programming to assist British Columbian companies to conduct international business; partnerships with public and private sector organizations to achieve trade and investment objectives; and research and analysis to develop sectoral and market strategies and support British Columbia’s trade and investment objectives. Costs may be recovered from ministries, Crown agencies, other levels of government, and organizations and individuals for services described within this sub-vote.

TOURISM

Voted Appropriations
Tourism Marketing	26,658	26,658
Tourism Partnerships	18,913	18,913
Strategy and Policy	3,299	3,299
	48,870	48,870

Voted Appropriations Description: This sub-vote provides for the promotion of growth and development in the tourism industry to support increased revenue, employment and economic benefits throughout British Columbia by increasing demand for British Columbia as a preferred travel destination in key geographic markets; implementation of integrated planning and marketing programs through regional, city, community and sectoral partnership programs, including British Columbia Magazine; connecting the consumer with tourism product and information through various distribution channels including Visitor Centres, 1-800 HelloBC and the HelloBC.com website; developing provincial plans and policies for sustainable development of tourism; undertaking market and trend research; and support to the Secretariat for the Minister’s Council on Tourism. Costs may be recovered from parties external to government for services described within this sub-vote.

MINISTRY OF JOBS, TOURISM AND INNOVATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2011/12	2012/13

MAJOR INVESTMENTS OFFICE

Voted Appropriation
Major Investments Office	—	2,667

Voted Appropriation Description: This sub-vote provides for fostering economic development in key sectors by acting as the lead and working with other ministries and agencies to identify and evaluate new major project investment opportunities and encouraging investment in British Columbia; working with the international offices to provide consistent and personalized business relationships and services to potential investors; advocating on behalf of government to secure and attain necessary approvals of major investment opportunities; working with investors, ministries, government agencies, other levels of government and stakeholders to identify barriers impeding investment projects in British Columbia and working to overcome them. Costs may be recovered from government organizations and agencies for services described within this sub-vote.

COMPETITIVENESS AND INNOVATION

Voted Appropriation
Competitiveness and Innovation	10,902	8,062

Voted Appropriation Description: This sub-vote provides for development of comprehensive economic and competitiveness strategies; working with investors to facilitate economic development and job creation; delivering venture capital programming; negotiating positions, policy options and advice for government and industry; providing strategic direction to remove barriers to business, advancing economic development and increasing productivity and competitiveness; providing financial support for projects, initiatives and trusts that support economic growth and diversification throughout the province; and establishing and operating the Small Business Roundtable. Costs may be recovered from ministries, Crown agencies, other levels of government, boards and commissions, and other organizations for services described within this sub-vote.

ECONOMIC DEVELOPMENT

Voted Appropriations
Economic Development	5,605	5,485
Mountain Pine Beetle Epidemic Response	911	911
BC Jobs and Investment Board	277	600
	6,793	6,996

Voted Appropriations Description: This sub-vote provides for the administration, operation and delivery of regional economic development programs including the RuralBC Secretariat and the Resort Municipality Initiative Program, and services including comprehensive economic strategies and initiatives; key economic development tools; identifying new ways of enabling British Columbia’s rural communities to become more economically diverse; working with investors to facilitate economic development and job creation; administering federal/provincial economic programs; developing training strategies and implementing strategic labour market policies; and land use initiatives. This sub-vote also provides for executive direction, administrative services and operating programs of the Mountain Pine Beetle Epidemic Response Division and the BC Jobs and Investment Board. Costs may be recovered from ministries, Crown agencies, other levels of government, organizations, businesses and individuals for services described within this sub-vote.

TRANSFERS TO CROWN CORPORATIONS AND AGENCIES

Voted Appropriations
British Columbia Pavilion Corporation	9,142	9,142
Forestry Innovation Investment Ltd.	18,800	17,800
Industry Training Authority	94,444	94,444
BC Innovation Council	8,500	6,150
	130,886	127,536

Voted Appropriations Description: This sub-vote provides for transfers to Crown Corporations and Agencies, including British Columbia Pavilion Corporation, Forest Innovation Investment Ltd, Industry Training Authority, and the BC Innovation Council.

MINISTRY OF JOBS, TOURISM AND INNOVATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2011/12	2012/13

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	677	1,050
Corporate Services	4,711	4,598
	5,388	5,648

Voted Appropriations Description: This sub-vote provides for the offices of the Minister of Jobs, Tourism and Innovation and the Minister of State for Multiculturalism, including salaries, benefits, allowances and operating expenses of the minister and the minister’s staff; the Parliamentary Secretary for Asia-Pacific; and the Parliamentary Secretary for Industry, Research and Innovation. This sub-vote also provides for executive direction for the ministry. Under an agreement, the Ministry of Community, Sport and Cultural Development provides management services to the Ministry of Jobs, Tourism and Innovation.

VOTE 30 — MINISTRY OPERATIONS	237,168	234,108

MINISTRY OF JOBS, TOURISM AND INNOVATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2011/12	2012/13

STATUTORY — SPECIAL ACCOUNTS

This statutory appropriation provides for programs and operations of the special account: Northern Development Fund.

NORTHERN DEVELOPMENT FUND

Statutory Appropriation
Northern Development Fund	500	500

Statutory Appropriation Description: This statutory appropriation provides for the Northern Development Fund which is governed under the BC-Alcan Northern Development Fund Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	50,392	52,311
Operating Costs	76,008	61,852
Government Transfers	283,448	314,797
Other Expenses	410	460
Internal Recoveries	(18)	(1,863)
External Recoveries	(172,572)	(192,949)
TOTAL OPERATING EXPENSES	237,668	234,608

MINISTRY OF JOBS, TOURISM AND INNOVATION

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2011/12	2012/13

NORTHERN DEVELOPMENT FUND

This account was established by the BC-Alcan Northern Development Fund Act, in 1998. The purpose is to promote sustainable economic development in north-western British Columbia. Expenses are to support investment in new or existing businesses, to create new employment or stabilize existing employment, to support other goals consistent with the Act, and for the Nechako-Kitimat Development Fund Society. Interest earned on the fund balance is credited to the account as revenue. Administration costs are funded through the Ministry Operations Vote.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR (2)	8,628	8,703
OPERATING TRANSACTIONS
Revenue	575	575
Expense	(500)	(500)
Net Revenue (Expense)	75	75

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	8,703	8,778

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2011/12 is based on the 2010/11 Public Accounts.

MINISTRY OF JUSTICE

The mission of the Ministry of Justice is to lead law reform in British Columbia, see that public affairs are administered in accordance with the law, and ensure that British Columbia is a province where people feel safe and are safe.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2011/12(1)	2012/13
VOTED APPROPRIATIONS
Vote 31 — Attorney General Operations	353,239	368,337
Vote 32 — Solicitor General Operations	570,677	611,807
Vote 33 — Judiciary	67,025	67,041
Vote 34 — Crown Proceeding Act	24,500	24,500
Vote 35 — Independent Investigations Office	—	9,300
Vote 36 — British Columbia Utilities Commission	1	1
Vote 37 — Emergency Program Act	14,478	14,478

STATUTORY APPROPRIATIONS
Civil Forfeiture Account Special Account	—	—
Corrections Work Program Account Special Account	1,281	1,281
Forfeited Crime Proceeds Fund Special Account	—	—
Public Guardian and Trustee Operating Account Special Account	8,860	8,893
Less: Transfer from Ministry Operations Vote	(8,860)	(8,893)
Victim Surcharge Special Account	13,504	13,504

OPERATING EXPENSES	1,044,705	1,110,249
CAPITAL EXPENDITURES (2)	14,317	12,882
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)

For comparative purposes, figures shown for the 2011/12 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2012/13 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

(2)	Details of capital expenditures are presented in Schedule C.
(3)	Details of loans, investments and other requirements are presented in Schedule D.
(4)	Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF JUSTICE

CORE BUSINESS SUMMARY

($000)

	2011/12	2012/13 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Justice Services	104,514	110,163	(3,502)	106,661
Prosecution Services	106,761	113,616	—	113,616
Court Services	94,895	102,479	(2,852)	99,627
Legal Services	16,723	18,295	(300)	17,995
Agencies, Boards and Commissions	13,255	13,852	(557)	13,295
Executive and Support Services	17,091	17,145	(2)	17,143
Corrections	191,843	206,547	(6,044)	200,503
Policing and Security Programs	294,202	351,794	(25,122)	326,672
Victim Services and Crime Prevention	41,857	42,157	(300)	41,857
Emergency Management BC	27,793	33,515	(5,722)	27,793
Office of the Superintendent of Motor Vehicles	4,492	8,756	(4,264)	4,492
Corporate Services	10,490	10,492	(2)	10,490
Judiciary	67,025	67,041	—	67,041
Crown Proceeding Act	24,500	24,500	—	24,500
Independent Investigations Office	—	9,300	—	9,300
British Columbia Utilities Commission	1	6,675	(6,674)	1
Emergency Program Act	14,478	14,478	—	14,478
Civil Forfeiture Account Special Account	—	3,992	(3,992)	—
Corrections Work Program Account Special Account	1,281	1,281	—	1,281
Forfeited Crime Proceeds Fund Special Account	—	—	—	—
Public Guardian and Trustee Operating Account Special Account	—	15,215	(15,215)	—
Victim Surcharge Special Account	13,504	13,504	—	13,504

TOTAL OPERATING EXPENSES	1,044,705	1,184,797	(74,548)	1,110,249

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	6,270	5,091	—	5,091
Corporate Services	6,834	4,759	—	4,759
Judiciary	704	590	—	590
Independent Investigations Office	—	1,882	—	1,882
British Columbia Utilities Commission	10	20	—	20
Public Guardian and Trustee Operating Account Special Account	499	540	—	540

TOTAL CAPITAL EXPENDITURES	14,317	12,882	—	12,882

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	—	2,100	(2,100)	—
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	—	2,100	(2,100)	—

MINISTRY OF JUSTICE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2011/12	2012/13

VOTE 31 — ATTORNEY GENERAL OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following six core businesses: Justice Services; Prosecution Services; Court Services; Legal Services; Agencies, Boards and Commissions; and Executive and Support Services.

JUSTICE SERVICES

Voted Appropriation
Justice Services	104,514	106,661

Voted Appropriation Description: This sub-vote provides for the administration, management and transformation of justice services throughout the province, including administrative justice reform; public, criminal, civil and family law reform; and broad justice system policy development to support a more accessible, efficient and effective justice system. This sub-vote also provides for: legal aid, human rights, and other publicly-funded legal counsel services; development and management of legislation; access to justice services; maintenance enforcement and services associated with inter-jurisdictional support court orders; alternative-to-court dispute resolution services for separating and divorcing parents and their children; parenting after separation programs; developing and promoting non-adversarial dispute resolution options within the justice system and throughout the government; and public legal education and information coordination. Costs may be recovered from ministries, the Legal Services Society, and the federal government for services described within this sub-vote.

PROSECUTION SERVICES

Voted Appropriation
Prosecution Services	106,761	113,616

Voted Appropriation Description: This sub-vote provides for the operation of Crown counsel services, including approval and conduct of criminal prosecutions and appeals of offences, advice to government on all criminal law matters, and responsibility for all other matters mandated by the Crown Counsel Act. Costs may be recovered from the Victim Surcharge Special Account to enable compliance with the Victims of Crime Act.

COURT SERVICES

Voted Appropriation
Court Services	94,895	99,627

Voted Appropriation Description: This sub-vote provides for court registry operations, court administration, prisoner escort and court security support to the Court of Appeal, Supreme Court, and Provincial Court. Costs may be recovered from the federal and municipal governments for costs related to ticket enforcement and circuit courts, from contracted court bailiffs for civil execution services, and from parties or the public for costs associated with services described within this sub-vote.

LEGAL SERVICES

Voted Appropriation
Legal Services	16,723	17,995

Voted Appropriation Description: This sub-vote provides for legal and related services including legal advice, representation in civil litigation, and drafting, preparing, filing and publishing statutes, regulations and Orders in Council to the province and various agencies, boards and commissions, and other organizations. This sub-vote also provides for administration of Orders in Council and appeals to the Executive Council. Costs may be recovered from ministries, agencies, boards and commissions, and other organizations for legal and related services described within this sub-vote.

MINISTRY OF JUSTICE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2011/12	2012/13

AGENCIES, BOARDS AND COMMISSIONS

Voted Appropriation
Agencies, Boards and Commissions	13,255	13,295

Voted Appropriation Description: This sub-vote provides for the costs of the BC Ferry Commission, BC Human Rights Tribunal, BC Review Board, Oil and Gas Appeals Tribunal; and partial funding of the Public Guardian and Trustee Operating Account. The BC Ferry Commission serves to regulate British Columbia Ferry Services Inc. (BC Ferries). The BC Human Rights Tribunal provides parties the opportunity to resolve complaints of discrimination through mediation and hearings under the British Columbia Human Rights Code. The BC Review Board conducts hearings pursuant to the Criminal Code of Canada, to review and assess the mental condition and level of threat to the public posed by mentally disordered accused persons to determine whether they should be absolutely or conditionally discharged, or detained in a designated place of custody. The Oil and Gas Appeal Tribunal is an independent agency that was established to hear appeals from certain determinations issued by the Oil and Gas Commission (or its designate) under the Oil and Gas Activities Act, as well as certain review decisions issued by a review official. Costs may be recovered from ministries, agencies, boards and commissions, and other organizations for services described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	1,231	1,231
Corporate Services	15,860	15,912
	17,091	17,143

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Justice, including salaries, benefits, allowances and operating expenses of the minister and the minister’s staff; executive direction of the ministry, including the Deputy Attorney General’s office; general services to support program delivery; policy development; the investigation of matters relating to the administration of the Correction Act and court services; and management services for the ministry. This sub-vote also provides for other initiatives sponsored by the Minister of Justice and the ministry. Costs may be recovered from ministries, agencies, boards and commissions, other organizations and individuals for services described within this sub-vote.

VOTE 31 — ATTORNEY GENERAL OPERATIONS	353,239	368,337

MINISTRY OF JUSTICE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2011/12	2012/13

VOTE 32 — SOLICITOR GENERAL OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following six core businesses: Corrections, Policing and Security Programs, Victim Services and Crime Prevention, Emergency Management BC, Office of the Superintendent of Motor Vehicles, and Corporate Services.

CORRECTIONS

Voted Appropriation
Corrections	191,843	200,503

Voted Appropriation Description: This sub-vote provides for the management of remanded and sentenced adult offenders in custody and in the community; immigration detainees; and for the planning and management of correctional programs. Costs may be recovered from ministries for purposes including medical sessions, systems related costs and supervision of offenders; from other levels of government for purposes which include housing and supervision of federal offenders, and immigration detainees; and from other jurisdictions for community supervision of offenders, the Vancouver Drug Treatment Court, and Native Courtworker Program for services described within this sub-vote.

POLICING AND SECURITY PROGRAMS

Voted Appropriation
Policing and Security Programs	294,202	326,672

Voted Appropriation Description: This sub-vote provides for superintending policing and law enforcement in the province, management of contract policing, and developing and delivering initiatives to maintain safe and secure communities. This sub-vote also provides for security industry regulations, and other protective programs. Costs may be recovered from ministries for the enhanced policing of highway maintenance zones and forest service recreation sites; for criminal record reviews of public sector employees; and from other levels of government, the Insurance Corporation of British Columbia, the Vancouver Port Corporation, and individuals and organizations covered by the Criminal Records Review Act for services described within this sub-vote.

VICTIM SERVICES AND CRIME PREVENTION

Voted Appropriation
Victim Services and Crime Prevention	41,857	41,857

Voted Appropriation Description: This sub-vote provides for direct services to support victims of crime, counselling and outreach services for women and children impacted by violence, and financial assistance and benefits to assist victims in their recovery from the impacts of violent crime. This sub-vote also provides for support to communities to prevent crime, violence and victimization. Costs may be recovered from the Victim Surcharge Special Account for victim service programs and crime prevention initiatives, from ministries for special public safety initiatives; and from other levels of government for services described within this sub-vote.

EMERGENCY MANAGEMENT BC

Voted Appropriation
Emergency Management BC	27,793	27,793

Voted Appropriation Description: This sub-vote provides for costs related to provincial emergency planning, preparedness, mitigation, response and recovery activities including flood, fire and other hazard mitigation; assurance of critical infrastructure; promotion of emergency management capacity within British Columbian communities; and business continuity and integrated public safety planning readiness for response to multiple fatality incidents. This sub-vote also provides for the Office of the Fire Commissioner, which implements fire safety regulations and activities, promotes fire safety, and oversees major fire investigations and the response to major wildland urban interface fire emergencies; and for the BC Coroners Service, which provides for investigations of unnatural, sudden and unexpected deaths in the province, ensuring that the relevant facts are made a matter of public record, identifying and advancing recommendations aimed at prevention of death in the future under similar circumstances, and reporting on issues affecting prevention of child death and promoting child safety. Costs may be recovered from ministries, other levels of government, Crown agencies, and other organizations for services described within this sub-vote.

MINISTRY OF JUSTICE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2011/12	2012/13

OFFICE OF THE SUPERINTENDENT OF MOTOR VEHICLES

Voted Appropriation
Office of the Superintendent of Motor Vehicles	4,492	4,492

Voted Appropriation Description: This sub-vote provides for leading and supporting government traffic safety initiatives, administration of driver regulatory and traffic safety programs, setting driver licensing policy, monitoring and regulating unfit drivers, conducting appeals of driving prohibitions and conducting hearings and reviews of the Insurance Corporation of British Columbia decisions respecting driver licence sanctions, driver training schools, driver trainer licences, and other driver related programs administered by the Office of the Superintendent of Motor Vehicles. Costs may be recovered from ministries, Crown corporations, and from appeal fees and program fees for services described within this sub-vote.

CORPORATE SERVICES

Voted Appropriation
Corporate Services	10,490	10,490

Voted Appropriation Description: This sub-vote provides for the office of the Deputy Solicitor General, as well as executive, strategic and administrative support for the ministry. This includes financial administration, facilities management, organizational development, information and systems management, and service planning. This sub-vote also provides for policy development and other initiatives sponsored by the Minister of Justice, including oversight of delegated consumer protection agencies. Costs may be recovered from ministries for special public safety initiatives and from organizations and individuals for services described within this sub-vote; and pursuant to court and consent orders, for costs associated with investigations and consumer restitution.

VOTE 32 — SOLICITOR GENERAL OPERATIONS	570,677	611,807

MINISTRY OF JUSTICE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2011/12	2012/13

VOTE 33 — JUDICIARY

This vote provides for programs and operations described in the voted appropriations under the core business: Judiciary.

JUDICIARY

Voted Appropriations
Superior Courts	14,339	14,350
Provincial Courts	52,686	52,691
	67,025	67,041

Voted Appropriations Description: This sub-vote provides for administrative and support services for the Court of Appeal and Supreme Court located in the province and provides for the operational budget for the Provincial Court of British Columbia.

VOTE 33 — JUDICIARY	67,025	67,041

MINISTRY OF JUSTICE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2011/12	2012/13

VOTE 34 — CROWN PROCEEDING ACT

This vote provides for programs and operations described in the voted appropriation under the core business: Crown Proceeding Act.

CROWN PROCEEDING ACT

Voted Appropriation
Crown Proceeding Act	24,500	24,500

Voted Appropriation Description: This sub-vote provides for the payments made under the authority of the Crown Proceeding Act.

VOTE 34 — CROWN PROCEEDING ACT	24,500	24,500

MINISTRY OF JUSTICE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2011/12	2012/13

VOTE 35 — INDEPENDENT INVESTIGATIONS OFFICE

This vote provides for programs and operations described in the voted appropriation under the core business: Independent Investigations Office.

INDEPENDENT INVESTIGATIONS OFFICE

Voted Appropriation
Independent Investigations Office	—	9,300

Voted Appropriation Description: This sub-vote provides for the operation of the Independent Investigations Office to conduct investigations into deaths and incidents of serious harm involving municipal police in British Columbia and the Royal Canadian Mounted Police, on and off duty, to determine if there should be criminal charges recommended. The Independent Investigations Office operates under the Police Act, which includes the ability for other infringements of provincial and federal acts involving an officer to be prescribed and investigated.

VOTE 35 — INDEPENDENT INVESTIGATIONS OFFICE	—	9,300

MINISTRY OF JUSTICE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2011/12	2012/13

VOTE 36 — BRITISH COLUMBIA UTILITIES COMMISSION

This vote provides for programs and operations described in the voted appropriation under the core business: British Columbia Utilities Commission.

BRITISH COLUMBIA UTILITIES COMMISSION

Voted Appropriation
British Columbia Utilities Commission	1	1

Voted Appropriation Description: This sub-vote provides for the operation of the commission as outlined under the Utilities Commission Act and the Insurance Corporation Act. Costs of the commission may be recovered from regulated entities, hearing and project applicants, and parties external to government for services described within this sub-vote.

VOTE 36 — BRITISH COLUMBIA UTILITIES COMMISSION	1	1

MINISTRY OF JUSTICE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2011/12	2012/13

VOTE 37 — EMERGENCY PROGRAM ACT

This vote provides for programs and operations described in the voted appropriation under the core business: Emergency Program Act.

EMERGENCY PROGRAM ACT

Voted Appropriation
Emergency Program Act	14,478	14,478

Voted Appropriation Description: This sub-vote provides for ministry programs and operations described in the Emergency Program Act, which provides for response to and recovery from emergencies and disasters and for hazard mitigation initiatives.

VOTE 37 — EMERGENCY PROGRAM ACT	14,478	14,478

MINISTRY OF JUSTICE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2011/12	2012/13

STATUTORY — SPECIAL ACCOUNTS

These statutory appropriations provide for programs and operations of the following special accounts: Civil Forfeiture Account, Corrections Work Program Account, Forfeited Crime Proceeds Fund, Public Guardian and Trustee Operating Account, and Victim Surcharge Special Account.

CIVIL FORFEITURE ACCOUNT

Statutory Appropriation
Civil Forfeiture Account	—	—

Statutory Appropriation Description: This statutory appropriation provides for the Civil Forfeiture Account which is governed under the Civil Forfeiture Act.

CORRECTIONS WORK PROGRAM ACCOUNT

Statutory Appropriation
Corrections Work Program Account	1,281	1,281

Statutory Appropriation Description: This statutory appropriation provides for the Corrections Work Program Account which is governed under the Correction Act.

FORFEITED CRIME PROCEEDS FUND

Statutory Appropriation
Forfeited Crime Proceeds Fund	—	—

Statutory Appropriation Description: This statutory appropriation provides for the Forfeited Crime Proceeds Fund which is governed under the Special Accounts Appropriation and Control Act.

PUBLIC GUARDIAN AND TRUSTEE OPERATING ACCOUNT

Statutory Appropriation
Public Guardian and Trustee Operating Account	8,860	8,893
Less: Transfer from Ministry Operations Vote	(8,860)	(8,893)
	—	—

Statutory Appropriation Description: This statutory appropriation provides for the Public Guardian and Trustee Operating Account which is governed under the Public Guardian and Trustee Act.

VICTIM SURCHARGE SPECIAL ACCOUNT

Statutory Appropriation
Victim Surcharge Special Account	13,504	13,504

Statutory Appropriation Description: This statutory appropriation provides for the Victim Surcharge Special Account which is governed under the Victims of Crime Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	517,166	541,356
Operating Costs	136,213	147,426
Government Transfers	504,364	539,923
Other Expenses	40,790	41,456
Internal Recoveries	(80,579)	(85,364)
External Recoveries	(73,249)	(74,548)
TOTAL OPERATING EXPENSES	1,044,705	1,110,249

MINISTRY OF JUSTICE

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2011/12	2012/13

CIVIL FORFEITURE ACCOUNT

This account was established by the Civil Forfeiture Act in 2005. The purpose of the account is to suppress economic incentives resulting from unlawful activities and to fund crime prevention, crime remediation, and victim compensation initiatives. The fund is established to distribute proceeds of assets forfeited to the Crown under the Act. Revenue represents any excess of recoveries to expenditures in a given fiscal year. Expenses are limited to those permitted within the scope of the Act and include administration of the Act. Costs may be recovered from proceeds from judgments or settlements of concluded legal proceedings.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR (2)	2,071	3,392
OPERATING TRANSACTIONS
Revenue	1,033	1,033
Expense	(3,228)	(3,992)
Internal and External Recoveries	3,228	3,992
Net Revenue (Expense)	1,033	1,033

Difference Between 2011/12 Estimates and Projected Actual Net Revenue (Expense)	285

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
Working Capital Adjustments and Other Spending Authority Committed(3)	3	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR (2)	3,392	4,425

NOTES

(1)   A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)   The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2011/12 is based on the 2010/11 Public Accounts.

(3)   The Working Capital Adjustments and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, and the recognition of deferred revenues.

MINISTRY OF JUSTICE

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2011/12	2012/13

CORRECTIONS WORK PROGRAM ACCOUNT

This account was established by the Miscellaneous Statutes Amendment Act (No.2) in 1987 and is governed under the Correction Act. The purpose of the account is to assist inmates in acquiring skills and to encourage them to develop good work habits. Revenue represents proceeds from the sale of goods and services produced by inmates. Expenses are for supplies and costs related to the Corrections Work Program. Administration costs are funded through the ministry’s voted appropriations.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR (2)	3,754	3,728
OPERATING TRANSACTIONS
Revenue	650	650
Expense	(1,281)	(1,281)
Transfer from Ministry Operations Vote	700	700
Net Revenue (Expense)	69	69

Difference Between 2011/12 Estimates and Projected Actual Net Revenue (Expense)	(155)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
Working Capital Adjustments and Other Spending Authority Committed (3)	60	60
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR (2)	3,728	3,857

NOTES

(1)   A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)   The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2011/12 is based on the 2010/11 Public Accounts.

(3)   The Working Capital Adjustments and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, and the recognition of deferred revenues.

MINISTRY OF JUSTICE

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2011/12	2012/13

FORFEITED CRIME PROCEEDS FUND

This account was established by the Special Accounts Appropriation and Control Act in 1988, as amended by the Attorney General Amendment Act in 1989. The purpose of this account is to dispose of property forfeited from criminal offences in a manner to facilitate the administration of criminal justice and law enforcement in the province. Revenue represents forfeited proceeds of crimes. The Minister of Justice determines expenses to be made from the account; however, under the terms of a protocol agreement, expenses from previous years’ revenues can be made only with the approval of the Minister of Finance. Administration costs are funded through the ministry’s voted appropriations.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR (2)	984	997
OPERATING TRANSACTIONS
Revenue	—	—
Expense	—	—
Net Revenue (Expense)	—	—

Difference Between 2011/12 Estimates and Projected Actual Net Revenue (Expense)	13

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR (2)	997	997

NOTES

(1)   A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)   The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2011/12 is based on the 2010/11 Public Accounts.

MINISTRY OF JUSTICE

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2011/12	2012/13

PUBLIC GUARDIAN AND TRUSTEE OPERATING ACCOUNT

This account was established as a special account by the Public Trustee Amendment Act in 1989, and is governed by section 24 of the Public Guardian and Trustee Act. The account’s revenue sources are transfers from the Ministry Operations Vote. Approved expenses provide for services to clients and for the administration of the Public Guardian and Trustee. Costs may be recovered from clients and parties external to government and from fees, commissions and charges earned.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR (2)	23,951	24,085
OPERATING TRANSACTIONS
Revenue	—	—
Expense	(24,075)	(24,108)
Internal and External Recoveries	15,215	15,215
Transfer from Ministry Operations Vote	8,860	8,893
Net Revenue (Expense)	—	—

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	(499)	(540)
Net Cash Source (Requirement)	(499)	(540)
Working Capital Adjustments and Other Spending Authority Committed(3)	633	633
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR (2)	24,085	24,178

NOTES

(1)          A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)          The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2011/12 is based on the 2010/11 Public Accounts.

(3)          The Working Capital Adjustments and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, and the recognition of deferred revenues.

MINISTRY OF JUSTICE

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2011/12	2012/13

VICTIM SURCHARGE SPECIAL ACCOUNT

This account was established by the Victims of Crime Act in 1996. The purpose of the account is to fund services to victims of crime as provided for in the Act. Revenue represents proceeds from a victim surcharge levy on fines from all provincial offences, both court-imposed fines and those which result in a violation ticket. Revenue also includes proceeds from the federal victim surcharge levy on offences imposed by the court under the Criminal Code of Canada and interest earned on the balance of the fund. Expenses are for justice system obligations to victims of crime under the Act, including administration costs for the Ministry of Justice. Any remaining funds may be expended on initiatives which may benefit victims of crime. Administration costs are funded through the ministry’s voted appropriations.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR (2)	44,782	44,058
OPERATING TRANSACTIONS
Revenue	12,300	12,500
Expense	(13,504)	(13,504)
Net Revenue (Expense)	(1,204)	(1,004)

Difference Between 2011/12 Estimates and Projected Actual Net Revenue (Expense)	480

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR (2)	44,058	43,054

NOTES

(1)          A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)          The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2011/12 is based on the 2010/11 Public Accounts.

MINISTRY OF JUSTICE

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2011/12	2012/13

EXECUTIVE AND SUPPORT SERVICES

INTEREST ON TRUSTS AND DEPOSITS — Interest earnings are credited (disbursed) to certain trust funds and deposits belonging to third parties, which are held by and are under the general administration or trusteeship of the province, on the basis of earnings received (receipts) from the investment of these funds or as specified by provincial statutes. Administration costs are funded through the ministry’s voted appropriations.

Receipts	1,100	2,100
Disbursements	1,100	2,100
Net Cash Source (Requirement)	—	—

MINISTRY OF LABOUR, CITIZENS’ SERVICES AND OPEN GOVERNMENT

The mission of the Ministry of Labour, Citizens’ Services and Open Government is to ensure that employers, workers and unions understand and apply British Columbia’s labour laws, to promote labour stability and protect workers by balancing the interests of employers and workers; and to deliver, promote and transform services that are cost-effective, accessible and responsive to the needs of citizens and clients.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2011/12(1)	2012/13
VOTED APPROPRIATIONS
Vote 38 — Ministry Operations	66,812	66,974
Vote 39 — Shared Services BC	434,144	439,744
Vote 40 — Government Communications and Public Engagement	26,155	26,155
Vote 41 — Labour Programs	15,713	15,713

OPERATING EXPENSES	542,824	548,586
CAPITAL EXPENDITURES (2)	102,269	169,778
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	3,000
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)          For comparative purposes, figures shown for the 2011/12 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2012/13 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

(2)          Details of capital expenditures are presented in Schedule C.

(3)          Details of loans, investments and other requirements are presented in Schedule D.

(4)          Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF LABOUR, CITIZENS’ SERVICES AND OPEN GOVERNMENT

CORE BUSINESS SUMMARY

($000)

	2011/12	2012/13 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Services to Citizens and Businesses	17,406	26,834	(9,428)	17,406
Strategic Initiatives	16,374	16,538	(2)	16,536
Office of the Chief Information Officer	12,442	13,888	(1,446)	12,442
Executive and Support Services	20,590	20,594	(4)	20,590
Logistics and Business Services	12,182	50,482	(38,300)	12,182
Integrated Workplace Solutions	260,510	370,240	(104,130)	266,110
Technology Solutions	161,452	176,907	(15,455)	161,452
Government Communications and Public Engagement	26,155	26,258	(103)	26,155
Labour Programs	15,713	42,154	(26,441)	15,713

TOTAL OPERATING EXPENSES	542,824	743,895	(195,309)	548,586

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	3,340	2,749	—	2,749
Technology Solutions	98,496	166,114	—	166,114
Government Communications and Public Engagement	—	915	—	915
Labour Programs	433	—	—	—

TOTAL CAPITAL EXPENDITURES	102,269	169,778	—	169,778

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Integrated Workplace Solutions	—	3,000	—	3,000
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	—	3,000	—	3,000

MINISTRY OF LABOUR, CITIZENS’ SERVICES AND OPEN GOVERNMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2011/12	2012/13

VOTE 38 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following four core businesses: Services to Citizens and Businesses, Strategic Initiatives, Office of the Chief Information Officer, and Executive and Support Services.

SERVICES TO CITIZENS AND BUSINESSES

Voted Appropriations
Service BC Operations	16,246	16,246
BC Online	822	822
BC Registry Services	1	1
BC Stats	337	337
	17,406	17,406

Voted Appropriations Description: This sub-vote provides for service delivery to the public through multiple access points including over the counter, telephone and online; and implementation of cross-government service delivery initiatives to improve services to citizens and businesses. In addition, this sub-vote provides for corporate, personal property, manufactured home and business registry services for citizens and the business community. This sub-vote also provides for the production of economic, social, business and demographic statistical information along with data dissemination, survey and analytic services for government under the Statistics Act. Costs may be recovered from ministries, Crown agencies, boards and commissions, the federal government, other public sector organizations, public and private organizations and the public for products and services described within this sub-vote.

STRATEGIC INITIATIVES

Voted Appropriation
Strategic Initiatives	16,374	16,536

Voted Appropriation Description: This sub-vote provides for corporate leadership and services in the areas of strategic policy development and cross-government innovation in the public service. Included in the sub-vote is the management of common web services for government; the integration, warehousing, and dissemination of provincial geographic information; cross-government planning; and key programs related to open government including open data, open information and citizen engagement. In addition, this sub-vote provides funding to other organizations to support the provision of programming to all British Columbians through television, the web and other emerging technologies. Costs may be recovered from ministries, Crown agencies, boards and commissions, and other parties both internal and external to government for services described within this sub-vote.

OFFICE OF THE CHIEF INFORMATION OFFICER

Voted Appropriation
Office of the Chief Information Officer	12,442	12,442

Voted Appropriation Description: This sub-vote provides for strategic information management and technology governance and direction for government. This includes development of standards, policies and programs to support government initiatives; review of ministry information management and technology initiatives; information security; privacy protection; intellectual property services; and promoting and integrating information technology to improve citizen-centred service delivery. This sub-vote also includes services related to the provision of advice and support to government in relation to the transformation of information technology and business processes. Costs may be recovered from ministries, Crown agencies, boards and commissions, and other parties both internal and external to government for services described within this sub-vote.

MINISTRY OF LABOUR, CITIZENS’ SERVICES AND OPEN GOVERNMENT

VOTE DESCRIPTIONS

($000)

	Estimates	Estimates
	2011/12	2012/13

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	488	488
Corporate Services	20,102	20,102
	20,590	20,590

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Labour, Citizens’ Services and Open Government, and includes salaries, benefits, allowances and operating expenses of the minister and the minister’s staff. This sub-vote provides for executive direction of the ministry and administrative support services including legislative and policy support, corporate planning, performance management, corporate human resource strategies including employee engagement and employee communications and other administrative services including financial, information technology and information management. This sub-vote also provides for activities that support the recruitment and recommendation of candidates for appointments to all Crown corporations, agencies, boards and commissions. Costs may be recovered from ministries, Crown agencies, boards and commissions, and other parties both internal and external to government for services described within this sub-vote.

VOTE 38 — MINISTRY OPERATIONS	66,812	66,974

MINISTRY OF LABOUR, CITIZENS’ SERVICES AND OPEN GOVERNMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2011/12	2012/13

VOTE 39 — SHARED SERVICES BC

This vote provides for programs and operations described in the voted appropriations under the following three core businesses: Logistics and Business Services, Integrated Workplace Solutions, and Technology Solutions.

LOGISTICS AND BUSINESS SERVICES

Voted Appropriation
Logistics and Business Services	12,182	12,182

Voted Appropriation Description: This sub-vote provides for procurement and supply services including warehousing, product distribution, asset disposition services, mail distribution, print and publications, and procurement; and information access operations to ministries and external customers of Shared Services BC. Costs may be recovered from ministries, Crown agencies, boards and commissions, other public sector agencies and organizations, public and private organizations, and the general public for products and services described within this sub-vote.

INTEGRATED WORKPLACE SOLUTIONS

Voted Appropriation
Integrated Workplace Solutions	260,510	266,110

Voted Appropriation Description: This sub-vote provides for the delivery of property and real estate services, client services, strategic infrastructure planning, supply management and project coordination services related to facilities including property management, environmental and technical services, as well as the purchase and disposal of properties as outlined under the Public Agency Accommodation Act. Property and real estate services may include the acquisition and/or disposal of properties on behalf of government and government organizations. Costs associated with the successful disposal of property are recovered from the proceeds of disposal. Costs may also be recovered from ministries, Crown agencies, boards and commissions, and other parties both internal and external to government for services described within this sub-vote.

TECHNOLOGY SOLUTIONS

Voted Appropriation
Technology Solutions	161,452	161,452

Voted Appropriation Description: This sub-vote provides for strategic infrastructure planning, supply management, and project coordination services related to technology; corporate business application management; and information technology infrastructure including network services, desktop services, voice and data communications, application hosting and data services. Costs may be recovered from ministries, Crown agencies, boards and commissions, other public sector agencies and organizations, and public and private organizations, for products and services described within this sub-vote.

VOTE 39 — SHARED SERVICES BC	434,144	439,744

MINISTRY OF LABOUR, CITIZENS’ SERVICES AND OPEN GOVERNMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2011/12	2012/13

VOTE 40 — GOVERNMENT COMMUNICATIONS AND PUBLIC ENGAGEMENT

This vote provides for programs and operations described in the voted appropriation under the core business: Government Communications and Public Engagement.

GOVERNMENT COMMUNICATIONS AND PUBLIC ENGAGEMENT

Voted Appropriation
Government Communications and Public Engagement	26,155	26,155

Voted Appropriation Description: This sub-vote provides for research, planning, coordination, and delivery of communications programs, policies, and services for ministries, special offices, and certain public bodies. Transfers may be provided to Crown corporations, ministries, other levels of government, special offices and private bodies for communications related activities. Costs may be recovered from ministries, special offices, Crown corporations and agencies, other levels of government, public bodies, and parties external to government for services described within this sub-vote.

VOTE 40 — GOVERNMENT COMMUNICATIONS AND PUBLIC ENGAGEMENT	26,155	26,155

MINISTRY OF LABOUR, CITIZENS’ SERVICES AND OPEN GOVERNMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2011/12	2012/13

VOTE 41 — LABOUR PROGRAMS

This vote provides for programs and operations described in the voted appropriations under the core business: Labour Programs.

LABOUR PROGRAMS

Voted Appropriations
Employment Standards	7,833	7,833
Labour Relations Board	4,630	4,630
WorkSafeBC Funded Services	1	1
Corporate Services	3,249	3,249
	15,713	15,713

Voted Appropriations Description: This sub-vote provides for services promoting harmonious labour and employment relations including: oversight of the Employment Standards Act and the Labour Relations Code, the administration of the Employment Standards Act, the operations of the Workers’ Compensation Appeal Tribunal, Compensation Advisory Services, the Labour Relations Board, including funding for the Employment Standards Tribunal and other labour relations initiatives. Costs associated with the Workers’ Compensation Appeal Tribunal and Compensation Advisory Services are fully recovered from the Accident Fund established pursuant to the Workers’ Compensation Act. This sub-vote also provides for executive, strategic and administrative support, including financial, human resources, business planning, information and systems management, legislative and policy support, corporate planning, and performance management. Costs may be recovered from parties internal and external to government for services described within this sub-vote.

VOTE 41 — LABOUR PROGRAMS	15,713	15,713

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	188,760	197,619
Operating Costs	652,920	606,486
Government Transfers	6,410	6,410
Other Expenses	122,556	103,553
Internal Recoveries	(167,936)	(170,173)
External Recoveries	(259,886)	(195,309)
TOTAL OPERATING EXPENSES	542,824	548,586

MINISTRY OF LABOUR, CITIZENS’ SERVICES AND OPEN GOVERNMENT

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2011/12	2012/13

INTEGRATED WORKPLACE SOLUTIONS

RELEASE OF ASSETS FOR ECONOMIC GENERATION — Disbursements represent expenditures associated with the development and sale of surplus properties and/or buildings on behalf of the province. Receipts represent the proceeds of the sale of the properties and/or buildings applied to costs. Administration costs are funded through the ministry’s voted appropriations.

Receipts	—	—
Disbursements	—	3,000
Net Cash Source (Requirement)	—	(3,000)

MINISTRY OF SOCIAL DEVELOPMENT

The mission of the Ministry of Social Development is to focus on the customer by transforming the way services are delivered, using effective and outcome-based practices, and working in collaboration with ministries, other levels of government, business, community and service organizations.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2011/12(1)	2012/13
VOTED APPROPRIATION
Vote 42 — Ministry Operations	2,338,463	2,456,780

OPERATING EXPENSES	2,338,463	2,456,780
CAPITAL EXPENDITURES (2)	38,383	32,538
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)

For comparative purposes, figures shown for the 2011/12 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2012/13 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

(2)	Details of capital expenditures are presented in Schedule C.
(3)	Details of loans, investments and other requirements are presented in Schedule D.
(4)	Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF SOCIAL DEVELOPMENT

CORE BUSINESS SUMMARY

($000)

	2011/12	2012/13 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Income Assistance	1,578,275	1,672,220	(12,500)	1,659,720
Employment	55,488	356,036	(300,548)	55,488
Community Living British Columbia	680,977	718,777	—	718,777
Employment and Assistance Appeal Tribunal	1,751	1,751	—	1,751
Executive and Support Services	21,972	21,084	(40)	21,044

TOTAL OPERATING EXPENSES	2,338,463	2,769,868	(313,088)	2,456,780

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	38,383	32,538	—	32,538

TOTAL CAPITAL EXPENDITURES	38,383	32,538	—	32,538

MINISTRY OF SOCIAL DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2011/12	2012/13

VOTE 42 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following five core businesses: Income Assistance, Employment, Community Living British Columbia, Employment and Assistance Appeal Tribunal, and Executive and Support Services.

INCOME ASSISTANCE

Voted Appropriations
Income Assistance - Program Management	107,422	111,366
Temporary Assistance	415,680	429,985
Disability Assistance	799,874	848,975
Supplementary Assistance	255,299	269,394
	1,578,275	1,659,720

Voted Appropriations Description: This sub-vote provides for temporary assistance, disability assistance, and health and other supports for family units of eligible individuals in accordance with the Employment and Assistance Act and the Employment and Assistance for Persons with Disabilities Act and other supports consistent with the intent of the legislation. This sub-vote also provides for the operations and administration of employment-related programs to support individuals with multiple barriers and disabilities. This sub-vote also provides for support services and direct operating costs. Costs may be recovered from ministries, other levels of government, Bus Pass Program user fees, assignments authorized by the Employment and Assistance Act and the Employment and Assistance for Persons with Disabilities Act, and from repayable assistance and overpayments for services described within this sub-vote.

EMPLOYMENT

Voted Appropriations
Employment Programs	55,487	55,487
Labour Market Development Agreement	1	1
	55,488	55,488

Voted Appropriations Description: This sub-vote provides for the operation and administration of programs to assist eligible individuals to find sustainable employment. This sub-vote also provides for the operations and administration of employment-related programs to support individuals with multiple barriers and disabilities. In addition, this sub-vote supports organizations that provide employment services to unemployed persons and provides for developing and implementing strategies for dealing with labour force adjustments and meeting human resource requirements. Costs may be recovered from parties external to government under cost-sharing agreements for services described within this sub-vote.

COMMUNITY LIVING BRITISH COLUMBIA

Voted Appropriation
Community Living British Columbia	680,977	718,777

Voted Appropriation Description: This sub-vote provides for general support and advice to the minister regarding Adult Community Living Services and includes transfer payments to Community Living British Columbia for the governance, management, operations, and delivery of services and support to adults with developmental disabilities. Payments for the provision of these services are in accordance with the Community Living Authority Act.

EMPLOYMENT AND ASSISTANCE APPEAL TRIBUNAL

Voted Appropriation
Employment and Assistance Appeal Tribunal	1,751	1,751

Voted Appropriation Description: This sub-vote provides for salaries, benefits, allowances, operating and related expenses of the Employment and Assistance Appeal Tribunal, which provides for an independent and impartial appeal of the ministry’s reconsideration decisions. The Employment and Assistance Appeal Tribunal is a single-level, regionally-based appeal system established under the Employment and Assistance Act. Ministry clients that are dissatisfied with the outcome of the ministry’s reconsideration decisions may appeal to the Employment and Assistance Appeal Tribunal. Costs may be recovered from ministries for services described within this sub-vote.

MINISTRY OF SOCIAL DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2011/12	2012/13

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	551	551
Corporate Services	21,421	20,493
	21,972	21,044

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Social Development and for executive direction of the ministry and administrative services for the operating programs of the ministry. This includes strategic and business planning, financial administration and budget coordination, human resources, asset and risk management, information technology, and records management. This sub-vote also provides for corporate and community based service delivery, including services provided by ministries and agencies on behalf of the ministry. Costs may be recovered from ministries and parties external to government for services described within this sub-vote.

VOTE 42 — MINISTRY OPERATIONS	2,338,463	2,456,780

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	122,175	122,174
Operating Costs	24,864	31,017
Government Transfers	2,493,925	2,610,555
Other Expenses	6,260	6,260
Internal Recoveries	(139)	(138)
External Recoveries	(308,622)	(313,088)
TOTAL OPERATING EXPENSES	2,338,463	2,456,780

MINISTRY OF TRANSPORTATION AND INFRASTRUCTURE

The mission of the Ministry of Transportation and Infrastructure is to create an integrated and safe transportation network that incorporates all modes of transport, reflects regional priorities, and provides a strong foundation for economic growth; and to maintain and improve the provincial highway system, ensuring the safe and efficient movement of people and goods provincially, nationally, and internationally.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2011/12(1)	2012/13
VOTED APPROPRIATION
Vote 43 — Ministry Operations	806,922	806,921

OPERATING EXPENSES	806,922	806,921
CAPITAL EXPENDITURES (2)	4,245	4,239
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)

For comparative purposes, figures shown for the 2011/12 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2012/13 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

(2)	Details of capital expenditures are presented in Schedule C.
(3)	Details of loans, investments and other requirements are presented in Schedule D.
(4)	Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF TRANSPORTATION AND INFRASTRUCTURE

CORE BUSINESS SUMMARY

($000)

	2011/12	2012/13 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net

Core Business
Transportation and Infrastructure Improvements	10,821	584,793	(573,972)	10,821
Public Transportation	331,831	653,858	(322,027)	331,831
Highway Operations	454,828	820,506	(365,678)	454,828
Commercial Passenger Transportation Regulation	1,319	1,320	(1)	1,319
Executive and Support Services	8,123	9,005	(883)	8,122

TOTAL OPERATING EXPENSES	806,922	2,069,482	(1,262,561)	806,921

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Highway Operations	4,245	4,239	—	4,239

TOTAL CAPITAL EXPENDITURES	4,245	4,239	—	4,239

MINISTRY OF TRANSPORTATION AND INFRASTRUCTURE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2011/12	2012/13

VOTE 43 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following five core businesses: Transportation and Infrastructure Improvements, Public Transportation, Highway Operations, Commercial Passenger Transportation Regulation, and Executive and Support Services.

TRANSPORTATION AND INFRASTRUCTURE IMPROVEMENTS

Voted Appropriations
Transportation Policy and Programs	2,384	2,384
Planning, Engineering and Construction	929	929
Partnerships	1	1
Port and Airport Development	6,242	6,242
Enhancing Economic Development	1,265	1,265
	10,821	10,821

Voted Appropriations Description: This sub-vote provides for transportation policy and legislation; planning, engineering, and construction; partnerships; port and airport development; Pacific Gateway; and infrastructure development initiatives. Major activities include transportation, highway and corporate policy, and the development of legislation; highway planning; capital program development and monitoring; highway corridor investment strategies; quality management; access management; direction and management of projects; engineering, design, survey, construction, reconstruction, and property acquisition for provincial highways, roads, bridges, and tunnels; development and monitoring of public-private partnerships; land base management, including port and airport Land Act tenures; and managing funding to communities to build and improve infrastructure that contributes to their sustainable development. This sub-vote also provides for transfers to other parties such as local governments to support transportation initiatives such as port and airport development and cycling networks. Costs may be recovered from ministries, the BC Transportation Financing Authority, the Transportation Investment Corporation, other parties such as federal and municipal governments, and private sector partners for services described within this sub-vote.

PUBLIC TRANSPORTATION

Voted Appropriations
Public Transit	161,217	161,217
Coastal Ferry Services	170,614	170,614
	331,831	331,831

Voted Appropriations Description: This sub-vote provides for annual government contributions and payments towards public transit and Coastal Ferry Services. These costs include operating transfers, grants, or payments toward expenses incurred for providing public passenger and transportation services in various communities throughout the province. This sub-vote includes provincial investments in transit capital infrastructure, as well as operating expenses. Costs may be recovered from the BC Transportation Financing Authority, other parties such as federal and municipal governments, and private sector partners for services described within this sub-vote.

MINISTRY OF TRANSPORTATION AND INFRASTRUCTURE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2011/12	2012/13

HIGHWAY OPERATIONS

Voted Appropriations
Maintenance, Asset Preservation and Traffic Operations	420,387	420,387
Commercial Vehicle Safety and Enforcement	23,824	23,824
Inland Ferries	10,617	10,617
	454,828	454,828

Voted Appropriations Description: This sub-vote provides for Maintenance, Asset Preservation and Traffic Operations; Commercial Vehicle Safety and Enforcement; and Inland Ferries. Major activities include: regional, district and headquarters operations support; avalanche control; rock slope stabilization; traffic operations; development approvals; road and bridge surfacing; rehabilitation, replacement, seismic retrofit and safety improvements; electrical installations and upgrades; minor roadwork; inspection station operations; the administration and enforcement of commercial transport road safety programs and vehicle inspection and standards programs, truck licensing programs, and assists with the enforcement of commercial passenger transportation operations; payments to road and bridge maintenance contractors for the maintenance of highways, roads, bridge structures and tunnels; payments to contractors for pavement marking, electrical maintenance, and performance payments; the operation, maintenance and rehabilitation of inland ferries and ferry landings; and transfers to other parties such as local governments. Payments are received from the federal government pursuant to a contribution agreement for costs associated with the use of advanced technology for National Safety Code enforcement. Costs may be recovered from the BC Transportation Financing Authority, other parties such as federal and municipal governments, and private sector partners for services described within this sub-vote.

COMMERCIAL PASSENGER TRANSPORTATION REGULATION

Voted Appropriations
Passenger Transportation Board	489	489
Passenger Transportation Branch	830	830
	1,319	1,319

Voted Appropriations Description: This sub-vote provides for the Passenger Transportation Board and Passenger Transportation Branch. The Passenger Transportation Board approves applications to operate inter-city buses and passenger directed vehicles in British Columbia, and decides appeals on administrative sanctions imposed by the Registrar of Passenger Transportation. The Registrar of Passenger Transportation approves applications for those commercial passenger transportation operations, such as sightseeing buses and hotel and airport shuttles, which are not adjudicated by the Board. The Passenger Transportation Branch verifies safety requirements, conducts investigations, when required, and in cooperation with other programs and agencies, provides overall provincial coordination and direction for enforcement and compliance activities against both licensed and unlicensed operators. Costs may be recovered from parties internal and external to the ministry for services described within this sub-vote.

MINISTRY OF TRANSPORTATION AND INFRASTRUCTURE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2011/12	2012/13

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	545	544
Corporate Services	7,578	7,578
	8,123	8,122

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Transportation and Infrastructure; the salary and expenses of the Parliamentary Secretary for Public Transportation; and corporate services. This includes the deputy minister’s office, finance, administration, human resources, facilities management, information systems, service planning, performance measurement, and records management. Costs may be recovered from parties internal and external to the ministry for services described within this sub-vote.

VOTE 43 — MINISTRY OPERATIONS	806,922	806,921

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	114,607	114,625
Operating Costs	1,720,280	1,674,306
Government Transfers	248,404	279,405
Other Expenses	1,200	1,150
Internal Recoveries	(3)	(4)
External Recoveries	(1,277,566)	(1,262,561)
TOTAL OPERATING EXPENSES	806,922	806,921

MANAGEMENT OF PUBLIC FUNDS AND DEBT

SUMMARY

($000)

	Estimates	Estimates
	2011/12(1)	2012/13
VOTED APPROPRIATION
Vote 44 — Management of Public Funds and Debt	1,349,301	1,287,491

OPERATING EXPENSES	1,349,301	1,287,491
CAPITAL EXPENDITURES (2)	—	—
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)        For comparative purposes, figures shown for the 2011/12 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2012/13 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

(2)        Details of capital expenditures are presented in Schedule C.

(3)        Details of loans, investments and other requirements are presented in Schedule D.

(4)        Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MANAGEMENT OF PUBLIC FUNDS AND DEBT

SUMMARY

($000)

	2011/12	2012/13 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net

Core Business
Cost of Borrowing for Government Operating and Capital Funding	1,349,298	1,296,406	(8,918)	1,287,488
Cost of Borrowing for Relending to Government Bodies	1	1,037,999	(1,037,998)	1
Cost of Financial Agreements Entered into on Behalf of Government Bodies	1	709	(708)	1
Cost of Warehouse Borrowing Program	1	24,592	(24,591)	1

TOTAL OPERATING EXPENSES	1,349,301	2,359,706	(1,072,215)	1,287,491

MANAGEMENT OF PUBLIC FUNDS AND DEBT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2011/12	2012/13

VOTE 44 — MANAGEMENT OF PUBLIC FUNDS AND DEBT

This vote provides for the cost of managing public funds and debt resulting from borrowing activities to finance provincial operating and capital requirements; borrowing on behalf of government bodies under the fiscal agency loan program, and entering certain financial agreements and commodity derivatives with or on behalf of government bodies; and borrowing for the warehouse program.

COST OF BORROWING FOR GOVERNMENT OPERATING AND CAPITAL FUNDING (NET OF RECOVERIES)

Voted Appropriation
Cost of Borrowing for Government Operating and Capital Funding	1,349,298	1,287,488

Voted Appropriation Description: This sub-vote provides for interest and all other costs, expenses, charges and fees associated with debt arising from borrowings or other credit arrangements. These include costs under related financial agreements (such as interest rate and currency swaps and forward rate agreements) and commodity derivatives, incurred or assumed by the government for operating purposes or capital funding purposes. This sub-vote also provides for the cost of cash-flow management of the Consolidated Revenue Fund, payment services resulting from borrowing activities, and costs associated with business continuation planning in relation to debt management, banking and cash management functions. Recoveries from the use of financial agreements (such as interest rate and currency swaps and forward rate agreements) and commodity derivatives, and revenue earned from sinking fund investments, prefunding operations and matched book transactions, are offset against the related expenditure.

COST OF BORROWING FOR RELENDING TO GOVERNMENT BODIES (NET OF RECOVERIES)

Voted Appropriation
Cost of Borrowing for Relending to Government Bodies	1	1

Voted Appropriation Description: This sub-vote provides for interest and all other costs, expenses, charges and fees associated with debt arising from borrowings or other credit arrangements, including costs under related financial agreements (such as interest rate and currency swaps and forward rate agreements) incurred or assumed by the government for the purposes of the fiscal agency loan program. Recoveries from the use of financial agreements (such as interest rate and currency swaps and forward rate agreements) are offset against the related expenditure, and the remaining costs are fully recovered from government bodies or other authorized organizations.

COST OF FINANCIAL AGREEMENTS ENTERED INTO ON BEHALF OF GOVERNMENT BODIES (NET OF RECOVERIES)

Voted Appropriation
Cost of Financial Agreements Entered into on Behalf of Government Bodies	1	1

Voted Appropriation Description: This sub-vote provides for all costs, expenses, charges and fees associated with financial agreements (such as interest rate and currency swaps and forward rate agreements) entered into by the government with or on behalf of government bodies or other authorizated organizations other than such agreements related to fiscal agency loans. This sub-vote also provides for all costs, expenses, charges and fees associated with commodity derivatives entered into by the government with or on behalf of the government bodies or other authorized organizations. Recoveries from the use of financial agreements (such as interest rate and currency swaps and forward rate agreements) and commodity derivatives are offset against the related expenditure under those agreements or derivatives, and the remaining costs are fully recovered from government bodies or authorized organizations.

MANAGEMENT OF PUBLIC FUNDS AND DEBT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2011/12	2012/13

COST OF WAREHOUSE BORROWING PROGRAM (NET OF RECOVERIES)

Voted Appropriation
Cost of Warehouse Borrowing Program	1	1

Voted Appropriation Description: This sub-vote provides for the costs associated with debt issued in advance of requirements including interest and all other costs, expenses, charges and fees. The debt is held in the program prior to allocation to a government purpose or for loans to a government body or other authorized organization. Interest and other earnings accrued from the investment of proceeds of borrowings while warehoused offsets interest and other costs associated with those borrowings. Recoveries from the use of financial agreements (such as interest rate and currency swaps and forward rate agreements) are offset against the related interest expenditure.

VOTE 44 — MANAGEMENT OF PUBLIC FUNDS AND DEBT	1,349,301	1,287,491

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Other Expenses	2,373,353	2,359,706
External Recoveries	(1,024,052)	(1,072,215)
TOTAL OPERATING EXPENSES	1,349,301	1,287,491

OTHER APPROPRIATIONS

SUMMARY

($000)

	Estimates 2011/12(1)	Estimates 2012/13
VOTED APPROPRIATIONS
Vote 45 — Contingencies (All Ministries) and New Programs	602,942	300,000
Vote 46 — Capital Funding	1,543,311	1,061,586
Vote 47 — Commissions on Collection of Public Funds	1	1
Vote 48 — Allowances for Doubtful Revenue Accounts	1	1
Vote 49 — Tax Transfers	936,392	1,091,405
Vote 50 — Auditor General for Local Government	—	2,600
Vote 51 — Environmental Appeal Board and Forest Appeals Commission	2,075	2,075
Vote 52 — Forest Practices Board	3,815	3,815

OPERATING EXPENSES	3,088,537	2,461,483
CAPITAL EXPENDITURES (2)	50,000	95,000
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)        For comparative purposes, figures shown for the 2011/12 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2012/13 Estimates. Schedule A presents a detailed reconciliation of the restatement of operating expenses and capital expenditures.

(2)        Details of capital expenditures are presented in Schedule C.

(3)        Details of loans, investments and other requirements are presented in Schedule D.

(4)        Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

OTHER APPROPRIATIONS

SUMMARY

($000)

	2011/12	2012/13 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Voted Appropriations
Contingencies (All Ministries) and New Programs	602,942	300,000	—	300,000
Capital Funding	1,543,311	1,061,586	—	1,061,586
Commissions on Collection of Public Funds	1	20,680	(20,679)	1
Allowances for Doubtful Revenue Accounts	1	151,471	(151,470)	1
Tax Transfers	936,392	1,091,405	—	1,091,405
Auditor General for Local Government	—	2,602	(2)	2,600
Environmental Appeal Board and Forest Appeals Commission	2,075	2,076	(1)	2,075
Forest Practices Board	3,815	3,818	(3)	3,815

TOTAL OPERATING EXPENSES	3,088,537	2,633,638	(172,155)	2,461,483

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Voted Appropriations
Contingencies (All Ministries) and New Programs	50,000	95,000	—	95,000

TOTAL CAPITAL EXPENDITURES	50,000	95,000	—	95,000

OTHER APPROPRIATIONS

OPERATING EXPENSES BY VOTE

($000)

Estimates	Estimates
2011/12	2012/13

VOTE 45 — CONTINGENCIES (ALL MINISTRIES) AND NEW PROGRAMS

(Minister of Finance)

This vote provides for additional funding for items budgeted in other votes to accommodate the financial consequences of unanticipated and contingent events. Unanticipated events include developments during the year that could not be reasonably anticipated when the budget was prepared. Contingent events include developments that could be anticipated but not with enough certainty to make a reasonable estimate of budget costs, or where final costs are dependent on a pending decision by government or another party. Contingent events specifically provided for in this vote include Climate Action and Clean Energy funding, where spending is contingent on the approval of initiatives still under development, and 2010 Sports and Arts Legacy funding, where spending is contingent on receiving submissions from various sports and arts groups requesting access to the funding. This vote also provides for unanticipated events not budgeted in other votes, but which are consistent with the general purposes of those votes, including natural disasters, emergency relief and assistance for those in need. Ex gratia payments are also provided for in this vote. As well, this vote provides for the funding of new government programs.

OPERATING EXPENSES
General Programs	542,942	240,000
Climate Action and Clean Energy	40,000	40,000
2010 Sports and Arts Legacy	20,000	20,000
	602,942	300,000

CAPITAL EXPENDITURES
Project Reserves	50,000	95,000

VOTE 46 — CAPITAL FUNDING

(Minister of Advanced Education, Minister of Education, Minister of Energy and Mines,

Minister of Health, and Minister of Finance)

This vote provides for grants to government organizations as defined in the Budget Transparency and Accountability Act for their capital expenditures, including the capitalizable costs of land acquisition, new facilities, and renovations and improvements to existing facilities. Grants may only be made under this vote by the Minister of Advanced Education, the Minister of Education, the Minister of Energy and Mines, and the Minister of Health to government organizations whose operations fall within the respective portfolios of those ministers. The amount of this vote is allocated among responsible ministers as set out below. Treasury Board, by directive, may reallocate the amounts among these classes of government organizations to meet government priorities. Reallocation of these amounts constitutes a revision to the expected results for the ministers impacted, which must be made public within 90 days. In addition to these allocations, the Minister of Finance has statutory authority to make capital grants to any government organization.

OPERATING EXPENSES
Post-Secondary Institutions (Minister of Advanced Education)	140,935	143,781
Schools (Minister of Education)	449,801	435,461
Housing (Minister of Energy and Mines)	161,262	44,506
Health Facilities (Minister of Health)	463,255	437,838
Other Capital Projects (Minister of Finance)	328,058	—
	1,543,311	1,061,586

OTHER APPROPRIATIONS

OPERATING EXPENSES BY VOTE

($000)

Estimates	Estimates
2011/12	2012/13

VOTE 47 — COMMISSIONS ON COLLECTION OF PUBLIC FUNDS

Minister of Aboriginal Relations and Reconciliation	Minister of Finance
Minister of Advanced Education	Minister of Forests, Lands and Natural Resource Operations
Minister of Agriculture	Minister of Health
Minister of Children and Family Development	Minister of Jobs, Tourism and Innovation
Minister of Community, Sport and Cultural Development	Minister of Justice
Minister of Education	Minister of Labour, Citizens’ Services and Open Goverment
Minister of Energy and Mines	Minister of Social Development
Minister of Environment	Minister of Transportation and Infrastructure

This vote provides for recognition of payments to, or amounts withheld by, parties on account of commissions and/or remunerations for services provided to the government relating to the administration, collection and management of revenue and accounts owed to the government as authorized under various statutes/regulations. This vote also provides for collection costs incurred by the Minister of Finance and Legal Services Branch, and the Ministry of Justice. Recoveries represent fees and commissions deducted from the gross amount of revenues and accounts collected on behalf of government, as authorized under statutes and regulations.

OPERATING EXPENSES
Ministry of Aboriginal Relations and Reconciliation	1	1
Ministry of Advanced Education	2	2
Ministry of Agriculture	1	1
Ministry of Children and Family Development	1	1
Ministry of Community, Sport and Cultural Development	1	1
Ministry of Education	1	1
Ministry of Energy and Mines	1	1
Ministry of Environment	447	1
Ministry of Finance	11,150	13,000
Ministry of Forests, Lands and Natural Resource Operations	1,328	1,259
Ministry of Health	878	878
Ministry of Jobs, Tourism and Innovation	1	1
Ministry of Justice	5,076	5,025
Ministry of Labour, Citizens’ Services and Open Government	2	2
Ministry of Social Development	480	480
Ministry of Transportation and Infrastructure	25	25
Recoveries	(19,394)	(20,678)
	1	1

OTHER APPROPRIATIONS

OPERATING EXPENSES BY VOTE

($000)

Estimates	Estimates
2011/12	2012/13

VOTE 48 — ALLOWANCES FOR DOUBTFUL REVENUE ACCOUNTS

Minister of Aboriginal Relations and Reconciliation	Minister of Finance
Minister of Advanced Education	Minister of Forests, Lands and Natural Resource Operations
Minister of Agriculture	Minister of Health
Minister of Children and Family Development	Minister of Jobs, Tourism and Innovation
Minister of Community, Sport and Cultural Development	Minister of Justice
Minister of Education	Minister of Labour, Citizens’ Services and Open Government
Minister of Energy and Mines	Minister of Social Development
Minister of Environment	Minister of Transportation and Infrastructure

This vote provides for allowances for doubtful collection of revenue accounts owed to the government as authorized under various statutes/regulations. Recoveries represent allowances for doubtful collections for revenue accounts which are deducted from gross revenues.

OPERATING EXPENSES
Ministry of Aboriginal Relations and Reconciliation	1	1
Ministry of Advanced Education	2	2
Ministry of Agriculture	1	1
Ministry of Children and Family Development	50	50
Ministry of Community, Sport and Cultural Development	1	1
Ministry of Education	1	1
Ministry of Energy and Mines	1	1
Ministry of Environment	600	600
Ministry of Finance	94,910	122,200
Ministry of Forests, Lands and Natural Resource Operations	5,570	5,670
Ministry of Health	2,871	2,871
Ministry of Jobs, Tourism and Innovation	1	1
Ministry of Justice	11,460	12,030
Ministry of Labour, Citizens’ Services and Open Government	2	2
Ministry of Social Development	8,029	8,029
Ministry of Transportation and Infrastructure	10	10
Recoveries	(123,509)	(151,469)
	1	1

OTHER APPROPRIATIONS

OPERATING EXPENSES BY VOTE

($000)

Estimates	Estimates
2011/12	2012/13

VOTE 49 — TAX TRANSFERS

(Minister of Finance)

This vote provides for payment of refundable tax credits under the Income Tax Act. The BC Family Bonus program expense includes amounts paid to the federal government for administering the program.

OPERATING EXPENSES
Low Income Climate Action Tax Credits	183,977	190,000
Sales Tax / BC HST Credits	316,381	328,250
Small Business Venture Capital Tax Credits	25,750	28,000
Other Personal Income Tax Credits	34,750	81,500
BC Family Bonus	8,534	4,500
Film and Television Tax Credits	56,250	70,000
Production Services Tax Credits	160,000	217,417
Scientific Research and Experimental Development Tax Credits	77,000	79,154
Interactive Digital Media Tax Credits	35,000	37,917
Other Corporate Income Tax Credits	38,750	54,667
	936,392	1,091,405

VOTE 50 — AUDITOR GENERAL FOR LOCAL GOVERNMENT

(Minister of Community, Sport and Cultural Development)

This vote provides for the operations of the Office of the Auditor General for Local Government. The Auditor General for Local Government, appointed under the Auditor General for Local Government Act, functions independently and is overseen by an Orders in Council appointed Audit Council. The Auditor General for Local Government exists to undertake performance audits of the operations of local governments and develop recommendations and practices arising from the audits for use by local governments. The completion of performance audits, with accompanying recommendations, provides local government officials with objective assessments of: the cost-effectiveness of their activities and operations; services provided by local government bodies; procedures to measure effectiveness; accountability relationships; and protection of public assets. Costs may be recovered from ministries, Crown agencies, other levels of government, organizations, and individuals external to government for projects and services described within this vote.

OPERATING EXPENSES
Auditor General for Local Government	—	2,600

VOTE 51 — ENVIRONMENTAL APPEAL BOARD AND FOREST APPEALS COMMISSION

(Minister of Justice)

This vote provides for the operation, administrative and support services for the Environmental Appeal Board and the Forest Appeals Commission. The Environmental Appeal Board hears appeals from decisions made under environmental legislation and provides for the hearings of appeals under other legislation. The Forest Appeals Commission hears appeals from decisions made under forest and range legislation. This vote also provides for the operation and administration of other tribunals. Costs may be recovered from ministries, other levels of government and organizations for services described within this vote.

OPERATING EXPENSES
Administration and Support Services	1,410	1,410
Environmental Appeal Board	331	331
Forest Appeals Commission	334	334
	2,075	2,075

OTHER APPROPRIATIONS

OPERATING EXPENSES BY VOTE

($000)

Estimates	Estimates
2011/12	2012/13

VOTE 52 — FOREST PRACTICES BOARD

(Minister of Forests, Lands and Natural Resource Operations)

This vote provides for the operation of the Forest Practices Board, including independent audits and special investigations of forest practices, investigation of public complaints and administrative appeals. Costs may be recovered from ministries, other entities within government, other levels of government, agencies and organizations for services described within this vote.

OPERATING EXPENSES
Forest Practices Board	3,815	3,815

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	3,296	4,476
Operating Costs	2,576	3,996
Government Transfers	2,479,703	2,152,991
Other Expenses	745,873	472,178
Internal Recoveries	(2)	(3)
External Recoveries	(142,909)	(172,155)
TOTAL OPERATING EXPENSES	3,088,537	2,461,483

SCHEDULES

A	— Consolidated Revenue Fund Operating Expenses and Capital Expenditures Reconciliation — 2011/12

B	— Special Accounts — Summary

C	— Financing Transactions — Capital Expenditures

D	— Financing Transactions — Loans, Investments and Other Requirements

E	— Financing Transactions — Revenue Collected for, and Transferred to, Other Entities

F	— Summary of Ministerial Accountability for Operating Expenses

G	— Estimated Consolidated Revenue Fund Operating Result

H	— Estimated Revenue by Source

I	— Estimated Expense by Function

J	— Service Delivery Agencies — Estimated Revenues and Expenses

K	— Capital Expenditure Summary — CRF and Service Delivery Agencies

L	— Taxpayer-supported Staff Utilization (FTEs)

ESTIMATES, 12/13

CONSOLIDATED REVENUE FUND	Schedule A
OPERATING EXPENSES AND CAPITAL EXPENDITURES RECONCILIATION — 2011/12

	Operating	Capital
	Expenses	Expenditures
	($000)	($000)

Office of the Premier
Total Operating Expenses and Capital Expenditures — 2011/12 Estimates	9,455	1
Transfer to Ministry of Labour, Citizens’ Services and Open Government
Board Resourcing and Development Office funding	(447)	—
Total Operating Expenses and Capital Expenditures — 2011/12 Restated	9,008	1

Advanced Education
Total Operating Expenses and Capital Expenditures — 2011/12 Estimates	1,980,486	504
Other Adjustment
Restatement for the reclassification of federal funding for immigration programs	(17,117)	—
Total Operating Expenses and Capital Expenditures — 2011/12 Restated	1,963,369	504

Agriculture
Total Operating Expenses and Capital Expenditures — 2011/12 Estimates	65,771	3
Transfer from Ministry of Labour, Citizens’ Services and Open Government
Decentralization of Mandatory Operating Equipment funding	—	212
Total Operating Expenses and Capital Expenditures — 2011/12 Restated	65,771	215

Children and Family Development
Total Operating Expenses and Capital Expenditures — 2011/12 Estimates	1,330,591	496
Transfer from Ministry of Labour, Citizens’ Services and Open Government
Decentralization of Mandatory Operating Equipment funding	100	194
Total Operating Expenses and Capital Expenditures — 2011/12 Restated	1,330,691	690

Energy and Mines
Total Operating Expenses and Capital Expenditures — 2011/12 Estimates	418,317	64,250
Transfer from Ministry of Forests, Lands and Natural Resource Operations
Reassignment of staff and funding	61	—
Surface Rights Board funding	108	—
Transfer from Ministry of Public Safety and Solicitor General
February 2012 Government Reorganization	18,724	885
Total Operating Expenses and Capital Expenditures — 2011/12 Restated	437,210	65,135

Environment
Total Operating Expenses and Capital Expenditures — 2011/12 Estimates	130,042	12,339
Transfer to Ministry of Forests, Lands and Natural Resource Operations
Reassignment of staff and funding	(95)	—
Total Operating Expenses and Capital Expenditures — 2011/12 Restated	129,947	12,339

Finance
Total Operating Expenses and Capital Expenditures — 2011/12 Estimates	157,395	2,511
Transfer from Ministry of Health
Centralization of BC PSA funding	50	—
Transfer from Ministry of Labour, Citizens’ Services and Open Government
Public Service Initiative funding	1,436	—
Transfer from Ministry of Public Safety and Solicitor General
February 2012 Government Reorganization	16,640	—
Total Operating Expenses and Capital Expenditures — 2011/12 Restated	175,521	2,511

ESTIMATES, 12/13

CONSOLIDATED REVENUE FUND	Schedule A
OPERATING EXPENSES AND CAPITAL EXPENDITURES RECONCILIATION — 2011/12

	Operating	Capital
	Expenses	Expenditures
	($000)	($000)

Forests, Lands and Natural Resource Operations
Total Operating Expenses and Capital Expenditures — 2011/12 Estimates	589,852	45,665
Transfer from Ministry of Environment
Reassignment of staff and funding	95	—
Transfer to Ministry of Energy and Mines
Reassignment of staff and funding	(61)	—
Surface Rights Board funding	(108)	—
Transfer to Ministry of Labour, Citizens’ Services and Open Government
Reassignment of staff and funding	(176)	—
Total Operating Expenses and Capital Expenditures — 2011/12 Restated	589,602	45,665

Health
Total Operating Expenses and Capital Expenditures — 2011/12 Estimates	15,713,419	30,982
Transfer from Ministry of Labour, Citizens’ Services and Open Government
BC Ambulance Services funding	19,555	225
Transfer to Ministry of Finance
Centralization of BC PSA funding	(50)	—
Total Operating Expenses and Capital Expenditures — 2011/12 Restated	15,732,924	31,207

Jobs, Tourism and Innovation
Total Operating Expenses and Capital Expenditures — 2011/12 Estimates	237,013	3,456
Transfer from Ministry of Labour, Citizens’ Services and Open Government
BC House funding	30	—
Transfer from Ministry of Social Development
Multiculturalism funding	625	—
Total Operating Expenses and Capital Expenditures — 2011/12 Restated	237,668	3,456

Justice (formerly Attorney General)
Total Operating Expenses and Capital Expenditures — 2011/12 Estimates	443,204	6,445
Transfer from Ministry of Labour, Citizens’ Services and Open Government
Decentralization of Mandatory Operating Equipment funding	1,000	1,038
Transfer from Ministry of Public Safety and Solicitor General
February 2012 Government Reorganization	600,540	6,834
Transfer to Ministry of Public Safety and Solicitor General
Corporate Services funding	(39)	—
Total Operating Expenses and Capital Expenditures — 2011/12 Restated	1,044,705	14,317

Labour, Citizens’ Services and Open Government
Total Operating Expenses and Capital Expenditures — 2011/12 Estimates	565,722	105,000
Transfer from Ministry of Forests, Lands and Natural Resource Operations
Reassignment of staff and funding	176	—
Transfer from Office of the Premier
Board Resourcing and Development Office funding	447	—
Transfer to Ministries
Decentralization of Mandatory Operating Equipment funding	(2,500)	(2,506)
Transfer to Ministry of Finance
Public Service Initiative funding	(1,436)	—
Transfer to Ministry of Health
BC Ambulance Services funding	(19,555)	(225)
Transfer to Ministry of Jobs, Tourism and Innovation
BC House funding	(30)	—
Total Operating Expenses and Capital Expenditures — 2011/12 Restated	542,824	102,269

ESTIMATES, 12/13

CONSOLIDATED REVENUE FUND	Schedule A
OPERATING EXPENSES AND CAPITAL EXPENDITURES RECONCILIATION — 2011/12

	Operating	Capital
	Expenses	Expenditures
	($000)	($000)

Public Safety and Solicitor General (Disestablished)
Total Operating Expenses and Capital Expenditures — 2011/12 Estimates	634,465	6,657
Transfer from Ministry of Justice
Corporate Services funding	39	—
Transfer from Ministry of Labour, Citizens’ Services and Open Government
Decentralization of Mandatory Operating Equipment funding	1,400	1,062
Transfer to Ministry of Energy and Mines
February 2012 Government Reorganization	(18,724)	(885)
Transfer to Ministry of Finance
February 2012 Government Reorganization	(16,640)	—
Transfer to Ministry of Justice
February 2012 Government Reorganization	(600,540)	(6,834)
Total Operating Expenses and Capital Expenditures — 2011/12 Restated	—	—

Social Development
Total Operating Expenses and Capital Expenditures — 2011/12 Estimates	2,339,088	38,383
Transfer to Ministry of Jobs, Tourism and Innovation
Multiculturalism funding	(625)	—
Total Operating Expenses and Capital Expenditures — 2011/12 Restated	2,338,463	38,383

Other Appropriations - Contingencies (All Ministries) and New Programs
Total Operating Expenses and Capital Expenditures — 2011/12 Estimates	2,156,462	50,000
Other Adjustment
Restatement resulting from an accounting policy change with respect to tax transfers	932,075	—
Total Operating Expenses and Capital Expenditures — 2011/12 Restated	3,088,537	50,000

All Special Offices, Ministries and Other Appropriations
Total Consolidated Revenue Fund Operating Expenses and Capital Expenditures — 2011/12 Estimates	34,618,000	381,975
Total Transfers from Special Offices, Ministries and Other Appropriations	661,026	10,450
Total Transfers to Special Offices, Ministries and Other Appropriations	(661,026)	(10,450)
Restatement for the reclassification of federal funding for immigration programs	(17,117)	—
Restatement resulting from an accounting policy change with respect to tax transfers	932,075	—
Total Consolidated Revenue Fund Operating Expenses and Capital Expenditures — 2011/12 Restated	35,532,958	381,975

ESTIMATES, 12/13

SPECIAL ACCOUNTS(1) - SUMMARY	Schedule B
(for the Fiscal Year Ending March 31, 2013)
($000)

	Spending			Transfer	Financing			Spending
	Authority			(to) from	Transactions		Working	Authority
	Available	Operating Transactions		General	Receipts	Capital	Capital	Available
	April 1, 2012	Revenue	Expense	Fund(2)	(Disbursements)	Expense	Adjustment(3)	March 31, 2013
Special Accounts
BC Arts and Culture Endowment special account	4,746	3,100	(2,500)	—	—	—	—	5,346
BC Timber Sales Account	213,431	178,115	(159,034)	—	(61,900)	(27,500)	82,229	225,341
Children’s Education Fund special account	226,074	13,640	—	46,731	—	—	—	286,445
Civil Forfeiture Account	3,392	1,033	—	—	—	—	—	4,425
Corrections Work Program Account	3,728	1,350	(1,281)	—	—	—	60	3,857
Crown Land special account	50,000	76,339	(20)	(76,389)	70	—	—	50,000
First Citizens Fund	3,824	2,800	(3,230)	—	—	—	—	3,394
First Nations Clean Energy Business Fund special account	3,876	345	(2,151)	—	—	—	—	2,070
Forest Stand Management Fund	11,385	—	—	—	—	—	—	11,385
Forfeited Crime Proceeds Fund	997	—	—	—	—	—	—	997
Health Special Account	—	147,250	(147,250)	—	—	—	—	—
Housing Endowment Fund special account	25,157	10,000	(10,000)	—	—	—	—	25,157
Innovative Clean Energy Fund special account	29,988	—	(14,947)	—	—	—	—	15,041
Insurance and Risk Management Account	374,003	21,790	(4,191)	—	—	—	391	391,993
Northern Development Fund	8,703	575	(500)	—	—	—	—	8,778
Park Enhancement Fund special account	1,543	590	(500)	—	—	(400)	—	1,233
Physical Fitness and Amateur Sports Fund	1,765	1,700	(1,700)	—	—	—	—	1,765
Production Insurance Account	17,089	23,200	(18,500)	—	—	—	—	21,789
Provincial Home Acquisition Wind Up special account	15,452	6	(10)	—	20	—	—	15,468
Public Guardian and Trustee Operating Account	24,085	8,893	(8,893)	—	—	(540)	633	24,178
Sustainable Environment Fund	15,465	16,310	(20,305)	—	—	—	—	11,470
Teachers Act Special Account	2,336	6,210	(6,210)	—	—	—	100	2,436
University Endowment Lands Administration Account	31,706	6,442	(6,442)	—	—	—	—	31,706
Victim Surcharge Special Account	44,058	12,500	(13,504)	—	—	—	—	43,054
	1,112,803	532,188	(421,168)	(29,658)	(61,810)	(28,440)	83,413	1,187,328
Transfers from Voted Appropriations to Special Accounts(4)
Production Insurance Account	—	(7,000)	7,000	—	—	—	—	—
Public Guardian and Trustee Operating Account	—	(8,893)	8,893	—	—	—	—	—
	—	(15,893)	15,893	—	—	—	—	—

Total Special Accounts (net of transfers)	1,112,803	516,295	(405,275)	(29,658)	(61,810)	(28,440)	83,413	1,187,328

(1) Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2) General Fund Transfers consist of changes in statutory spending authority.

(3) Working capital adjustments include those adjustments that would change the cash balance of the Special Account. This would include changes in the accumulated amortization, inventory, and accounts receivable and payable.

(4) Transfers from voted appropriations are eliminated to establish the amount of special account expenses that do not require voted appropriations. This net amount of special account expense is then deducted from total expenses in the determination of the Supply Act requirements shown on page 12.

ESTIMATES, 12/13

FINANCING TRANSACTIONS	Schedule C
CAPITAL EXPENDITURES
(for the Fiscal Year ending March 31, 2013)
($000)

The allocation of the total voted appropriation among special offices, ministries, and other appropriations, or among categories of capital expenditures, is shown for information and planning purposes only. The amounts allocated to Special Accounts are subject to the available spending authority within each account.

Treasury Board may reallocate the total voted appropriation among special offices, ministries and other appropriations. Reallocations among the categories of capital expenditures are governed by section 23(4) and (5) of the Financial Administration Act. No reallocation may result in the total voted appropriation set out in this Schedule being exceeded.

		Buildings
	Land	& Tenant		Office			Roads,
	& Land	Improve-	Specialized	Furniture &		Information	Bridges &
	Improvements	ments	Equipment	Equipment	Vehicles	Systems	Ferries	Total
SUMMARY
Voted Appropriation	19,753	176,384	8,651	1,389	4,279	176,529	38,842	425,827
Special Acconuts(1)	400	—	161	—	—	1,030	26,849	28,440
Consolidated Revenue Fund Total	20,153	176,384	8,812	1,389	4,279	177,559	65,691	454,267

Special Offices and Ministries
Legislation	—	3,140	—	709	—	371	—	4,220
Officers of the Legislature	30	100	—	119	—	1,066	—	1,315
Office of the Premier	—	—	—	1	—	—	—	1
Ministry of Aboriginal Relations and Reconciliation	—	—	—	1	—	390	—	391
Ministry of Advanced Education	—	—	—	4	—	892	—	896
Ministry of Agriculture	—	—	212	3	—	75	—	290
Ministry of Children and Family Development	—	—	202	28	47	—	—	277
Ministry of Community, Sport and Cultural Development	—	—	—	2	—	882	—	884
Ministry of Education	—	—	—	2	—	976	—	978
Ministry of Energy and Mines	—	—	120	—	52	996	27,000	28,168
Ministry of Environment	16,463	—	1,342	10	—	—	—	17,815
Ministry of Finance	—	—	—	10	50	9,595	—	9,655
Ministry of Forests, Lands and Natural Resource Operations	3,660	6,648	1,322	18	438	4,446	38,691	55,223
Ministry of Health	—	225	—	30	—	16,359	—	16,614
Ministry of Jobs, Tourism and Innovation	—	—	—	1	—	3,102	—	3,103
Ministry of Justice	—	—	3,939	91	1,511	7,341	—	12,882
Ministry of Labour, Citizens’ Services and Open Government	—	140,771	975	222	397	27,413	—	169,778
Ministry of Social Development	—	500	—	128	—	31,910	—	32,538
Ministry of Transportation and Infrastructure	—	—	700	10	1,784	1,745	—	4,239

Other Appropriations
Project Reserves(2)	—	25,000	—	—	—	70,000	—	95,000
Consolidated Revenue Fund Total	20,153	176,384	8,812	1,389	4,279	177,559	65,691	454,267

(1)  The capital asset acquisitions of each special account are shown on the individual Special Account pages in the main section of the 2012/13 Estimates.

(2)  Administered by the Minister of Finance.

ESTIMATES, 12/13

FINANCING TRANSACTIONS	Schedule D
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (1)
(for the Fiscal Year Ending March 31, 2013)
($000)

The allocation of the total voted disbursements among special offices, ministries, and other appropriations, or among categories of loans, investments and other requirements, is shown for information and planning purposes only. The amounts disclosed for Special Accounts are subject to the available spending authority within each account. Treasury Board may reallocate the total voted disbursements among special offices, ministries and other appropriations. No reallocation may result in the total voted disbursements set out in this Schedule being exceeded.

			Net Cash
			Source
	Receipts	Disbursements	(Requirement)
SUMMARY
Voted Appropriations	167,808	374,944	(207,136)
Special Accounts	90	61,900	(61,810)
Service Delivery Agencies	38,800	0	38,800
Total	206,698	436,844	(230,146)

Ministry of Agriculture
Agriculture Credit Act — Repayments of outstanding loans	6	—	6
Ministry of Children and Family Development
Human Services Providers Financing Program — Repayments of outstanding loans	31	—	31
Ministry of Finance
International Fuel Tax Agreement Motor Fuel Tax Act — Moneys collected for, and transferred to, other jurisdictions	12,171	2,866	9,305
Land Tax Deferment Act — Repayments of outstanding loans and payments to local governments for property taxes	47,000	113,000	(66,000)
Reconstruction Loan Portfolio — Repayments of outstanding loans and payments of new loans	16,500	500	16,000
StudentAid BC Loan Program — Repayments of outstanding loans and payments of new loans	90,000	247,000	(157,000)
Provincial Home Acquisition Wind Up Special Account — Repayments of outstanding loans, payments of guarantee claims and other disbursements	20	—	20
Ministry of Forests, Lands and Natural Resource Operations
BC Timber Sales Account Special Account — Development of timber for sale in future years	—	61,900	(61,900)
Crown Land Administration — Development of land for sale in future years	—	5,878	(5,878)
Crown Land Special Account — Repayment of outstanding loans and deposits made on pending sales	70	—	70
Tourism Development — Development of land for sale in future years	—	600	(600)
Ministry of Justice
Interest on Trusts and Deposits — Interest on trust funds and deposits belonging to third parties	2,100	2,100	—
Ministry of Labour, Citizens’ Services and Open Government
Release of Assets for Economic Generation — Development and sale of surplus properties/buildings	—	3,000	(3,000)
Consolidated Revenue Fund Total	167,898	436,844	(268,946)
Service Delivery Agencies(2)	38,800	—	38,800
Total	206,698	436,844	(230,146)

(1)  Further information on these financing transactions is included in the relevant ministry section of the Estimates.

(2)  The total net cash source (requirement) for service delivery agency financing transactions are disclosed for information purposes only.

ESTIMATES, 12/13

FINANCING TRANSACTIONS	Schedule E
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (1)
(for the Fiscal Year Ending March 31, 2013)
($000)

The allocation of the total voted disbursements among special offices, ministries, and other appropriations, is shown for information purposes only. Actual disbursements may vary depending on the amount of receipts in each program area. However, total disbursements may not exceed the total voted amount without further appropriation.

			Net Cash
			Source
	Receipts	Disbursements	(Requirement)

Ministry of Advanced Education

Post-Secondary Institutions	10,000	10,000	—

Ministry of Energy and Mines

Northwest Transmission Line	60,000	60,000	—

Oil and Gas Commission	31,157	31,157	—

Ministry of Finance

BC Transit	11,400	11,400	—

BC Transportation Financing Authority	435,000	435,000	—

Cowichan Tribes	2,300	2,300	—

Municipalities or Eligible Entities	31,000	31,000	—

Rural Areas	300,000	300,000	—

South Coast British Columbia Transportation Authority	308,100	308,100	—

Ministry of Forests, Lands and Natural Resource Operations

Habitat Conservation Trust	6,000	6,000	—

Total	1,194,957	1,194,957	—

(1) Further information on these financing transactions is included in the relevant ministry section of the Estimates.

ESTIMATES, 12/13

SUMMARY OF MINISTERIAL ACCOUNTABILITY FOR OPERATING EXPENSES	Schedule F
(for the Fiscal Year Ending March 31, 2013)
($000)

Under section 3 of the Balanced Budget and Ministerial Accountability Act (BBMAA), each member of the Executive Council has 20 percent of his or her salary held back with restoration of half of the holdback contingent on government achieving its overall fiscal target for the year as per section 4, and restoration of the other half of the holdback contingent on ministers achieving individual goals as set out in section 5. For each minister with responsibility for operating expenses arising from a voted appropriation as accounted for in the Consolidated Revenue Fund, section 5(1) stipulates actual results for the year must not exceed the estimated amounts for that fiscal year. Section 5(3) applies to ministers of state, for whom expected results are specified by Treasury Board regulation.

In the table below, the column entitled “Minister Responsible” lists the ministers with BBMAA section 5(1) assigned responsibilities. The column entitled “Voted Appropriations in the 2012/13 Estimates” shows the voted appropriations for which those ministers are responsible. The columns entitled “Voted Appropriation Operating Expenses (net)” and “2012/13 Estimated Amount” show the dollar amounts of operating expenses (net) and estimated amounts allocated to ministers in the 2012/13 Estimates.

		Voted Appropriation	2012/13
		Operating	Estimated
Minister Responsible	Voted Appropriations in 2012/13 Estimates	Expenses (net)	Amount

Premier	Office of the Premier	9,008	9,008

Minister of Aboriginal Relations and Reconciliation	Ministry of Aboriginal Relations and Reconciliation	74,760	74,760

Minister of Advanced Education(1)	Ministry of Advanced Education	1,971,938
	Capital Funding	143,781	2,115,719

Minister of Agriculture	Ministry of Agriculture	54,288	54,288

Minister of Children and Family Development	Ministry of Children and Family Development	1,333,291	1,333,291

Minister of Community, Sport and Cultural Development	Ministry of Community, Sport and Cultural Development	300,265
	Auditor General for Local Government	2,600	302,865

Minister of Education(1)	Ministry of Education	5,308,638
	Capital Funding	435,461	5,744,099

Minister of Energy and Mines(1)	Ministry of Energy and Mines	414,622
	Capital Funding	44,506	459,128

Minister of Environment	Ministry of Environment	108,120	108,120

Minister of Finance	Ministry of Finance	168,373
	Management of Public Funds and Debt	1,287,491
	Contingencies (All Ministries) and New Programs	300,000
	Commissions on Collection of Public Funds	1
	Allowances for Doubtful Revenue Accounts	1
	Tax Transfers	1,091,405	2,847,271

ESTIMATES, 12/13

SUMMARY OF MINISTERIAL ACCOUNTABILITY FOR OPERATING EXPENSES (Continued)	Schedule F
(for the Fiscal Year Ending March 31, 2013)
($000)

		Voted Appropriation	2012/13
		Operating	Estimated
Minister Responsible	Voted Appropriations in 2012/13 Estimates	Expenses (net)	Amount

Minister of Forests, Lands and Natural Resource Operations	Ministry of Forests, Lands and Natural Resource Operations	442,980
	Forest Practices Board	3,815	446,795

Minister of Health(1)	Ministry of Health	16,032,867
	Capital Funding	437,838	16,470,705

Minister of Jobs, Tourism and Innovation	Ministry of Jobs, Tourism and Innovation	234,108	234,108

Minister of Justice and Attorney General	Ministry of Justice	1,095,464
	Environmental Appeal Board and Forest Appeals Commission	2,075	1,097,539

Minister of Labour, Citizens’ Services and Open Government	Ministry of Labour, Citizens’ Services and Open Government	548,586	548,586

Minister of Social Development	Ministry of Social Development	2,456,780	2,456,780

Minister of Transportation and Infrastructure	Ministry of Transportation and Infrastructure	806,921	806,921

	Total Estimated Amount		35,109,983

	Not Applicable
	Legislation	69,271
	Officers of the Legislature	46,471
	Total Voted Expense	35,225,725

(1)  The Ministers of Advanced Education, Education, Energy and Mines, and Health each have operating expense accountability for a portion of the Capital Funding vote; these accountabilities have been allocated according to the distribution shown in Vote 46.

ESTIMATES, 12/13

ESTIMATED CONSOLIDATED REVENUE FUND OPERATING RESULT (1),(3)	Schedule G

($000)

Estimates (2)	Forecast (2)		Estimates
2011/12	2011/12		2012/13

		Revenue Summary (2)
19,330,075	19,539,000	Taxation revenue	20,465,000
2,986,000	2,753,000	Natural resource revenue	2,864,000
2,853,000	2,772,000	Other Revenue	2,688,000
6,152,883	6,169,000	Contributions from the Federal government	5,832,000
2,171,000	2,015,000	Contributions from the self-supported Crown corporations	2,339,000
33,492,958	33,248,000	Total Consolidated Revenue Fund Revenue	34,188,000

		Expense Summary (3)
68,862	68,862	Legislation	69,271
45,819	45,819	Officers of the Legislature	46,471
9,008	9,008	Office of the Premier	9,008
80,030	80,030	Ministry of Aboriginal Relations and Reconciliation	80,141
1,963,369	1,963,369	Ministry of Advanced Education	1,971,938
65,771	65,771	Ministry of Agriculture	65,788
1,330,691	1,330,691	Ministry of Children and Family Development	1,333,291
253,907	253,907	Ministry of Community, Sport and Cultural Development	310,907
5,241,877	5,241,877	Ministry of Education	5,314,848
437,210	437,210	Ministry of Energy and Mines	439,569
129,947	129,947	Ministry of Environment	128,925
175,521	175,521	Ministry of Finance	172,574
589,602	589,602	Ministry of Forests, Lands and Natural Resource Operations	602,034
15,732,924	15,621,924	Ministry of Health	16,180,117
237,668	237,668	Ministry of Jobs, Tourism and Innovation	234,608
1,044,705	1,105,705	Ministry of Justice	1,110,249
542,824	542,824	Ministry of Labour, Citizens’ Services and Open Government	548,586
2,338,463	2,338,463	Ministry of Social Development	2,456,780
806,922	806,922	Ministry of Transportation and Infrastructure	806,921
1,349,301	1,264,900	Management of Public Funds and Debt	1,287,491
3,088,537	2,872,235	Other Appropriations(4)	2,461,483
35,532,958	35,182,255	Subtotal	35,631,000
—	1,599,000	Liability for reimbursement of HST transition funding	—
—	(23,255)	Reversal of prior year over accrual	—
35,532,958	36,758,000	Total Consolidated Revenue Fund Expense	35,631,000
(2,040,000)	(3,510,000)	Consolidated Revenue Fund Operating Result	(1,443,000)

(1)          The 2011/12 Estimates and Forecast amounts have been restated to conform with the 2012/13 Estimates presentation. Schedule A presents a detailed reconciliation of all expense restatements.

(2)          Excludes revenue collected on behalf of, and transferred to, other entities (see Schedule E).

(3)          Expenses are reported after deducting cost recoveries received from other entities within, and external to, the Consolidated Revenue Fund.

(4)          See page 12 for details on Other Appropriations.

ESTIMATES, 12/13

ESTIMATED REVENUE BY SOURCE (1)	Schedule H
(for the Fiscal Year Ending March 31, 2013)
($millions)

						Grants	Contribution	Contribution
						and	from	from
		Natural	Fees &	Investment		internal	Federal	Government
	Taxation	Resources	Licences	Earnings	Misc	transfers	Government	Enterprises	Total
Consolidated Revenue Fund	20,465	2,864	2,688	65	181		5,832	2,093	34,188
Accounting adjustments								(236)	(236)
Contributions from government enterprises								(2,093)	(2,093)
	20,465	2,864	2,688	65	181	—	5,832	(236)	31,859
Expense recoveries:
Expenses netted from revenue	20	7	123		22				172
Expenses recovered from external entities		67	223	854	501		703	236	2,584
	20	74	346	854	523	—	703	236	2,756
Service delivery agency revenue:
School Districts			148	10	257	5,107	66		5,588
Universities			1,032	127	826	1,696	412		4,093
Colleges and Institutes			286	5	151	653	6		1,101
Health Authorities and Hospital Societies			318	10	448	11,630	25		12,431
Community Living BC						705			705
BC Housing Management Commission			5	1	45	405	176		632
BC Pavilion Corporation					56	45	5		106
BC Transit	89		68	3	1	161	3		325
BC Transportation Financing Authority	435				4	169	26		634
Other service delivery agencies	79	48	32	32	503	369	3		1,066
	603	48	1,889	188	2,291	20,940	722	—	26,681
Revenue from internal transfers and other adjustments				(24)	52	(20,940)			(20,912)
	603	48	1,889	164	2,343	—	722	—	5,769
Net earnings of government enterprises:
BC Hydro								566	566
BC Liquor Distribution								906	906
BC Lottery Corporation								1,115	1,115
Insurance Corporation of British Columbia								146	146
Other commercial Crown corporations								(16)	(16)
	—	—	—	—	—	—	—	2,717	2,717
Total Revenue by Source	21,088	2,986	4,923	1,083	3,047	—	7,257	2,717	43,101

(1)             The Estimated Revenue by Source schedule is presented for information purposes and provides further detail on the revenue collected by ministries and other organizations that make up the government reporting entity. Adjustments to CRF revenue are required to eliminate transfers between ministries and service delivery agencies and dividends from commercial Crown corporations to avoid double counting. Total CRF revenue is adjusted for recoveries from external sources and to report the revenue that had expenses netted against it. These adjustments are offset by a corresponding increase in expense (see Schedule I). Service delivery agencies receive revenue directly from external sources such as federal grants, fees for goods and services, and investment earnings. Under generally accepted accounting principles, commercial Crown corporation net earnings are reported as revenue. Figures have been rounded to the nearest million.

ESTIMATES, 12/13

ESTIMATED EXPENSE BY FUNCTION (1)	Schedule I
(for the Fiscal Year Ending March 31, 2013)
($millions)

						Natural
				Protection of		Resources &
			Social	Persons &	Trans-	Economic		General
	Health	Education	Services	Property	portation	Development	Other	Government	Interest	Total
Legislation								69		69
Officers of the Legislature				21				25		46
Office of the Premier								9		9
Ministry of Aboriginal Relations and Reconciliation				75		5				80
Ministry of Advanced Education		1,972								1,972
Ministry of Agriculture						66				66
Ministry of Children and Family Development	276		1,010	47						1,333
Ministry of Community, Sport and Cultural Development						1	309	1		311
Ministry of Education		5,287					28			5,315
Ministry of Energy and Mines				27		65	347			439
Ministry of Environment						119	10			129
Ministry of Finance							16	157		173
Ministry of Forests, Lands and Natural Resource Operations						586	16			602
Ministry of Health	16,180									16,180
Ministry of Jobs, Tourism and Innovation		104		5		122	1	3		235
Ministry of Justice	4		68	997				41		1,110
Ministry of Labour, Citizens’ Services and Open Government				12				537		549
Ministry of Social Development	122	64	2,271							2,457
Ministry of Transportation and Infrastructure				25	781	1				807
Management of Public Funds and Debt									1,287	1,287
Contingencies (All Ministries) and New Programs						40	260			300
Capital Funding	438	579					45			1,062
Tax Transfers			523			432		136		1,091
Other Appropriations						6		3		9
Consolidated Revenue Fund	17,020	8,006	3,872	1,209	781	1,443	1,032	981	1,287	35,631
Expenses recovered from external entities	382	548	71	174	41	218	276	225	821	2,756
Grants and other internal transfers	(11,950)	(7,584)	(797)	(49)	(195)	(70)	(482)	—	—	(21,127)
Total direct program spending	5,452	970	3,146	1,334	627	1,591	826	1,206	2,108	17,260
Service delivery agency program expense:
School Districts		5,568							1	5,569
Universities		4,012							38	4,050
Colleges and Institutes		1,090							5	1,095
Health Authorities and Hospital Societies	12,358								73	12,431
Community Living BC			705							705
BC Housing Management Commission							632			632
BC Pavilion Corporation						119				119
BC Transit					317				8	325
BC Transportation Financing Authority					683				263	946
Other service delivery agencies	160	121	77	46	28	122	162	1	20	737
	12,518	10,791	782	46	1,028	241	794	1	408	26,609
Total Expense by Function	17,970	11,761	3,928	1,380	1,655	1,832	1,620	1,207	2,516	43,869

(1)             The Expense by Function schedule is presented for information purposes and provides a reconciliation between the spending by ministries and other organizations that make up the government reporting entity and the main categories of government expense. Appropriations are shown as voted (i.e. net of recoveries). Total CRF spending is adjusted for expenses whose cost was recovered from external sources and for expenses that were netted from revenue. This adjustment is offset by an equivalent adjustment to revenue (see Schedule H). Service delivery agencies also provide services that are not funded by grants from the provincial government. These costs are funded from external sources such as federal grants, fees or investment earnings (see Schedule H) Figures have been rounded to the nearest million.

ESTIMATES, 12/13

SERVICE DELIVERY AGENCIES ESTIMATED REVENUES AND EXPENSES (1)	Schedule J
($000)

	Estimates	Forecast	Estimates
	2011/12	2011/12	2012/13
Service Delivery Agencies:

School Districts
Revenue	5,525,900	5,681,000	5,587,800
Expense	(5,512,900)	(5,532,200)	(5,569,500)
	13,000	148,800	18,300
Accounting adjustments (2)	276,400	169,000	258,100
Net impact	289,400	317,800	276,400

Universities
Revenue	3,947,300	3,946,600	4,093,200
Expense	(3,879,700)	(3,909,500)	(4,050,300)
	67,600	37,100	42,900
Accounting adjustments (2)	1,400	51,000	35,100
Net impact	69,000	88,100	78,000

Colleges and Institutes
Revenue	1,069,300	1,103,300	1,100,600
Expense	(1,062,900)	(1,097,000)	(1,095,200)
	6,400	6,300	5,400
Accounting adjustments (2)	(39,900)	(35,200)	(43,600)
Net impact	(33,500)	(28,900)	(38,200)

Health Authorities and Hospital Societies
Revenue	11,989,400	12,107,500	12,431,200
Expense	(11,989,500)	(12,091,600)	(12,431,200)
	(100)	15,900	—
Accounting adjustments (2)	183,400	179,300	155,200
Net impact	183,300	195,200	155,200

Community Living BC
Revenue	701,000	708,200	705,200
Expense	(701,000)	(708,100)	(705,200)
	—	100	—
Accounting adjustments (2)	4,800	1,100	(700)
Net impact	4,800	1,200	(700)

British Columbia Housing Management Commission
Revenue	789,600	771,300	632,300
Expense	(789,600)	(771,300)	(632,300)
	—	—	—
Accounting adjustments (2)	—	(6,000)	—
Net impact	—	(6,000)	—

ESTIMATES, 12/13

SERVICE DELIVERY AGENCIES ESTIMATED REVENUES AND EXPENSES (Continued) (1)	Schedule J
($000)

	Estimates	Forecast	Estimates
	2011/12	2011/12	2012/13
Service Delivery Agencies:

BC Pavilion Corporation
Revenue	89,300	136,700	105,600
Expense	(112,600)	(141,000)	(119,000)
	(23,300)	(4,300)	(13,400)
Accounting adjustments (2)	127,100	137,600	(35,200)
Net impact	103,800	133,300	(48,600)

British Columbia Transit
Revenue	308,100	302,500	325,200
Expense	(308,100)	(299,500)	(325,200)
	—	3,000	—
Accounting adjustments (2)	5,100	(32,200)	(25,100)
Net impact	5,100	(29,200)	(25,100)

BC Transportation Financing Authority
Revenue	665,200	664,600	633,600
Expense	(947,500)	(862,700)	(946,200)
	(282,300)	(198,100)	(312,600)
Accounting adjustments (2)	(115,000)	(114,900)	(111,100)
Net impact	(397,300)	(313,000)	(423,700)

Other Service Delivery Agencies
Revenue	1,059,900	746,300	1,066,300
Expense	(708,200)	(711,100)	(734,900)
	351,700	35,200	331,400
Accounting adjustments (2)	339,700	189,300	(17,700)
Net impact	691,400	224,500	313,700

Net operating results of service delivery agencies
Revenue	26,145,000	26,168,000	26,681,000
Accounting adjustments (2)	783,000	539,000	215,000
Net revenue	26,928,000	26,707,000	26,896,000
Expense	(26,012,000)	(26,124,000)	(26,609,000)
Accounting adjustments (2)	—	—	—
Net expense	(26,012,000)	(26,124,000)	(26,609,000)
Net operating result	916,000	583,000	287,000

(1)          Figures have been rounded to the nearest one hundred thousand.

(2)          The accounting adjustment conforms service delivery agency accounting policies with those of government and eliminates transfers among service delivery agencies to avoid double counting.

ESTIMATES, 12/13

CAPITAL EXPENDITURE SUMMARY — CRF AND SERVICE DELIVERY AGENCIES (1),(2)	Schedule K

(for the Fiscal Year Ending March 31, 2013)

($000)

				Protection
			Social	of Person	Trans-	Natural		General
	Health	Education	Services	& Property	portation	Resources	Other	Government	Total

BC Transportation Financing Authority					1,069,000				1,069,000
British Columbia Transit					90,000				90,000
BC Housing/Provincial Rental Housing							56,000		56,000
Government Operating (Ministries) (3)	17,000	2,000	33,000	13,000	4,000	76,000	124,000	185,000	454,000
Schools		486,000							486,000
Universities		648,000							648,000
Colleges		40,000							40,000
Health sector	879,000								879,000
Other			5,000	4,000		17,000	9,000		35,000
Total	896,000	1,176,000	38,000	17,000	1,163,000	93,000	189,000	185,000	3,757,000

TAXPAYER-SUPPORTED STAFF UTILIZATION	Schedule L

(for the Fiscal Year Ending March 31, 2013)

(FTEs (4))

Estimates	Forecast		Estimates
2011/12	2011/12		2012/13

26,156	27,170	Ministries and special offices (CRF)	26,891
4,441	4,506	Service delivery agencies	4,568
30,597	31,676	Total taxpayer-supported staff utilization	31,459

(1)	Figures have been rounded to the nearest million.
(2)

Represents infrastructure-related capital expenditures funded through the provincial government, taxpayer-supported Crown corporations and agencies, schools, post-secondary institutions and health authorities/societies. This breakdown of capital spending by function is presented for information purposes.

(3)	Represents Consolidated Revenue Fund capital in Schedule C.
(4)

Full-time equivalents (FTEs), a measure of staff employment, are calculated by dividing the total hours of employment paid for in a given period by the number of hours an individual, full-time person would normally work in that period. This does not equate to the physical number of employees. For example, two half-time employees would equal one FTE; or alternatively three FTEs may represent two full-time employees who have worked sufficient overtime hours to equal an additional FTE.

ESTIMATES, 12/13

EXPLANATORY NOTES ON THE GROUP ACCOUNT CLASSIFICATIONS

OPERATING EXPENSES

Voted expenses for special offices, ministries and other appropriations are presented in the Estimates on the basis of a group account classification system. Each group account represents a broad category of expenses and is comprised of specific components (standard object of expense). A supplementary publication, Supplement to the Estimates, provides details for each special office, ministry and other appropriation at the standard object of expense level. Both publications can be found on the government of British Columbia’s Budget web site at http://www.bcbudget.gov.bc.ca/. The account classification system is described below in more detail.

Salaries and Benefits

•                 Base Salaries — includes the cost of base salaries, overtime pay and lump sum payments for all permanent and temporary direct employees of the government.

•                 Supplementary Salary Costs — includes the cost of extra pay for certain types of work such as shift differential, premiums and allowances.

•                 Employee Benefits — includes the cost of employer contributions to employee benefit plans and pensions. Other benefits paid by the employer such as relocation and transfer expenses are also included.

•                 Legislative Salaries and Indemnities — includes the cost of the annual MLA indemnity and supplementary salaries as authorized under section 4 of the Members’ Remuneration and Pensions Act. Salaries for the Officers of the Legislature are also included.

Operating Costs

•                 Boards, Commissions and Courts — Fees and Expenses — includes fees paid to board and commission members, juries and witnesses, and related travel and out-of-pocket expenses.

•                 Public Servant Travel — includes travel expenses of direct government employees and officials on government business including prescribed allowances.

•                 Centralized Management Support Services — includes central agency charges to ministries for services such as legal services.

•                 Professional Services — includes fees and expenses for professional services rendered directly to government for the provision of goods and services in the delivery of government programs, the provision of goods or services that are required by statute or legislation and are billed directly to the government, and the provision of goods or services that will assist in the development of policy and/or programs or improve/change the delivery of programs, such as management consulting services.

•                Information Systems — Operating — includes all contract fees and costs related to data, voice, image and text processing operations and services such as data and word processing, data communications charges, supplies, repairs, maintenance and short-term rentals of information processing equipment.

•                 Office and Business Expenses — includes supplies and services required for the operation of offices.

•                 Informational Advertising and Publications — includes costs associated with non-statutory advertising and general publications.

•                 Statutory Advertising and Publications — includes costs associated with special notices and publications required by statute and regulations.

•                 Utilities, Materials, and Supplies — includes the cost of services such as the supply of water and electricity, materials and supplies required for normal operation of government services and food for institutions.

•                 Operating Equipment and Vehicles — includes the costs associated with the repair and maintenance of government vehicles, and operating machinery and equipment.

•                 Non-Capital Roads and Bridges — includes highway costs recovered from the BC Transportation Financing Authority, costs for minor enhancements to capitalized infrastructure, as well as non-highway road costs.

•                 Amortization — includes the amortization of the cost of capital assets and prepaid capital advances over their useful lives.

•                 Building Occupancy Charges — includes payments to the private sector, for the rental and maintenance of buildings and office accommodation, including tenant improvements that do not meet the criteria for capitalization.

ESTIMATES, 12/13

EXPLANATORY NOTES ON THE GROUP ACCOUNT CLASSIFICATIONS (Continued)

Government Transfers

•                 Transfers — Grants — includes discretionary grants to individuals, businesses, non-profit associations and others, where there are no contractual requirements.

•                 Transfers — Entitlements — includes non-discretionary payments to individuals, businesses or other entities, where eligible recipients must be paid under statute, formula or regulation, and where there are no ongoing contractual obligations.

•                 Transfers — Agreements — includes payments and reimbursements under contract, formal agreement or shared cost agreement to individuals, businesses or other entities for purposes specified in an agreement.

Other Expenses

•                 Transfers Between Votes and Special Accounts — includes transfers (payments) between a vote and a special account.

•                 Interest on the Public Debt — includes only interest payments on the direct provincial debt borrowed for government purposes.

•                 Other Expenses — includes expenses such as Provincial Treasury banking charges, financing costs, valuation allowances and other expenses which cannot be reasonably allocated to another standard object of expense.

Internal Recoveries

•                 Recoveries Between Votes and Special Accounts — includes recoveries between a vote and a special account.

•                 Recoveries Within the Consolidated Revenue Fund — includes recoveries for the use of equipment or the provision of goods and services between ministries of the provincial government.

External Recoveries

•                 Recoveries Within the Government Reporting Entity — includes costs and amounts recovered from government corporations, organizations and agencies, the offset for commissions paid for the collection of government revenues and accounts, and the write-off of uncollectible revenue related accounts.

•                 Recoveries External to the Government Reporting Entity — includes costs and amounts recovered from other governments and non-government organizations.

CAPITAL EXPENDITURES

Capital expenditures for special offices, ministries and other appropriations are presented in the Estimates under Capital Expenditures and in Schedule C. The Supplement to the Estimates provides details for each special office, ministry and other appropriation at the standard object of capital expenditure level. The category of assets is described below.

•                 Land — includes the purchased or acquired value for parks and other recreation land, and land directly associated with capitalized infrastructure (buildings, ferries and bridges) but does not include land held for resale.

•                 Land Improvements — includes the capital costs for improvements to dams and water management systems and recreation areas.

•                 Buildings — includes the purchase, construction or major improvement of buildings owned by the Consolidated Revenue Fund.

•                 Specialized Equipment — includes the purchase or capital lease cost of heavy equipment such as tractors and trailers, as well as telecommunications relay towers and switching equipment.

•                 Office Furniture and Equipment — includes the cost or capital lease cost of office furniture and equipment.

•                 Vehicles — includes the purchase or capital lease cost of passenger, light truck and utility vehicles.

•                 Information Systems — includes the purchase or capital lease cost of mainframe and other systems hardware, software and related equipment.

•                 Tenant Improvements — includes the cost or capital lease cost of improvements to leased space.

•                 Roads — includes the capital costs for construction or major improvements of roads, highways, bridges and ferries.